     As filed with the Securities and Exchange Commission on April 22, 2002.



                                                     Registration Nos. 333-59896

                                                   and 59896-01 through 59896-11
 ===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1 TO


                                    FORM S-1

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                      BETTER MINERALS & AGGREGATES COMPANY
                  AFFILIATE GUARANTORS LISTED ON SCHEDULE BELOW

             (Exact Name of Registrant as Specified in Its Charter)


                DELAWARE                               1446-1                             55-0749125
      (State or Other Jurisdiction          (Primary Standard Industrial       (I.R.S. Employer Identification
    of Incorporation or Organization)        Classification Code Number)                   Number)

                                                                               GARY E. BOCKRATH
                                                                  VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                ROUTE 522 NORTH, P.O. BOX 187                        Better Minerals & Aggregates Company
            BERKELEY SPRINGS, WEST VIRGINIA 25411                       Route 522 North, P.O. Box 187
                       (304) 258-2500                               Berkeley Springs, West Virginia 25411
                                                                                (304) 258-2500
     (Address, Including Zip Code, and Telephone Number,           (Name, Address, Including Zip Code, and
  Including Area Code, of Registrant's Principal Executive        Telephone Number, Including Area Code, of
                          Offices)                                      Agent for Service of Process)


                                 WITH A COPY TO:

                               JEFFREY J. DELANEY
                             Pillsbury Winthrop LLP
                             One Battery Park Plaza
                               New York, NY 10004


                                 (212) 858-1292


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]


If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ______

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _____

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                   SCHEDULE OF REGISTRANT AFFILIATE GUARANTORS

                                                                                                Primary Standard
                                                                                                   Industrial        I.R.S. Employer
      Exact Name of Registrant Affiliate Guarantors As Specified                                 Classification      Identification
                     in Their Respective Charters                        State of Formation          Number              Number
------------------------------------------------------------------------------------------------------------------------------------
                          U.S. Silica Company                                 Delaware                1446             23-0958670
                        BMAC Services Co., Inc.                               Delaware               1446-1            55-0777773
                     Better Materials Corporation                           Pennsylvania              1429             23-1542403
                          BMC Trucking, Inc.                                  Delaware                4212             23-2986246
                      Chippewa Farms Corporation                            Pennsylvania              9999             23-2160463
          Commercial Aggregates Transportation and Sales, LLC                 Delaware                4212             25-1846125
                  The Fulton Land and Timber Company                        Pennsylvania              1446             23-1622540
                       George F. Pettinos, Inc.                               Delaware                1442             23-0966840
                         Ottawa Silica Company                                Delaware                1446             94-3093543
                  Pennsylvania Glass Sand Corporation                         Delaware                1446             94-3024593
                     Stone Materials Company, LLC                             Delaware               1422-1            52-2205266




     ======================================================================

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++


                   SUBJECT TO COMPLETION, DATED APRIL 22, 2002


Prospectus

Better Minerals & Aggregates Company
13% Senior Subordinated Notes due 2009

We issued the 13% Senior Subordinated Notes due 2009, which have been registered under the Securities Act of 1933, in exchange for our 13% Senior Subordinated Notes due 2009 in an exchange offer consummated in May 2000.

Maturity


     .   The notes will mature on September 15, 2009.


Interest


     . Interest on the notes is payable on March 15 and September 15 of each year.


Redemption


     . We may redeem some or all of the notes at any time after September 15, 2004.

     . We may also redeem up to 35% of the notes prior to September 15, 2002 with the net proceeds of certain equity issuances.

     .   The redemption prices are described on page 52.


Change of Control


     . If we experience a change of control, we must offer to purchase the notes at 101% of the principal amount, plus accrued and unpaid interest.


Security and Ranking


     .   The notes are not secured by any collateral.

     . The notes are subordinated to all of our senior debt, rank equally with all of our other senior subordinated debt and rank senior to all of our subordinated debt.


Guarantees


     . If we fail to make payments on the notes, our guarantor subsidiaries must make them instead. These guarantees are senior subordinated obligations of our guarantor subsidiaries. Our domestic subsidiaries guarantee the notes.

We prepared this prospectus for use by J.P. Morgan Securities Inc. in connection with offers and sales related to market-making transactions in the notes. J.P. Morgan Securities Inc. may act as principal or agent in these transactions. These sales will be made at prices related to prevailing market prices at the time of sale at prices related thereto or at negotiated prices. We will not receive any of the proceeds of these sales.


YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 5 OF THIS PROSPECTUS IN EVALUATING AN INVESTMENT IN THE NOTES.

                 _______________________________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                 _______________________________________________



                    The date of this prospectus is [_], 2002.

                                TABLE OF CONTENTS


                                                                                                           Page
                                                                                                           ----
Where You Can Find More Information ..................................................................       i
Forward-Looking Statements ...........................................................................       i
Industry Data ........................................................................................       ii
Measurements .........................................................................................       ii
Summary ..............................................................................................       1
Risk Factors .........................................................................................       5
Use of Proceeds ......................................................................................       12
Capitalization .......................................................................................       12
Selected Financial Data ..............................................................................       13
Management's Discussion and Analysis of Financial Condition
  and Results of Operations ..........................................................................       15
Business .............................................................................................       28
Management ...........................................................................................       37
Certain Relationships and Related Transactions .......................................................       43
Security Ownership of Certain Beneficial Owners and Management .......................................       44
Description of the Senior Secured Credit Agreement ...................................................       48
Description of the Notes .............................................................................       51
Book-Entry; Delivery and Form ........................................................................       89
Plan of Distribution .................................................................................       92
Legal Matters ........................................................................................       92
Experts ..............................................................................................       92
Index to Consolidated Financial Statements ...........................................................      F-1

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual and quarterly reports and other information with the Securities and Exchange Commission. You may read and copy any reports, documents and other information we file at the Securities and Exchange Commission's public reference room at 450 Fifth Street, N.W., in Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the operation of the public reference room. Our filings are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at http://www.sec.gov.

         We filed a registration statement on Form S-1 to register the notes with the Securities and Exchange Commission. This prospectus is part of that registration statement. As allowed by the Securities and Exchange Commission's rules, this prospectus does not contain all of the information you can find in the registration statement and the exhibits to the registration statement.

         We have not authorized anyone to give you any information or to make any representations about us or the transactions we discuss in this prospectus other than those contained in this prospectus. If you are given any information or representations about these matters that is not discussed in this prospectus, you must not rely on that information. This prospectus is not an offer to sell or a solicitation of an offer to buy securities anywhere or to anyone where or to whom we are not permitted to offer or sell securities under applicable law. The delivery of this prospectus does not, under any circumstances, mean that there has not been a change in our affairs since the date of this prospectus. It also does not mean that the information in this prospectus is correct after this date.

                           FORWARD-LOOKING STATEMENTS

         This prospectus contains statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. We have based these forward-looking statements on our current expectations and projections about future events. Although we believe that our plans, intentions and expectations reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that our plans, intentions or expectations will be achieved. We caution investors that all forward-looking statements involve risks and uncertainties, including those arising out of economic, climatic, political, regulatory, competitive and other factors. The forward-looking statements in this document are intended to be subject to the safe harbor protection provided by Section 27A and Section 21E. Important factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements we make in this prospectus are set forth in this prospectus. We believe that the following factors, among others, could affect our future performance and cause actual results to differ materially from those expressed or implied by forward-looking statements made in this prospectus:


         . general and regional economic conditions, including the economy in the states in which we have production facilities and in which we sell our products;

         .    demand for residential and commercial construction;

         .    demand for automobiles and other vehicles;

         .    interest rate changes and changes in financial markets generally;

         . levels of government spending on road and other infrastructure construction;

         . the competitive nature of the industrial minerals and aggregates industries;

         . operating risks typical of the industrial minerals and aggregates industries;

         . difficulties in, and unanticipated expense of, assimilating newly-acquired businesses;

         . fluctuations in prices for, and availability of, transportation, power, petroleum-based products and other energy products;

         .    unfavorable weather conditions;

         . regulatory compliance, including compliance with environmental and silica exposure regulations, by us and our customers;

         . product liability litigation by our customers' employees affecting us;

         . changes in the demand for our products due to the availability of substitutes for products of our customers; and

         .    labor unrest.


Except for our obligations under the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, our future performance may differ materially from that expressed or implied by the forward-looking statements discussed in this prospectus.

                                  INDUSTRY DATA

Information contained in this prospectus concerning the industrial minerals and aggregates industries, our general expectations concerning these industries and our market position and market share within these industries and the end use markets we serve are based on estimates prepared by us using data from various sources (primarily the U.S. Geological Survey, including its web site at www.usgs.gov, the Committee on Environment and Public Works of the United States Senate and data from our internal research) and on assumptions made by us, based on that data and our knowledge of these industries, which we believe to be reasonable. We believe data regarding the industrial minerals and aggregates industries and our market position and market share within those industries and the end use markets we serve are inherently imprecise, but are generally indicative of their size and our market position and market share within those industries and end use markets. While we are not aware of any misstatements regarding any industry data presented in this prospectus, our estimates, particularly as they relate to our general expectations concerning the industrial minerals and aggregates industries, involve risks and uncertainties and are subject to change based on various factors, including those discussed under the caption "Risk Factors" and elsewhere in this prospectus. Information contained in this prospectus relating to the Transportation Equity Act for the 21st Century ("TEA-21") comes primarily from the United States Department of Transportation's web site located at www.fhwa.dot.gov. The information contained in, or linked to, the web sites referenced in this paragraph does not constitute part of this prospectus.

                                  MEASUREMENTS

         When used in this prospectus:


         . data in tons or tonnage is measured in "short" tons (2,000 pounds);

         . mesh refers to size measured in sieve openings per square inch and thus as mesh size increases, particle size decreases; and

         .    microns refer to size (one micron is equal to 0.00004 of an inch).

                                     SUMMARY

         This summary highlights information contained elsewhere in this prospectus. This prospectus includes information about the notes, as well as information regarding our business. You should read this entire prospectus carefully, including the "Risk Factors" section and the financial statements and the notes thereto. Unless otherwise indicated or the context otherwise requires, all references in this prospectus to "we," "us," "our" and similar terms refer to Better Minerals & Aggregates Company and its direct and indirect subsidiaries, and all references to the "issuer" refer to Better Minerals & Aggregates Company only and not to any of its subsidiaries.

                      Better Minerals & Aggregates Company

         We mine, process and market industrial minerals, principally industrial silica, in the eastern and midwestern United States. We also mine, process and market aggregates and produce and market hot mixed asphalt in certain parts of Pennsylvania and New Jersey.


         We are the second leading producer of industrial silica in the United States, accounting for approximately 24% of industry volume in 2001, and believe that we have leading positions in most of our key end use markets for our silica products, typically occupying the number one or two position by sales. These end use markets include container glass, fiberglass, specialty glass, flat glass, fillers and extenders, chemicals and ceramics. We also supply our silica products to the foundry, building materials and other end use markets.


         Our customers use our aggregates, which consist of high quality crushed stone, construction sand and gravel, for road construction and maintenance, other infrastructure projects and residential and commercial construction and to produce hot mixed asphalt and concrete products. We also use our aggregates to produce hot mixed asphalt.


         We operate a network of 27 production facilities in 14 states. Many of our production facilities are located near major modes of transportation and our significant customers, which reduces transportation costs and enhances customer service. Our principal industrial minerals and aggregates properties each have deposits that we believe will support production in excess of 15 years. Our industrial minerals business (substantially all the sales of which consist of silica products) and our aggregates business accounted for 61% and 39% of our sales, respectively, for the year ended December 31, 2001.


         The issuer is incorporated in Delaware with principal executive offices located at Route 522 North, P.O. Box 187, Berkeley Springs, West Virginia 25411. Its telephone number is (304) 258-2500.

                        Summary of the Terms of the Notes

         The following summary contains basic information about the notes. It does not contain all the information that may be important to you. For a more complete description of the notes, please refer to the section of this prospectus entitled "Description of the Notes."

Issuer .......................    Better Minerals & Aggregates Company.

Notes Outstanding ............    $150,000,000 aggregate principal amount of 13%
                                  Senior Subordinated Notes due 2009.

Maturity .....................    September 15, 2009.

Interest .....................    Annual rate: 13%. Payment frequency: every six
                                  months on March 15 and September 15.

Optional Redemption ..........    After September 15, 2004, the issuer may
                                  redeem some or all of the notes at the
                                  redemption prices listed in the "Description of the Notes" section of this prospectus under the heading "Optional Redemption." Prior to that date, the issuer may not redeem the notes, except as described in the following paragraph. At any time prior to September 15, 2002, the issuer may redeem up to 35% of the original aggregate principal amount of the notes with the net cash proceeds of certain equity offerings at a redemption price equal to 113% of the principal amount thereof plus accrued and unpaid interest, so long as (a) at least 65% of the original aggregate amount of the notes remains outstanding after each such redemption and
                                    (b) any such redemption by the issuer is made within 90 days of that equity offering. See "Description of the Notes--Optional Redemption."

Change of Control ...............   Upon the occurrence of a transaction meeting
                                    the definition of a change of control,
                                    unless the issuer has exercised its right to redeem all of the notes as described above, you will have the right to require the issuer to purchase all or a portion of your notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of purchase. See "Description of the
                                    Notes--Change of Control."

Note Guarantees .................   The notes will be fully and unconditionally
                                    guaranteed by an unsecured note guarantee made by each of the issuer's existing and future Domestic Subsidiaries (as defined in "Description of the Notes--Certain
                                    Definitions"). The notes will also be fully and unconditionally guaranteed by an unsecured note guarantee made by each existing and future Foreign Subsidiary (as defined in "Description of the
                                    Notes--Certain Definitions") that guarantees any debt (other than debt of a Restricted
                                    Subsidiary (as defined in "Description of the Notes--Certain Definitions") that is not a note guarantor) (collectively, the "note guarantors"). The notes are currently guaranteed by all of the issuer's subsidiaries except its Canadian subsidiary, which has an immaterial amount of assets and liabilities. The note guarantees are subordinated to the guarantees of senior debt of the issuer issued by the note guarantors under the senior secured credit agreement. See "Description of the
                                    Notes--Note Guarantees."

Ranking .........................   The notes are unsecured and:

                                    .   are subordinated in right of payment to
                                        all of the existing and future senior
                                        debt of the issuer;

                                    .   rank equally in right of payment with
                                        any of the issuer's existing and future
                                        senior subordinated debt;

                                    .   rank senior in right of payment to any
                                        of the issuer's existing and future
                                        subordinated debt;

                                    .   are effectively subordinated to any
                                        secured debt of the issuer and its
                                        subsidiaries to the extent of the value
                                        of the assets securing that debt; and

                                    .   are effectively subordinated to all
                                        liabilities (including trade payables)
                                        and preferred stock of each subsidiary
                                        of the issuer that is not a note
                                        guarantor.

                                    The issuer is a holding company that derives all of its operating income and cash flow from its subsidiaries.

                                    Similarly, the note guarantees of each note guarantor are unsecured and:


                                    .   are subordinated in right of payment to
                                        all of that note guarantor's existing
                                        and future senior debt;

                                    .   rank equally in right of payment with
                                        any of that note guarantor's existing
                                        and future senior subordinated debt;

                                    .   rank senior in right of payment to any
                                        of that note guarantor's existing and
                                        future subordinated debt; and

                                    .   are effectively subordinated to any
                                        secured debt of that note guarantor and
                                        its subsidiaries to the extent of the
                                        value of the assets securing that debt.
                                        See "Description of the Notes--Ranking."

                                    As of December 31, 2001:

                                    .   the issuer had $137.1 million of senior
                                        debt (excluding unused commitments under the senior secured credit agreement), all of which was secured debt;

                                    .   the issuer did not have any senior
                                        subordinated debt other than the notes
                                        or any debt that was subordinate in
                                        right of payment to the notes;

                                    .   the note guarantors had $986,000 of
                                        senior debt (excluding their guarantees
                                        of the issuer's debt under the senior
                                        secured credit agreement);

                                    .   the note guarantors did not have any
                                        senior subordinated debt other than
                                        their note guarantees or any debt that
                                        was subordinate in right of payment to
                                        the note guarantees; and

                                    .   the issuer's Canadian subsidiary had an
                                        immaterial amount of liabilities.

                                    The indenture governing the notes permits us to incur a significant amount of additional senior debt.

Certain Covenants ............      The indenture, among other things, restricts
                                    the issuer's ability and the ability of its Restricted Subsidiaries to:

                                    .   incur debt;

                                    .   guarantee other debt;

                                    .   make distributions, redeem equity
                                        interests or redeem
                                        subordinated debt;

                                    .   make investments;

                                    .   sell assets;

                                    .   enter into agreements that restrict
                                        dividends from subsidiaries;

                                    .   merge or consolidate;

                                    .   enter into transactions with affiliates;
                                        and

                                    .   sell capital stock of subsidiaries.

                                    These covenants are subject to a number of important exceptions and qualifications. See "Description of the Notes--Certain Covenants" and "Description of the Notes--Merger and Consolidation."


                                  Risk Factors


         You should carefully consider all of the information in this prospectus and, in particular, should evaluate the specific factors under "Risk Factors" beginning on page 5 and "Management's Discussion and Analysis of Financial Condition and Results of Operations - Significant Factors Affecting Our Business" beginning on page 23 for risks involved with an investment in the notes.

                                  RISK FACTORS


         You should carefully consider the following factors and factors under "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Significant Factors Affecting Our Business" in addition to the other information set forth in this prospectus in evaluating an investment in the notes.


Our High Level of Debt May Adversely Affect Our Ability To Repay the Notes


         As a result of our acquisitions, we have a substantial amount of debt. As of December 31, 2001, we had total debt of $288.1 million (excluding unused commitments) and total stockholder's equity of $48.8 million, giving us total debt representing 86% of total capitalization. In addition, subject to restrictions in the senior secured credit agreement and in the indenture, we may borrow more money for working capital, capital expenditures, acquisitions or other purposes.


         Our high level of debt could have important consequences for you, including the following:


         . we will need to use a large portion of the cash earned by our subsidiaries to pay principal and interest on the senior secured credit agreement, the notes and other debt, which will reduce the amount of cash available to us to finance our operations, to invest in additional plant and equipment, to make improvements to existing plant and equipment and to improve our technology capabilities;

         . our debt level makes us more vulnerable to economic downturns and adverse developments in our business;

         . we may have a much higher level of debt than certain of our competitors, which may put us at a competitive disadvantage;

         . we may have difficulty borrowing money in the future for working capital, capital expenditures, acquisitions or other purposes; and

         . some of our debt has a variable rate of interest, which exposes us to the risk of increased interest rates.


To Service Our Indebtedness, We Will Require a Significant Amount of Cash. Our Ability to Generate Cash Depends on Many Factors Beyond Our Control



         We expect to obtain the cash to pay our expenses and to pay the principal and interest on the notes, the senior secured credit agreement and other debt from the operations of our subsidiaries. Availability under the revolving credit facility will be important for us to maintain liquidity to pay obligations as they become due. Our ability to meet our expenses and debt service obligations depends on the future performance of our subsidiaries, which will be affected by financial, business, economic and other factors. We will not be able to control many of these factors, such as economic conditions and pressure from competitors. We cannot be certain that the cash earned by our subsidiaries will be sufficient to allow us to pay principal and interest on our debt (including the notes) and meet our other obligations. If we do not have enough cash, we may be required to refinance all or part of our existing debt, including the notes, sell assets, borrow more money or raise equity. We cannot guarantee that we will be able to refinance our debt, sell assets, borrow more money or raise equity on terms acceptable to us, or at all. For example, neither J.P. Morgan Partners, LLC ("JPMP LLC") nor D. George Harris & Associates, LLC ("DGHA") is obligated to make any additional equity investments in USS Holdings, Inc., our parent ("USS Holdings"). In addition, the terms of existing or future debt agreements, including the senior secured credit agreement and the indenture, may restrict us from adopting any of these alternatives.

         The indenture contains certain limitations on our operating flexibility. See "Description of the Notes--Certain Covenants." In addition, the senior secured credit agreement contains many similar and more stringent limitations and will prohibit us from prepaying certain of our other debt (including the notes) while debt under the senior secured credit agreement is outstanding. In addition, under the senior secured credit agreement, we must also comply with certain specified financial ratios. On February 25, 2002, the lenders under our senior secured credit agreement approved an amendment effective January 31, 2002 that waived any default under the required leverage ratio and interest coverage covenants as of December 31, 2001 and revised these covenants under the senior secured credit agreement for the period of March 31, 2002 through December 31, 2002. If we do not comply with these or other covenants and restrictions contained in the senior secured credit agreement, we could default under the senior secured credit agreement.


         Upon the occurrence of an event of default under the senior secured credit agreement, the lenders could declare all amounts outstanding under the senior secured credit agreement, together with accrued interest, to be immediately due and payable, which could cause all or a portion of our other debt, including the notes, to become immediately due and payable. If we were unable to repay those amounts, the lenders could proceed against the collateral granted to them to secure that debt. If the lenders under the senior secured credit agreement accelerate the payment of the debt, we cannot assure you that our assets would be sufficient to repay in full that debt and our other debt, including the notes. Furthermore, our ability to comply with the provisions of the senior secured credit agreement may be affected by events beyond our control. See "Description of the Senior Secured Credit Agreement."




Demand for Our Aggregates May Be Affected by Weather



         Poor weather during the peak season of our aggregates business from April through November could result in lower sales of aggregates by reducing or delaying road construction and maintenance, other infrastructure projects and residential and commercial construction. In the past, significant changes in weather conditions during this period have caused variations in demand for aggregates. In addition, because we are not as geographically diverse as some of our aggregates competitors, we may be more vulnerable than these competitors to poor weather conditions in the geographic areas in which we operate.




Our Future Performance Will Depend on Our Ability To Succeed in Competitive Markets

         We compete in highly competitive industries. Transportation costs are a significant portion of the total cost of industrial minerals and aggregates to customers, typically representing up to 50% of that cost. As a result, the industrial minerals and aggregates markets are typically local, and competition from beyond the local area is limited.


         The industrial silica industry is a competitive market that is characterized by a small number of large, national producers and a larger number of small, regional producers. We are the second leading producer of industrial silica in the United States, accounting for approximately 24% of industry volume in 2001. We compete with, among others, Unimin Corporation, Fairmount Minerals, Inc., Oglebay Norton Industrial Sands, Inc. and Badger Mining Corporation. Competition in the industrial minerals industry is based on price, consistency and quality of product, site location, distribution capability, customer service, reliability of supply, breadth of product offering and technical support. In addition, there is significant unutilized capacity in the industrial minerals industry that could adversely affect the pricing of our industrial minerals products.


         In recent years, the aggregates industry has seen increasing consolidation, although competition remains primarily local. Competition in the aggregates industry is based primarily on price, quality of product, site location, distribution capability and customer service. Due to the high cost of transportation relative to the value of the product, competition within the aggregates industry favors producers with aggregates production facilities in close proximity to transportation modes and customers. Accordingly, in Pennsylvania and New Jersey, we compete primarily with local or regional operations. In addition, in western Pennsylvania, slag, a residue from steel processing, also competes with our aggregates products.

         Many of our competitors are large companies that have greater financial resources than we do, may develop technology superior to ours and have production facilities that are located closer to key customers. We cannot guarantee that we will be able to compete successfully against our competitors in the future or that competition will not have a material adverse effect on us.




Our Business Is Subject to Extensive Environmental, Health and Safety
Regulations

         Environmental and Silica Exposure Regulations. We are subject to a variety of governmental regulatory requirements relating to the environment, including those relating to our handling of hazardous materials and air and wastewater emissions. Some environmental laws impose substantial penalties for noncompliance, and others, such as the federal Comprehensive Environmental Response, Compensation, and Liability Act, impose strict, retroactive and joint and several liability upon persons responsible for releases of hazardous substances. If we fail to comply with present and future environmental laws and regulations, we could be subject to liabilities or our operations could be interrupted. In addition, future environmental laws and regulations could restrict our ability to expand our facilities or extract our mineral deposits or could require us to acquire costly equipment or to incur other significant expenses in connection with our business. Although we believe we have made sufficient capital expenditures to achieve substantial compliance with existing environmental laws and regulations, future events, including changes in any environmental requirements and the costs associated with complying with such requirements, could have a material adverse effect on us. See "Business--Government Regulation--Environmental Matters."

         In addition to environmental regulation, we are also subject to laws relating to human exposure to crystalline silica. We believe that we materially comply with governmental requirements for crystalline silica exposure and emissions and other regulations relating to silica and plan to continue to comply with these regulations. Several federal and state regulatory authorities, including the Occupational Safety and Health Administration and the Mining Safety and Health Administration, have indicated that they will propose changes in their regulations regarding workplace exposure to crystalline silica. We cannot guarantee that we will be able to comply with any new standards that are adopted or that these new standards will not have a material adverse effect on us by requiring us to modify our operations or equipment or shut down some of our plants. Additionally, we cannot guarantee that our customers will be able to comply with any new standards or that any such new standards will not have a material adverse effect on our customers by requiring them to shut down old plants or to relocate plants to locations with less stringent regulations that are further away from us. Accordingly, we cannot at this time reasonably estimate our costs of compliance or the timing of any costs associated with any new standards, or any material adverse effects that any new standards will have on our customers and, consequently, on us. See "Business--Government Regulation--Regulation of Silica."


         Other Regulations Affecting Mining Activity. In addition to the regulatory matters described above, the industrial minerals and aggregates industries are subject to extensive governmental regulation on matters such as permitting and licensing requirements, plant and wildlife protection, wetlands protection, reclamation and restoration of mining properties after mining is completed, the discharge of materials into the environment, surface subsidence from underground mining and the effects that mining has on groundwater quality and availability. Our future success depends upon the quantity of our industrial minerals and aggregates deposits and our ability to extract these deposits profitably. It is difficult for us to estimate quantities of recoverable deposits, in part due to future permitting and licensing requirements. We believe we have obtained all material permits and licenses required to conduct our present mining operations. However, we will need additional permits and renewals of permits in the future. We may be required to prepare and present to governmental authorities data pertaining to the impact that any proposed exploration or production activities may have upon the environment. New site approval procedures may require the preparation of archaeological surveys, endangered species studies and other studies to assess the environmental impact of new sites. Compliance with these regulatory requirements is expensive, requires an investment of funds well before the potential producer knows if its operation will be economically successful and significantly lengthens the time needed to develop a new site. Furthermore, obtaining or renewing required permits is sometimes delayed or prevented due to community opposition and other factors beyond our control. New legal requirements, including those related to the protection of the environment, could be adopted that could materially adversely affect our mining operations (including the ability to extract mineral deposits), our cost structure or our customers' ability to use our industrial minerals or aggregates products. Finally, we could be adversely affected if our current provisions for mine reclamation and closure costs were later determined to be insufficient, or if future costs associated with reclamation are significantly greater than our current estimates. Accordingly, there can be no assurance that current or future mining regulation will not have a material adverse effect on our business or that we will be able to obtain or renew permits in the future.


The Notes and Note Guarantees Are Contractually Subordinated to Senior Debt


         The notes are contractually subordinated in right of payment to all senior debt of the issuer and the note guarantees are contractually subordinated in right of payment to all senior debt of the applicable note guarantor. As of December 31, 2001, the issuer had approximately $137.1 million of senior debt (excluding unused commitments under the senior secured credit agreement), all of which was secured debt, and the note guarantors had approximately $986,000 of senior debt (excluding their guarantees of the issuer's debt under the senior secured credit agreement). The indenture permits us to borrow certain additional debt, which may be senior debt, subject to certain restrictions.



         The issuer or the applicable note guarantor may not pay principal, premium (if any), interest or other amounts on account of the notes or a note guarantee in the event of a payment default or certain other defaults in respect of certain senior debt (including debt under the senior secured credit agreement) unless that senior debt has been paid in full or the default has been cured or waived. In addition, in the event of certain other defaults with respect to that senior debt, the issuer or the applicable note guarantor may not be permitted to pay any amount on account of the notes or the note guarantees for a designated period of time. If the issuer or a note guarantor is declared bankrupt or insolvent, or if there is a payment default under, or an acceleration of, any senior debt, the assets of the issuer or the applicable note guarantor, as the case may be, will be available to pay obligations on the notes or that note guarantor's note guarantee, as applicable, only after the senior debt of the issuer or the note guarantor has been paid in full. In such a case, there can be no assurance that there will be sufficient assets remaining to pay amounts due on all or any of the notes or any note guarantee.


         Further, the senior secured credit agreement prohibits us, and our future senior debt may prohibit us, from purchasing any notes prior to maturity, even though the indenture requires the issuer to offer to purchase notes in certain circumstances. If the issuer or a note guarantor makes certain asset sales or if a change of control occurs when we are prohibited from purchasing notes, the issuer could ask the lenders under the senior secured credit agreement (or such future senior debt) for permission to purchase the notes or the issuer could attempt to refinance the borrowings that contain those prohibitions. If the issuer does not obtain such a consent to repay those borrowings or is unable to refinance those borrowings, it would be unable to purchase the notes. The failure to purchase tendered notes at a time when their purchase is required by the indenture would constitute an event of default under the indenture, which, in turn, would constitute a default under the senior secured credit agreement and may constitute an event of default under our future senior debt. In those circumstances, the subordination provisions in the indenture restrict payments to you.

Our Holding Company Structure Causes Us To Rely on Funds from Our Subsidiaries


         The issuer is a holding company and as such it conducts substantially all its operations through its subsidiaries. As a holding company, the issuer is dependent upon dividends or other intercompany transfers of funds from its subsidiaries to meet its debt service and other obligations. Generally, creditors of a subsidiary will have a superior claim to the assets and earnings of that subsidiary than the claims of creditors of its parent company, except to the extent the claims of the parent's creditors are guaranteed by the subsidiary.



         Although the note guarantees provide the holders of the notes with a direct claim against the assets of the note guarantors, enforcement of the note guarantees against any note guarantor may be subject to legal challenge in a bankruptcy or reorganization case or a lawsuit by or on behalf of creditors of that note guarantor, and would be subject to certain defenses available to guarantors generally. See "--The Notes and the Note Guarantees Are Subject to Fraudulent Conveyance and Preferential Transfer Laws." To the extent that a note guarantee is not enforceable, the notes would be effectively subordinated to all liabilities (including trade payables) and preferred stock of the relevant note guarantor. In any event, the notes will be effectively subordinated to all liabilities (including trade payables) and preferred stock of the issuer's Canadian subsidiary, which will not be a guarantor of the notes unless it guarantees any indebtedness (other than indebtedness of a Restricted Subsidiary that is not a note guarantor) in the future. This Canadian subsidiary has an immaterial amount of assets and liabilities. As of December 31, 2001, the note guarantors had total liabilities of $464.4 million (excluding the note guarantees and liabilities owed to the issuer).

         In addition, the payment of dividends and other payments to the issuer by its subsidiaries may be restricted by, among other things, applicable corporate and other laws and regulations and agreements of the subsidiaries. Although the indenture will limit the ability of those subsidiaries to enter into consensual restrictions on their ability to pay dividends and make other payments, those limitations are subject to a number of significant qualifications and exceptions. See "Description of the Notes--Certain Covenants--Limitations on Restrictions on Distributions from Restricted Subsidiaries."

The Notes Are Unsecured Obligations, While the Senior Secured Credit Agreement Is Secured


         In addition to being contractually subordinated to all existing and future senior debt, the issuer's obligations under the notes are unsecured while our obligations under the senior secured credit agreement are secured by a security interest in substantially all the tangible and intangible assets of BMAC Holdings, Inc., our direct parent ("BMAC Holdings"), the issuer and each existing and subsequently acquired or organized domestic subsidiary of the issuer, including a pledge of (a) all the capital stock of the issuer, and (b) all the capital stock held by BMAC Holdings, the issuer and any domestic subsidiary of the issuer in each of the issuer's existing or subsequently acquired or organized domestic subsidiaries and 65% of the capital stock held by those entities in each of the issuer's existing or subsequently acquired or organized foreign subsidiaries. If we are declared bankrupt or insolvent or if we default under the senior secured credit agreement, the lenders could declare all of the funds borrowed thereunder, together with accrued interest, immediately due and payable. If we were unable to repay that debt, the lenders could foreclose on the pledged stock of our subsidiaries and on the assets in which they have been granted a security interest, in each case to your exclusion, even if an event of default exists under the indenture at that time. Furthermore, under the note guarantees, if all shares of any note guarantor are sold to persons pursuant to an enforcement of the pledge of shares in that note guarantor for the benefit of the lenders under the senior secured credit agreement, then the applicable note guarantor will be released from its note guarantee automatically and immediately upon such sale. See "Description of the Senior Secured Credit Agreement."


Our Aggregates Business Depends Heavily on Government Funding of Highways

         Many of our aggregates customers depend substantially on government funding of highway construction and maintenance and other infrastructure projects. Although TEA-21 provides for increased federal funding for highways and related infrastructure improvements through 2003, there can be no assurance that any successor program adopted by Congress, if one is adopted at all, will provide for equivalent or increased government funding. Furthermore, although TEA-21 provides for federal funding through 2003, state and municipal governmental entities need to provide for matching funds in order to obtain federal funding under TEA-21, and state and municipal governmental entities have separate approval processes relating to the matching of any federal funding for highways that have not been completed. Accordingly, a decrease in federal funding of highways and related infrastructure improvements after the expiration of TEA-21, or a failure of states or municipalities to match the federal funding to be provided by TEA-21, could adversely affect our revenue and profits in our aggregates business. In addition, unlike some of our competitors, we currently sell our aggregates products almost entirely in only two states, Pennsylvania and New Jersey. As a result, we are more vulnerable than our more geographically diverse competitors to decreases in state government highway spending in those states.

We Depend on Good Labor Relations


         As of March 1, 2002, we had approximately 1,050 employees, of which approximately 550 were represented by 12 local unions under 12 union contracts. These union contracts have remaining durations ranging from one to five years. Over the last 10 years, we have been involved in numerous labor negotiations, only two of which have resulted in a work disruption at two of our 27 facilities. During these disruptions, the operations of the facilities and our ability to serve our customers were not materially affected. Although we consider our current relations with our employees to be good, if we do not maintain these good relations, or if a work disruption were to occur, we could suffer a material adverse effect.





Control of USS Holdings; Stockholders Agreement


         The holders of all of the capital stock of USS Holdings are party to a stockholders agreement. Subject to certain exceptions, the stockholders agreement provides that the holders of USS Holdings' capital stock have to vote their shares of USS Holdings to elect to the board of directors two directors designated by D. George Harris, a principal of DGHA, one director designated by Anthony J. Petrocelli, a principal of DGHA, and three directors designated by an affiliate of JPMP LLC. In addition, upon the occurrence of certain "trigger events" described in the stockholders agreement, the JPMP LLC affiliates will collectively have the right to appoint two additional directors to the board of USS Holdings, thus giving them the right to appoint a majority of directors of USS Holdings. The interests of these stockholders may conflict with your interests as a holder of the notes. See "Security Ownership of Certain Beneficial Owners and Management--The Stockholders Agreement."

We May Be Unable To Purchase Your Notes upon a Change in Control

     Upon a change of control, the issuer will be required to offer to purchase all of the notes then outstanding at 101% of the principal amount thereof plus accrued and unpaid interest to the date of purchase. If a change of control were to occur, the issuer may not have sufficient funds to pay the purchase price for the outstanding notes tendered, and the issuer expects that it would require third-party financing; however, the issuer may not be able to obtain financing on favorable terms, if at all. In addition, the senior secured credit agreement restricts our ability to purchase the notes, including pursuant to an offer in connection with a change of control. A change of control under the indenture may also result in an event of default under the senior secured credit agreement and may cause the acceleration of other senior debt, if any, in which case the subordination provisions of the notes would require payment in full of the senior secured credit agreement and any other senior debt before purchase of the notes. Our future debt may also contain restrictions on our ability to repay the notes upon certain events or transactions that could constitute a change of control under the indenture. The inability to repay senior debt upon a change of control or to purchase all of the tendered notes would each constitute an event of default under the indenture. See "--The Notes and the Note Guarantees Are Contractually Subordinated to Senior Debt," "Description of the Notes--Change of Control" and "Description of the Senior Secured Credit Agreement."

     The change of control provisions in the indenture will not necessarily afford you protection in the event of a highly leveraged transaction, including a reorganization, restructuring, merger or other similar transaction involving us, that may adversely affect you. This type of transaction may not involve a change in voting power or beneficial ownership, or, even if it does, may not involve a change of the magnitude required under the definition of change of control in the indenture to trigger those provisions. Except as described under "Description of the Notes--Change of Control," the indenture does not contain provisions that permit the holders of the notes to require us to purchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

The Notes and the Note Guarantees Are Subject to Fraudulent Conveyance and Preferential Transfer Laws

     The incurrence of debt by the issuer or the note guarantors, such as the notes or the note guarantees that were originally issued in October 1999 in connection with our acquisition of Commercial Stone (as defined in "Management's Discussion and Analysis of Financial Condition and Results of Operations--Overview") and related transactions, may be subject to review under federal bankruptcy law or relevant state fraudulent conveyance laws if a bankruptcy case or lawsuit is commenced by or on behalf of unpaid creditors. Under these laws, if in such case or lawsuit a court were to find that, at the time the issuer or any note guarantor incurred debt (including debt under the notes or the note guarantees):

     . the issuer or any note guarantor, as applicable, incurred that debt with the intent of hindering, delaying or defrauding current or future creditors, or

     . the issuer or any note guarantor, as applicable, received less than reasonably equivalent value or fair consideration for incurring that debt, and

          . was insolvent or was rendered insolvent by reason of any of the transactions consummated at the time the debt was incurred,

          . was engaged, or about to engage, in a business or transaction for which the assets remaining with the issuer or that note guarantor constituted unreasonably small capital to carry on our or its business,

          . intended to incur, or believed that the issuer or that note guarantor would incur, debts beyond its ability to pay as those debts matured (as all of the foregoing terms are defined in or interpreted under the relevant fraudulent transfer or conveyance statutes), or

          . was a defendant in an action for money damages, or had a judgment for money damages docketed against the issuer or that note guarantor (in either case, if, after final judgment, the judgment is unsatisfied), then that court could void or subordinate the amounts owing under the notes or the note guarantees to the issuer's or that note guarantor's existing and future debt and take other actions detrimental to you.

     The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction that is being applied in any such proceeding. Generally, however, a debtor would be considered insolvent if, at the time that debtor incurred the debt, either (a) the sum of its debts (including contingent liabilities) is greater than its assets, at fair valuation, or (b) the present fair saleable value of its assets is less than the amount required to pay the probable liability on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured. There can be no assurance as to what standards a court would use to determine whether the issuer or any note guarantor were solvent at the relevant time, or whether, whatever standard was used, the notes would not be voided or further subordinated on another of the grounds set forth above. In rendering their opinions in connection with the transactions consummated at the time the debt was incurred, our counsel did not express any opinion as to the applicability of federal or state fraudulent transfer and conveyance laws.

You Cannot Be Sure that an Active Trading Market Will Develop for the Notes


     We do not intend to apply for a listing of the notes on a securities exchange or any automated dealer quotation system. We have been advised by J.P. Morgan Securities Inc. that, subject to applicable laws and regulations, it currently intends to continue making a market in the notes. However, J.P. Morgan Securities Inc. is not obligated to do so and any such market-making may be interrupted or discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act of 1933 and the Securities Exchange Act of 1934. Because J.P. Morgan Securities Inc. is our affiliate, J.P. Morgan Securities Inc. is required to deliver a current "market-making" prospectus and otherwise comply with the registration requirements of the Securities Act of 1933 in any secondary market sale of the notes. Accordingly, the ability of J.P. Morgan Securities Inc. to make a market in the notes may, in part, depend on our ability to maintain a current market-making prospectus.

     The liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for high yield securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, you cannot be sure that an active trading market will develop for the notes.

                                 USE OF PROCEEDS


     This prospectus is delivered in connection with the sale of the notes by J.P. Morgan Securities Inc. in market-making transactions. We will not receive any of the proceeds from these transactions.

                                 CAPITALIZATION


     The following table sets forth our capitalization as of December 31, 2001. This information should be read in conjunction with "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and the notes thereto included elsewhere in this prospectus.

                                                        At December 31, 2001
                                                       (Dollars in Thousands)
Debt (including current maturities):
 Senior secured credit agreement:
  Tranche A term loan facility .....................                $ 32,250
  Tranche B term loan facility .....................                  91,500
  Revolving credit facility(1) .....................                  13,350
 Other debt ........................................                     986
 Senior subordinated notes .........................                 150,000
                                                       ---------------------
  Total debt .......................................                 288,086
Stockholder's equity:
 Common stock ......................................                      --
 Loans to related party ............................                  (1,434)
Additional paid-in capital .........................                  81,377
  Retained deficit .................................                 (30,604)
  Accumulated other comprehensive (loss) ...........                    (513)
                                                       ---------------------
Total stockholder's equity .........................                  48,826
  Total capitalization .............................                $336,912
                                                       ---------------------


(1) The revolving credit facility provides for borrowings of up to $50.0 million with a sublimit of $12.0 million for letters of credit and a sublimit of $3.0 million for swingline loans. As of December 31, 2001, in addition to the $13.3 million drawn thereunder, $7.5 million was allocated to letters of credit, leaving $29.2 million available for our use. As of March 15, 2002, borrowings under the revolving credit facility increased to $21.3 million, and $9.2 million was allocated for letters of credit, leaving $19.5 million available for our use.

                             SELECTED FINANCIAL DATA


     The following table sets forth our selected historical consolidated financial and other data as of the end of and for the periods presented. The selected historical consolidated financial data as of December 31, 2001 and December 31, 2000 and for the years ended December 31, 2001, 2000 and 1999 have been derived from our audited consolidated financial statements and the notes thereto included elsewhere in this prospectus. The selected historical consolidated financial data as of December 31, 1999, December 31, 1998 and December 31, 1997 and for the years ended December 31, 1998 and 1997 are derived from our audited consolidated financial statements that are not included in this prospectus. This information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and the notes thereto included elsewhere in this prospectus.

                                                                   Year Ended December 31,
                                                                   -----------------------

                                                 2001          2000        1999(1)       1998(2)        1997
                                                 ----          ----        -------       -------        ----
                                                                  (Dollars in Thousands)
Statement of Operations Data:
Sales ......................................  $ 307,947     $ 299,335     $ 244,802     $ 169,943     $ 154,470
Cost of goods sold .........................    229,193       222,754       175,971       126,127       114,055
Depreciation, depletion and amortization ...     32,670        35,895        28,481        19,888        17,886
Selling, general and administrative (3)  ...     23,905        26,541        21,843        31,157        14,345
Operating income (loss)  ...................     22,179        14,145        18,507        (7,229)        8,184
Interest expense ...........................     35,625        36,359        19,590        10,269        10,513
Accretion of preferred stock warrants (4) ..         --            --            56         1,254         1,374
Other income net, including interest income      (1,103)       (1,575)       (2,171)       (1,881)       (1,742)
(Loss) income before income taxes ..........    (12,343)      (20,639)        1,032       (16,871)       (1,961)
Provision (benefit) for income taxes
  before extraordinary items ...............     (8,299)      (11,091)       (2,714)       (2,204)       (2,239)
Net income (loss) before extraordinary loss      (4,044)       (9,548)        3,746       (14,667)          278
Extraordinary loss (5) .....................         --            --        (2,747)       (2,102)           --
Net income (loss)  .........................  $  (4,044)    $  (9,548)    $     999     $ (16,769)    $     278
Balance Sheet Data:
Cash .......................................  $   2,493     $     860     $  13,573     $   2,222     $     402
Working capital ............................     34,288        38,086        45,715        19,508        12,277
Total assets ...............................    515,644       538,286       551,603       274,678       188,647
Total debt .................................    288,086       289,405       287,505       137,448        88,163
Stockholder's equity .......................     48,826        53,216        64,335        23,396        26,022
Other Financial Data:
Capital expenditures .......................  $  13,738     $  20,319     $  14,572     $   9,399     $   5,537
Cash interest expense ......................     34,132        33,266        10,925         9,269         8,731
Ratio of earnings to fixed charges (6)            -- (7)        -- (7)          1.1         -- (7)        -- (7)

__________________________________

(1) Includes the results of the Morie Assets from April 9, 1999, the date of acquisition, and the results of Commercial Stone from October 1, 1999, the date of acquisition.

(2) Includes (i) with respect to the year ended December 31, 1998, the results of Pettinos from July 25, 1998, the date of acquisition, and (ii) with respect to the year ended December 31, 1998, the results of Better Materials from December 14, 1998, the date of acquisition.
(3) Includes non-cash compensation expense recorded in 2000 for stock grants to our new Chief Executive Officer and in 1998 due to the waiver by USS Holdings, our parent, of its right to repurchase certain capital stock held by our management.
(4) Represents the non-cash accretion in value of certain warrants granted with respect to preferred stock of USS Holdings. We recognize this charge as part of push down accounting because the warrants were issued in connection with debt issued by our subsidiary, U.S. Silica. The obligation to satisfy any payments due in connection with these warrants was forgiven by USS Holdings during 1999.
(5) Represents non-cash charges and write-offs recorded in connection with our early retirement of certain subordinated debt in 1998, and the early retirement of certain senior debt in 1999.
(6) Under Item 503 of Regulation S-K, "earnings" for purposes of this calculation have been computed by adding to "income before extraordinary items" all taxes based on income or profits, total interest charges and the estimated interest element of rentals charged to income. "Fixed charges" include total interest charges and the estimated interest element of rentals charged to income.


(7) Earnings were insufficient to cover fixed charges by $12.3 million, $20.6 million, $16.9 million, and $2.0 million for the years ended December 31, 2001, 2000, 1998 and 1997, respectively.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS


     The following information should be read in conjunction with our audited consolidated financial statements and the notes thereto included elsewhere in this prospectus.

Overview

     We mine, process and market industrial minerals, principally industrial silica, in the eastern and midwestern United States. We also mine, process and market aggregates and produce and market hot mixed asphalt in certain parts of Pennsylvania and New Jersey. We are a holding company that conducts substantially all our operations through our subsidiaries.

     We were incorporated in Delaware in January 1996 and purchased U.S. Silica Company, which was organized in 1927 as the Pennsylvania Glass Sand Corporation, from U.S. Borax in February 1996. After purchasing U.S. Silica, we subsequently completed the following acquisitions and disposition:


        . In July 1998, we acquired George F. Pettinos, Inc. ("Pettinos"), a producer of aggregates with operations in Berlin, New Jersey and a processor of silica with operations in Ontario, Canada.

        . In December 1998, we acquired Better Materials Corporation ("Better Materials"), an aggregates producer in southeastern Pennsylvania.

        . In April 1999, we acquired certain operating assets in southern New Jersey from Unimin Corporation (the "Morie Assets"), which are used in the production and sale of silica and aggregates.

        . In October 1999, we acquired Commercial Stone Co., Inc., a crushed stone and hot mixed asphalt producer in southwestern Pennsylvania, CATS and related quarry properties (collectively, "Commercial Stone").

        . In February 2000, we sold one of our two Canadian subsidiaries, George F. Pettinos (Canada) Limited ("PECAL").

     In November 2000 we incorporated a new Delaware subsidiary, BMAC Services Co., Inc., to provide consulting and management services to our other subsidiaries. In April 2001, Commercial Stone merged with Better Materials, with Better Materials surviving. As a result of this merger, CATS became a wholly-owned subsidiary of Better Materials.

     On January 1, 2001, as part of a change in management reporting responsibilities, all of the New Jersey operating assets of our industrial minerals business unit were transferred to our aggregates business unit. Net sales from the transferred assets are made both directly to customers and to our industrial minerals subsidiary. Prior year segment reporting has been restated to include the New Jersey operations as a part of our aggregates business unit.

Critical Accounting Policies

     In our opinion, we do not have any individual accounting policy which is critical to the preparation of our financial statements. Also, in many instances, we must use an accounting policy or method because it is the only policy or method permitted under accounting principles generally accepted in the United States. However, certain accounting policies are more important to the reporting of the Company's financial position and results of operations. These policies are discussed in the succeeding paragraphs. The notes to the audited consolidated financial statements included elsewhere in this prospectus include a summary of the significant accounting policies used in the preparation of our financial statements.

     Sales. We recognize sales at the time the product is shipped to our customers and title passes (generally when the product leaves our facility). Sales includes the costs of transportation borne by our customers when we pay the costs on their behalf and are reimbursed.

     Cost of Goods Sold. Cost of goods sold includes the ongoing mining and processing costs of our operations (primarily labor costs, energy and power costs, repair and maintenance costs, transportation costs on customer shipments, costs of hiring third party subcontractors to drill and blast in our mining operations, as well as lease and royalty payments, at some locations) and non-cash charges associated with estimated net future costs of restoring and reclaiming operating mine sites. This reclamation provision is made at each operating location based on units of production and engineering estimates of total reserves, which are expected to last from 3 to 77 years, as of the balance sheet date. The effect of any changes in estimated costs, production, and minable reserves is recognized on a prospective basis.

     Selling, General and Administrative. Selling, general and administrative expenses are the costs of operating our business, including corporate overhead and associated fees and expenses related to acquisitions. Management fees to our acquisition advisors, due diligence costs for any acquisitions that we are unable to complete and amounts recorded for product liability claims are also included in this category. See "Self-Insurance and Product Liability Claim Reserves" below.

     Depreciable Properties. Acquired property and mineral deposits are recorded at cost. Costs to develop new mining properties are capitalized and amortized based on units of production. The purchase price of business acquisitions is allocated based on the fair values of assets acquired and liabilities assumed at that time. Depreciation is computed using the straight line method over the estimated useful lives of the assets, which ranges from 3 to 15 years. Depletion of mineral deposits is accounted for as the minerals or aggregates are extracted, based on units of production and engineering estimates of total deposits. Accordingly, depletion expense will increase or decrease with changes in the volumes of minerals or aggregates extracted or, prospectively, for changes in engineering estimates of total deposits. Amortization of various non-current assets such as non-competition agreements are made on a straight line basis over the life of the related agreement. Goodwill related to purchased acquisitions was amortized over 15 years. As described under "Recent Accounting Pronouncements," the adoption of SFAS 142 will eliminate goodwill amortization and requires an evaluation of goodwill impairment upon adoption, as well as subsequent annual valuations.

     Upon retirement or disposal of assets, other than those of U.S. Silica acquired on February 9, 1996, the cost and accumulated depreciation or amortization are eliminated from the accounts and any gain or loss is reflected in the statement of operations. Group asset accounting is utilized for the U.S. Silica assets acquired on February 9, 1996. Gains and losses on normal retirements or dispositions of these assets are excluded from net income and proceeds for dispositions are recorded as a reduction of the acquired cost. Expenditures for normal repairs and maintenance are expensed as incurred. Construction-in-progress is primarily comprised of machinery and equipment which has not yet been placed in service.

     Self-Insurance and Product Liability Claim Reserves. We are self-insured for healthcare costs and, in some states, worker's compensation. Our subsidiary, U.S. Silica Company, is currently self-insured for third party product liability claims alleging occupational disease. We provide for estimated future losses based on reported cases and past claim history. Accounting for these liabilities requires us to use our best judgment. While we believe that our accruals for these matters are adequate, if the actual loss is significantly different than the estimated loss for these liabilities, our results of operations could be materially affected. See "Significant Factors Affecting Our Business - Silica Health Risks and Litigation May Have a Material Adverse Effect on Our Business" for a further discussion of the manner in which we record amounts for product liability claims.

     Employee Benefit Plans. We provide a range of benefits to our employees and retired employees, including pensions and postretirement healthcare and life insurance benefits. We record annual amounts relating to these plans based on calculations specified by generally accepted accounting principles, which include various actuarial assumptions, including discount rates, assumed rates of returns, compensation increases, turnover rates and healthcare cost trend rates. We review the actuarial assumptions on an annual basis and make modifications to the assumptions based on current rates and trends when it is deemed appropriate to do so. As required by U.S. generally accepted accounting principles, the effect of the modifications is generally recorded or amortized over future periods. We believe that the assumptions utilized in recording our obligations under the plans, which are presented in note 11 to the audited consolidated financial statements, are reasonable based on advice from our actuaries and information as to assumptions used by other employers.

     Taxes. We account for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes" which requires that deferred tax assets and liabilities be recognized using enacted tax rates for the effect of temporary differences between the book and tax bases of recorded assets and liabilities. SFAS No. 109 also requires that deferred tax assets be reduced by a valuation allowance if it is more likely than not that some portion or all of the deferred tax asset will not be realized.

     We evaluate quarterly the realizability of our deferred tax assets by assessing the need for a valuation allowance and by adjusting the amount of such allowance, if necessary. The factors used to assess the likelihood of realization are our forecast of future taxable income and available tax planning strategies that could be implemented to realize the net deferred tax assets. Failure to achieve forecasted taxable income might affect the ultimate realization of the net deferred tax assets. Factors that may affect our ability to achieve sufficient forecasted taxable income include, but are not limited to, the following: a decline in sales or margins, increased competition or loss of market share. In addition, we operate within multiple taxing jurisdictions and are subject to audit in these jurisdictions. These audits can involve complex issues, which may require an extended time to resolve. In management's opinion, adequate provisions for income taxes have been made for all years.

     Use of Estimates and Assumptions. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Significant estimates include doubtful accounts, amortization and depreciation, income taxes, environmental and product liabilities, mine reclamation and employee benefit costs. Actual results could differ from those estimates.

Results of Operations

     The following table sets forth our consolidated statement of operations data for the three years ended December 31, 2001, 2000 and 1999, and the percentage of sales of each line item for the periods presented. This statement of operations data is derived from our consolidated financial statements and the notes thereto included elsewhere in this prospectus.

                                                                     Year Ended December 31
                                                                     ----------------------
                                               --------------------------------------------------------------------
                                                        2001                   2000                    1999
                                                        ----                   ----                    ----
                                               --------------------------------------------------------------------
                                                                      (Dollars in Thousands)
Sales:
   Industrial minerals ......................  $ 187,670      60.9 %  $ 192,590       64.3 %  $ 191,575       78.3 %
   Aggregates ...............................    138,091      44.8      124,957       41.7       69,249       28.3
   Intercompany elimination .................    (17,814)     (5.7)     (18,212)      (6.0)     (16,022)      (6.6)
                                               ---------   -------    ---------    -------    ---------    -------
Total sales .................................    307,947     100.0      299,335      100.0      244,802      100.0
Cost of goods sold ..........................    229,193      74.4      222,754       74.4      175,971       71.9
Depreciation, depletion and amortization ....     32,670      10.6       35,895       12.0       28,481       11.6
Selling, general and administrative .........     23,905       7.8       26,541        8.8       21,843        8.9
                                               ---------   -------    ---------    -------    ---------    -------
Operating income (loss) .....................     22,179       7.2       14,145        4.7       18,507        7.6
Interest expense ............................     35,625      11.6       36,359       12.1       19,590        8.0
Accretion of preferred stock warrants .......         --        --           --         --           56         --
Other income, net of interest income ........     (1,103)     (0.4)      (1,575)      (0.5)      (2,171)      (0.9)
                                               ---------   -------    ---------    -------    ---------    -------
(Loss) income before income taxes ...........    (12,343)     (4.0)     (20,639)      (6.9)       1,032        0.4
Benefit for income taxes before
extraordinary items .........................     (8,299)     (2.7)     (11,091)      (3.7)      (2,714)      (1.1)
                                               ---------   -------    ---------    -------    ---------    -------
Net income (loss) before
     extraordinary loss .....................     (4,044)     (1.3)      (9,548)      (3.2)       3,746        1.5
Extraordinary loss ..........................         --        --           --         --       (2,747)      (1.1)
                                               ---------   -------    ---------    -------    ---------    -------
Net income (loss) ...........................  $  (4,044)     (1.3)%  $  (9,548)      (3.2)%  $     999        0.4%
                                               =========   =======    =========    =======    =========    =======

--------------------

Year Ended December 31, 2001 Compared with Year Ended December 31, 2000

     Sales. Sales increased $8.6 million, or 2.9%, to $307.9 million in the year ended December 31, 2001 from $299.3 million in the year ended December 31, 2000.

     Sales of industrial minerals decreased $4.9 million, or 2.5% to $187.7 million in the year ended December 31, 2001 from $192.6 million in the year ended December 31, 2000. Included in sales in 2000 was $1.9 million from PECAL, our subsidiary that was sold in February 2000. Excluding PECAL results, sales of industrial minerals decreased $3.0 million, or 1.6%, to $187.7 million in the year ended December 31, 2001 from $190.7 million in the year ended December 31, 2000. The primary reason behind the decrease in industrial minerals sales was decreased sales of silica sand to all glass market segments, and the chemicals and foundry market segments, partially offset by increased silica sand sales to the oil and gas and building product market segments, plus additional sales of aplite to the glass container market segment.

     Sales of aggregates increased $13.1 million, or 10.5% to $138.0 million in the year ended December 31, 2001 from $124.9 million in the year ended December 31, 2000. Included in aggregate sales are intercompany shipments to our industrial minerals business that are then resold to customers. These intercompany shipments are eliminated in consolidation and totaled $17.8 million in the year ended December 31, 2001 and $18.2 million in the year ended December 31, 2000. Excluding the intercompany shipments, sales of aggregates directly to aggregate customers increased $13.5 million, or 12.6%, to $120.2 million in the year ended December 31, 2001 from $106.7 million in the year ended December 31, 2000. The increase in sales is primarily due to a 14.5% increase in asphalt volume and a 21.4% increase in stone volume sold to customers, and a $3.4 million, or 14.1% increase in transportation costs billed to customers, increasing from $24.1 million in 2000 to $27.5 million in 2001.

     Cost of Goods Sold. Cost of goods sold increased $6.4 million, or 2.9%, to $229.2 million in the year ended December 31, 2001 from $222.8 million in the year ended December 31, 2000.

     Cost of goods sold for industrial minerals decreased $1.7 million, or 1.2%, to $141.7 million in the year ended December 31, 2001 from $143.4 million in the year ended December 31, 2000. Excluding PECAL's results from 2000, cost of goods sold for industrial minerals decreased $0.2 million to $141.7 million for the year ended December 31, 2001 from $141.9 million in the year ended December 31, 2000. Included in cost of goods sold, are the cost of the intercompany shipments from our aggregates business as noted earlier. The cost of these intercompany shipments are eliminated in consolidation and decreased $0.4 million to $17.8 million in the year ended December 31, 2001 from $18.2 million in the year ended December 31, 2000. The remaining change in cost of goods sold is primarily due to the 3.8% decrease in the volume of material sold in the year, offset by a $1.9 million increase in the price of drier fuel and a $0.4 million increase in the price of electricity.

     Cost of goods sold for aggregates increased $7.7 million, or 7.9%, to $105.3 million in the year ended December 31, 2001 from $97.6 million in the year ended December 31, 2000. The increase in cost of goods sold for aggregates is primarily due to a 14.4% increase in the volume of material sold in the year, partially offset by a $2.9 million decrease in the price of asphalt cement that is the binder used in the production of hot mixed asphalt.

     Depreciation, Depletion and Amortization. Depreciation, depletion and amortization decreased $3.2 million, or 8.9%, to $32.7 million in the year ended December 31, 2001 from $35.9 million in the year ended December 31, 2000. The decrease was primarily due to a $4.9 million decrease in the amortization of non-compete agreements on the expiration, in February 2001, of the non-compete agreement with the former owner of our industrial minerals subsidiary. Depletion costs increased $1.5 million in 2001 to $7.9 million from $6.4 million in 2000 due to the increase in aggregates volume mined and sold.

     Selling, General and Administrative. Selling, general and administrative expenses decreased $2.6 million, or 9.8%, to $23.9 million in the year ended December 31, 2001 from $26.5 million in the year ended December 31, 2000. Included in selling, general and administrative expense in 2000 were $2.3 million in compensation costs incurred to recruit our new chief executive officer that were not duplicated in 2001, and $0.4 million in costs for PECAL. Excluding both the compensation costs and PECAL's results from 2000, selling, general and administrative expenses increased $0.1 million to $23.9 million in the year ended December 31, 2001 from $23.8 million in the year ended December 31, 2000. This increase is primarily due to reduced personnel and other operating expenses, and a $0.8 million reduction in management fees and consulting expenses on unsuccessful acquisitions, offset by a $1.4 million increase in the amounts provided for product liability claims primarily recorded in the fourth quarter relating to occupational health claims. See "Significant Factors Affecting Our Business -- Silica Health Risks and Litigation May Have a Material Adverse Effect on Our Business."

     Operating Income. Operating income increased $8.1 million or 57.5% to $22.2 million in the year ended December 31, 2001, from $14.1 million in the year ended December 31, 2000.

     Operating income for industrial minerals increased $1.5 million, or 9.3%, to $17.7 million in the year ended December 31, 2001 from $16.2 million in the year ended December 31, 2000 due to the factors noted earlier, partially offset by a $0.8 million increase in allocated corporate overhead expense.

     Operating income for aggregates increased $3.6 million, or 180%, to $5.6 million in the year ended December 31, 2001 from $2.0 million in the year ended December 31, 2000 as a result of the factors noted earlier, partially offset by a $0.6 million increase in allocated corporate overhead expenses.

     Corporate expenses not allocated to the business segments decreased $2.9 million to $1.1 million in the year ended December 31, 2001 from $4.0 million in the year ended December 31, 2000 due to the reduction in management and consulting fees, and non-recurring compensation and incentive stock compensation expenses noted earlier.

     Interest Expense. Interest expense decreased $0.8 million, or 2.2%, to $35.6 million in the year ended December 31, 2001 from $36.4 million in the year ended December 31, 2000 primarily as a result of lower interest rates on the variable portion of our senior secured debt.

     Net Income (Loss). Net loss decreased $5.5 million to $4.0 million in the year ended December 31, 2001 from $9.5 million in the year ended December 31, 2000. The decrease is primarily due to the factors noted earlier, partially offset by $2.8 million decrease in the benefit for income taxes.


Year Ended December 31, 2000 Compared with Year Ended December 31, 1999

     Sales. Sales increased $54.5 million, or 22.3%, to $299.3 million in the year ended December 31, 2000 from $244.8 million in the year ended December 31, 1999.


     Sales of industrial minerals increased $1.0 million to $192.6 million in the year ended December 31, 2000 from $191.6 million in the year ended December 31, 1999. Sales decreased $7.1 million due to the February 2000 sale of PECAL. Excluding PECAL's results for both periods, sales of industrial minerals increased $8.1 million, or 4.4%, to $190.8 million in the year ended December 31, 2000 from $182.7 million in the year ended December 31, 1999. The primary reasons behind the increase in industrial minerals sales were a $4.6 million increase in transportation costs billed to customers (increasing from $32.1 million in 1999 to $36.7 million in 2000), $2.4 million from the full year results from the acquisition of the Morie Assets, and an increase in sales to the oil and gas extraction market segment, partially offset by a decline in sales of calcined kaolin to the fillers and extenders market segment.

     Sales of aggregates increased $55.7 million to $124.9 million in the year ended December 31, 2000 from $69.2 million in the year ended December 31, 1999. Included in aggregate sales are intercompany shipments to our industrial minerals business that are then resold to customers. These intercompany shipments are eliminated in consolidation and totaled $18.2 million in the year ended December 31, 2000 and $16.0 million in the year ended December 31, 1999. Excluding the intercompany shipments, sales of aggregates directly to aggregate customers increased $53.5 million to $106.7 million in the year ended December 31, 2000 from $53.2 million in the year ended December 31, 1999. The increase was primarily due to the full year results from the acquisitions of Commercial Stone and the Morie Assets, which resulted in the inclusion of additional sales of $52.1 million in the year ended December 31, 2000.


     Cost of Goods Sold. Cost of goods sold increased $46.8 million, or 26.6%, to $222.8 million in the year ended December 31, 2000 from $ 176.0 million in the year ended December 31, 1999.


     Cost of goods sold for industrial minerals increased $1.2 million to $143.4 million in the year ended December 31, 2000 from $142.2 million in the year ended December 31, 1999. Cost of goods sold decreased $5.9 million due to the February 2000 sale of PECAL. Excluding PECAL's results for both periods, cost of goods sold for industrial minerals increased $7.1 million, or 5.3%, to $141.9 million in the year ended December 31, 2000 from $134.8 million in the year ended December 31, 1999. Included in cost of goods sold are the cost of the intercompany shipments from our aggregates business as noted earlier. The cost of these intercompany shipments are eliminated in consolidation and increased $1.2 million to $18.2 million in the year ended December 31, 2000 from $16.0 million in the year ended December 31, 1999. The remaining increase was primarily due to an increase of $4.6 million in transportation costs billed to customers, and a $4.0 million increase in the cost of drier fuel partially offset by reductions in other operating expenses.

     Cost of goods sold for aggregates increased $47.8 million to $97.6 million in the year ended December 31, 2000 from $49.8 million in the year ended December 31, 1999. The increase was primarily due to the inclusion of the full year results from the acquisitions of Commercial Stone and the Morie Assets, which resulted in an additional $42.7 million in cost of goods sold in the year ended December 31, 2000, along with $0.8 million in increased costs for petroleum based products in our eastern Pennsylvania and New Jersey aggregates operations, and $0.6 million in additional costs from a new aggregate sand plant which began operations in mid-2000.


     Depreciation, Depletion and Amortization. Depreciation, depletion and amortization increased $7.4 million, or 26.0%, to $35.9 million in the year ended December 31, 2000 from $28.5 million in the year ended December 31, 1999. The increase was primarily due to a $ 5.1 million increase from the acquisition of Commercial Stone, including a $0.5 million increase in annual depletion rates made at Commercial Stone in September 2000 after a reduction in the estimated available reserves at our related aggregates sites following a reserve analysis.


     Selling, General and Administrative. Selling, general and administrative expenses increased $4.7 million, or 21.6%, to $26.5 million in the year ended December 31, 2000 from $21.8 million in the year ended December 31, 1999. The increase was primarily due to the acquisition of Commercial Stone, which resulted in the inclusion of $2.6 million in additional expense, partially offset by a reduction of $0.5 million from the sale of PECAL in February 2000. Excluding the acquisition and divestiture, selling, general and administrative expenses increased $2.7 million, or 13.4%, to $22.8 million in the year ended December 31, 2000 from $20.1 million in the year ended December 31, 1999 due to a $2.3 million compensation charge for the recruitment of our new chief executive officer.




     Operating Income. Operating income decreased $4.4 million to $14.1 million in the year ended December 31, 2000 from $18.5 million in the year ended December 31, 1999.


     Operating income for industrial minerals increased $2.4 million to $16.2 million in the year ended December 31, 2000 from $13.8 million in the year ended December 31, 1999. The increase is primarily due to the factors noted earlier, and a reduction of $2.9 million in direct and allocated selling, general and administrative expense.

     Operating income for aggregates decreased $3.8 million to $2.0 million in the year ended December 31, 2000 from $5.8 million in the year ended December 31, 1999 due to the factors noted earlier and an increase of $2.6 million in allocated corporate overhead expense.


     Corporate expenses not allocated to the business segments increased $2.9 million to $4.0 million in the year ended December 31, 2000 from $1.1 million in the year ended December 31, 1999, primarily as a result of the non-recurring compensation expenses noted earlier, and an increase in consulting costs.

     Interest Expense. Interest expense increased $16.8 million, or 85.7%, to $36.4 million in the year ended December 31, 2000 from $19.6 million in the year ended December 31, 1999. The increase was primarily due to increased borrowings related to prior year acquisitions and increased interest rates.


     Net Income (Loss). Net income decreased $10.5 million to a $9.5 million net loss in the year ended December 31, 2000 from $1.0 million in net income in the year ended December 31, 1999. The decrease in net income is primarily due to the factors noted earlier, especially the increases in interest expense, depreciation and non-recurring compensation expenses recognized in 2000, partially offset by an $8.4 million increase in the benefit for income taxes. Extraordinary losses incurred in 1999 were $2.7 million, reflecting the after --tax charge recognized to write off debt issuance fees that were previously capitalized in connection with our 1998 financing.

Liquidity and Capital Resources

         Our principal liquidity requirements have historically been to service our debt, meet our working capital, capital expenditure and mine development expenditure needs and finance acquisitions. We are a holding company and as such we conduct substantially all our operations through our subsidiaries. As a holding company, we are dependent upon dividends or other intercompany transfers of funds from our subsidiaries to meet our debt service and other obligations, and have historically met our liquidity and capital investment needs with internally generated funds supplemented from time to time by borrowings under our revolving credit facility. Conversely, we have funded our acquisitions through borrowings and equity investments. Our total debt as of December 31, 2001 was $288.1 million and our total stockholder's equity as of that date was $48.8 million, giving us total debt representing approximately 86% of total capitalization. Our debt level makes us more vulnerable to economic downturns and adverse developments in our business.

         Net cash provided by operating activities was $16.5 million for the year ended December 31, 2001 compared to $7.7 million of net cash provided by operating activities in the year ended December 31, 2000. Cash provided by operating activities increased $8.8 million in 2001 due primarily to increased earnings and a $2.0 million refund of income taxes deposited in 2000.

         Net cash used for investing activities decreased $11.0 million to $13.1 million in the year ended December 31, 2001 from $24.1 million for the year ended December 31, 2000. This decrease primarily resulted from a $6.6 million decrease in capital expenditures, and the $6.1 million spent to acquire a fourth hot mixed asphalt plant in Pittsburgh in 2000.

         Cash flow used for financing activities was $1.8 million for the year ended December 31, 2001 as compared to $3.6 million of cash flow provided by financing activities in the year ended December 31, 2000. There was a $9.2 million reduction in long-term debt in the year ended December 31, 2001 and a $3.6 million decrease in long-term debt in the same period in 2000. Advances under the revolving credit facility were $13.3 million and $5.5 million in the years ended December 31, 2001 and December 31, 2000, respectively.

         Interest payments on our 13% senior subordinated notes due 2009 ($150 million outstanding as of December 31, 2001), which are unconditionally and irrevocably guaranteed, jointly and severally, by each of our domestic subsidiaries, debt service under our senior secured credit agreement described below, working capital, capital expenditures and mine development expenditures, incurred in the normal course of business as current deposits are depleted, represent our current significant liquidity requirements.

         Under our senior secured credit agreement, as of December 31, 2001, we had $32.3 million outstanding under the tranche A term loan facility (which matures in September 2005) and $91.5 million outstanding under the tranche B term loan facility (which matures in September 2007). In addition, this credit agreement provides us with a $50.0 million revolving credit facility. The revolving credit facility was partially drawn for $13.3 million as of December 31, 2001, and $7.5 million was allocated for letters of credit, leaving $29.2 million available for our use. As of March 15, 2002, borrowings under the revolving credit facility increased to $21.3 million, and $9.2 million was allocated for letters of credit, leaving $19.5 million available for our use. The revolving credit facility is available for general corporate purposes, including working capital and capital expenditures, but excluding acquisitions, and includes sublimits of $12.0 million and $3.0 million, respectively, for letters of credit and swingline loans. Debt under the senior secured credit agreement is collateralized by substantially all of our assets, including our real and personal property, inventory, accounts receivable and other intangibles. For a further description of our senior secured credit agreement, including certain restrictions that it imposes upon us and certain quarterly and annual financial covenants that it requires us to maintain, please see note 6 to our audited consolidated financial statements included elsewhere in this prospectus.

         As of December 31, 2001, the total of our future contractual cash commitments, including the repayment of our debt obligations under our senior secured credit agreement and our senior subordinated notes, is summarized as follows:

Contractual Cash Obligations                                                Payments Due by Period
                                                                            ----------------------
(In millions)
                                                                     Less than                                After
                                                           Total      1 year      1-3 years    4-5 years     5 years
                                                           ---------------------------------------------------------
Senior Long-Term Debt (1) .............................   $137.1       $10.6          $38.2       $88.3           $-
Subordinated Long-Term Debt ...........................    150.0           -              -           -        150.0
Capital Lease Obligations (2) .........................      3.9         1.0            2.7         0.2            -
Operating Lease Obligations (2) (3) ...................      4.0         2.1            1.7         0.2            -
Other Long-Term Obligations (3) .......................      2.7         0.9            1.4         0.3          0.1
Total Contractual Cash Obligations ....................   $297.7       $14.6          $44.0       $89.0       $150.1
--------------------------------------------------------------------------------------------------------------------------------


             (1) For a further description of the annual payment terms for the debt incurred under our senior secured credit agreement, please see note 6 to our audited consolidated financial statements included elsewhere in this prospectus.

             (2) We are obligated under certain capital and operating leases for railroad cars, mining properties, mining and processing equipment, office space, transportation and other equipment. Certain of our operating lease arrangements include options to purchase the equipment for fair market value at the end of the original lease term. Ownership of the equipment under a capital lease transfers to us at the end of the original lease term. Annual operating and capital lease commitments are presented in more detail in note 5 to our audited consolidated financial statements included elsewhere in this prospectus.

             (3) In March 2001, we entered into a sublease and option agreement for all rights, title and interest under leases held, and property owned, of a Pennsylvania aggregates operation known as the Jim Mountain Quarry. The original term of this agreement expires in March 2004. Included in our operating lease obligations is $0.4 million for our annual rental expense, and included in other long-term obligations is $0.8 million in annual payments covering an option to purchase the quarry and minimum annual royalty payments. If we decide not to exercise this option, any related amounts recorded will be expensed at that time. For a further description of this agreement, please see note 3 to our audited consolidated financial statements included elsewhere in this prospectus.

         On February 25, 2002, the lenders under our senior secured credit agreement approved an amendment effective January 31, 2002 that waived any default under the required leverage ratio and interest coverage covenants as of December 31, 2001 and revised these covenants under the credit agreement for the period of March 31, 2002 through December 31, 2002. In connection with this amendment and an earlier amendment, we have agreed to a 50 basis point increase in interest rates over the original credit agreement for any period in which our leverage ratio is greater than 5.0. A one-time amendment fee of approximately $424,000 was paid to the lenders as part of the amendment.

         We believe, based on our calendar year 2002 forecast, that we will be in compliance with the amended leverage ratio and interest coverage ratio covenants contained in the senior secured credit agreement throughout calendar year 2002. In the event that we do not substantially achieve our 2002 forecast, it will be necessary to seek further amendments to the senior secured credit agreement covenants. While we obtained amendments and waivers under the senior secured credit agreement in the past, there can be no assurance that future amendments or waivers will be granted or that such amendments or waivers, if granted, would be on terms satisfactory to us.

         Capital expenditures decreased $6.6 million, or 32.5%, to $13.7 million in the year ended December 31, 2001 from $20.3 million in the year ended December 31, 2000. Excluding possible acquisitions, our expected capital expenditure and mine development requirements for 2002 are $15.0 million.

         Our ability to satisfy our debt obligations and to pay principal and interest on our debt, fund working capital, mine development and acquisition requirements and make anticipated capital expenditures will depend on the future performance of our subsidiaries, which is subject to general economic, financial and other factors, some of which are beyond our control. We cannot be certain that the cash earned by our subsidiaries will be sufficient to allow us to pay principal and interest on our debts and meet our other obligations. We believe, however, that based on current levels of operations and anticipated growth, cash flow from operations, together with borrowings under the revolving credit facility, will be adequate for at least the next twelve months to make required payments of principal and interest on our debt and fund working capital, mine development and capital expenditure requirements.

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

There can be no assurance, however, that our business will generate sufficient cash flow from operations or that future borrowings will be available under the revolving credit facility in an amount sufficient to enable us to service our debt or to fund our other liquidity needs. If we do not have enough cash, we may be required to refinance all or part of our existing debt, including the notes, sell assets, borrow more money or raise equity. We cannot guarantee that we will be able to refinance our debt, sell assets, borrow more money or raise equity on terms acceptable to us, or at all.

Significant Factors Affecting Our Business

         Silica Health Risks and Litigation May Have a Material Adverse Effect on Our Business. The inhalation of respirable crystalline silica is associated with several adverse health effects. First, it has been known since at least the 1930s that prolonged inhalation of respirable crystalline silica can cause silicosis, an occupational disease characterized by fibrosis, or scarring, of the lungs. Second, since the mid-1980s, the carcinogenicity of crystalline silica has been at issue and the subject of much debate and research. In 1987, the International Agency for Research on Cancer, or IARC, an agency of the World Health Organization, classified crystalline silica as a probable human carcinogen. In 1996, a working group of IARC voted to reclassify crystalline silica as a known human carcinogen. On May 15, 2000, the National Toxicology Program, part of the Department of Health and Human Services, issued its ninth report on carcinogens, which reclassified crystalline silica (respirable size) from its previous classification as "a reasonably anticipated carcinogen" to "a known human carcinogen." Third, the disease silicosis is associated with an increased risk of tuberculosis. Finally, there is recent evidence of an association between crystalline silica exposure or silicosis and lung cancer and a possible association between crystalline silica exposure or silicosis and other diseases such as immune system disorders, like scleroderma, and end-stage renal disease.

         One of our subsidiaries, U.S. Silica, has been named as a defendant in an estimated 1,320 product liability claims alleging silica exposure filed in the period January 1, 2001 to December 31, 2001. U.S. Silica was named as a defendant in 154 similar claims filed in 1998, 497 filed in 1999 and 610 filed in 2000. U.S. Silica has been named as a defendant in similar suits since 1975; in each of the years 1983, 1987, 1995 and 1996, more than 100 claims were filed against U.S. Silica. The plaintiffs, who allege that they are employees or former employees of our customers, claim that our silica products were defective or that we acted negligently in selling our silica products without a warning, or with an inadequate warning. The plaintiffs further claim that these alleged defects or negligent actions caused them to suffer injuries and sustain damages as a result of exposure to our products. In almost all cases, the injuries alleged by the plaintiffs are silicosis or "mixed dust disease," a claim that allows the plaintiffs to pursue litigation against the sellers of both crystalline silica and other minerals. There are no pending claims of this nature against any of our other subsidiaries.

         As of December 31, 2001, there were an estimated 2,292 silica-related products liability claims pending in which U.S. Silica is a defendant. Almost all of the claims pending against U.S. Silica arise out of the alleged use of U.S. Silica products in foundries or as an abrasive blast media and have been filed in the states of Texas and Mississippi.

         ITT Industries, Inc., successor to a former owner of U.S. Silica, has agreed to indemnify U.S. Silica for third party silicosis claims (including litigation expenses) filed against it prior to September 12, 2005 alleging exposure to U.S. Silica products for the period prior to September 12, 1985, to the extent of the alleged exposure prior to that date. This indemnity is subject to an annual deductible of $275,000, which is cumulative and subject to carry-forward adjustments. The Company fully accrued this deductible on a present value basis when it acquired U.S. Silica. As of December 31, 2001 and 2000, this accrual amounted to $1.8 million and $1.7 million, respectively. Pennsylvania Glass Sand Corporation, predecessor to U.S. Silica, was a named insured on insurance policies issued to ITT Industries for the period April 1, 1974 to September 12, 1985 and to U.S. Borax (another former owner) for the period September 12, 1985 to December 31, 1985. To date, we have not sought coverage under these policies. Although we cannot provide any assurance, coverage under these policies may be available to us. Ottawa Silica Company (a predecessor that merged into U.S. Silica in 1987) had insurance coverage on an occurrence basis prior to July 1, 1985.

         On April 20, 2001, in an action pending in Beaumont, Texas (Donald Tompkins et al v. American Optical Corporation et al), a jury rendered a verdict against Ottawa Silica Company and Pennsylvania Glass Sand Corporation, predecessors to U.S. Silica, in the amount of $7.5 million in actual damages. On June 1, 2001, the trial judge entered judgment on the verdict against U.S. Silica in the amount of $5,928,000 in actual damages (the verdict

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


of $7.5 million, less credits for other settlements), approximately $464,000 in prejudgment interest and $40,000 in court costs. In addition, punitive damages were settled for $600,000.

         In light of the facts entered into evidence relating to the timing of the exposure, we believe that the entire judgment and settlements of the Tompkins action are covered by a combination of Ottawa Silica Company's insurance coverage and the current indemnity agreement of ITT Industries, in each case, discussed above. After the judgment was entered by the trial judge and upon the posting of a bond, we filed an immediate appeal to the appropriate appellate court in Texas. Based on advice of counsel, we believe that there were meritorious grounds to file the appeal and that a reversal and remand of the case is probable.

         It is likely that we will continue to have silica-related product liability claims filed against us, including claims that allege silica exposure for periods after January 1, 1986. We cannot guarantee that our current indemnity agreement with ITT Industries (which currently expires in 2005 and in any event only covers alleged exposure to U.S. Silica products for the period prior to September 12, 1985), or potential insurance coverage (which, in any event, only covers periods prior to January 1, 1986) will be adequate to cover any amount for which we may be found liable in such suits. Any such claims or inadequacies of the ITT Industries indemnity or insurance coverage could have a material adverse effect in future periods on our consolidated financial position, results of operations or cash flows, if such developments occur.

         We record amounts for product liability claims based on estimates of our portion of the cost to be incurred for all pending product liability claims and estimates based on the present value of an incurred but not reported liability for unknown claims for exposures that occurred before 1976, when we began warning our customers and their employees of the health effects of crystalline silica. Estimated amounts recorded are net of any expected recoveries from insurance policies or the ITT Industries indemnity. The amounts recorded for product liability claims are estimates, which are reviewed periodically by management and legal counsel and adjusted to reflect additional information when available. The process of estimating and recording amounts for product liability claims is imprecise and based on a variety of assumptions some of which, while reasonable at the time, may prove to be inaccurate. As of December 31, 2001 and December 31, 2000, we had recorded as an other noncurrent liability $4.6 million and $3.2 million, respectively, for product liability claims.

         The exposure of persons to silica and the accompanying health risks have been, and will continue to be, a significant issue confronting the industrial minerals industry and our industrial minerals segment. Concerns over silicosis and other potential adverse health effects, as well as concerns regarding potential liability arising from the use of silica, may have the effect of discouraging our customers' use of our silica products. The actual or perceived health risks of mining, processing and handling silica could materially and adversely affect silica producers, including us, through reduced use of silica products, the threat of product liability or employee lawsuits, increased levels of scrutiny by federal and state regulatory authorities of us and our customers or reduced financing sources available to the silica industry.

         Our Business Is Subject to Operating Risks, Including Fluctuations in Oil and Energy Prices. All of our revenue is and will be derived from our industrial minerals and aggregates businesses. The mining, processing and related infrastructure facilities of these businesses are subject to risks normally encountered in the industrial minerals and aggregates industries. These risks include environmental hazards, industrial accidents, technical difficulties or failures, late delivery of supplies, the price and availability of power, the price and availability of transportation, unusual or unexpected geological formations or pressures, cave-ins, pit wall failures, rock falls, unanticipated ground, grade or water conditions, flooding and periodic or extended interruptions due to the unavailability of materials and equipment, inclement or hazardous weather conditions, fires, explosions or other accidents or acts of force majeure. Any of these risks could result in damage to, or destruction of, our mining properties or production facilities, personal injury, environmental damage, delays in mining or processing, losses or possible legal liability. Any prolonged downtime or shutdowns at our mining properties or production facilities could have a material adverse effect on us.

         In addition, the price or availability of oil, a raw material used in making hot mixed asphalt, could adversely affect operating costs, which could in turn adversely affect our operating results if we cannot pass these increased costs through to our customers or if customers use less asphalt due to higher prices. Furthermore, increased energy prices, particularly relating to natural gas, propane, diesel fuel and other petroleum-based products, could adversely affect operating costs and, therefore, operating results.

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


         Demand for Our Products Is Affected by External Factors. Demand in the markets served by the industrial minerals and aggregates industries is affected by many external factors, including the general and regional economic conditions in the states in which we produce and sell our products, demand for automobiles and other vehicles, the substitution of plastic or other materials for glass, levels of government spending on road and other infrastructure construction and demand for residential and commercial construction. General or localized economic downturns or other external factors adversely affecting demand in the areas where we sell our products could result in a decrease in sales and operating income and, therefore, could have a material adverse effect on us. For example, because our aggregates business is more geographically concentrated than the businesses of some of our competitors, we may be more vulnerable to local economic conditions in Pennsylvania and New Jersey.

         We Rely Heavily on Third Party Transportation. We rely heavily on railroads and trucking companies to ship our industrial minerals and aggregates products to our customers. Because freight costs represent a significant portion of the total cost to the customer, fluctuations in freight rates can change the relative competitive position of our production facilities. Rail and trucking operations are subject to various hazards, including extreme weather conditions, work stoppages and operating hazards. If we are unable to ship our products as a result of the railroads or trucking companies failing to operate or if there are material changes in the cost or availability of railroad or trucking services, we may not be able to arrange alternative and timely means to ship our products, which could lead to interruptions or slowdowns in our businesses and, therefore, have a material adverse effect on us.

         Future Acquisitions May Adversely Affect Our Operations. We may actively pursue acquisition opportunities, some of which could be material. We may finance future acquisitions through internally generated funds, bank borrowings, public offerings or private placements of equity or debt securities, or a combination of these sources. We might not be able to make acquisitions on terms that are favorable to us, or at all. If we do complete any future acquisitions, we will face many risks, including the possible inability to integrate an acquired business into our operations, diversion of our management's attention, failure to retain key acquired personnel and unanticipated problems or liabilities, some or all of which could have a material adverse effect on us. Acquisitions could place a significant strain on management, operating, financial and other resources and increased demands on our systems and controls.

Inflation

         We do not believe that inflation has had a material impact on our financial position or results of operations during the periods covered by the financial statements included in this prospectus.

Seasonality

         Our aggregates business is seasonal, due primarily to the effect of weather conditions in winter months on construction activity in our Pennsylvania and New Jersey markets. Due to this, peak sales of aggregates occur primarily in the months of April through November. Accordingly, our results of operations in any individual quarter may not be indicative of our results of operations for the full year.

Quantitative and Qualitative Disclosures About Market Risk

         We do not expect to enter into financial instruments for trading purposes. We anticipate periodically entering into interest rate swap agreements to effectively convert all or a portion of our floating-rate debt to fixed-rate debt in order to reduce our exposure to movements in interest rates. Such agreements would involve the exchange of fixed and floating interest rate payments over the life of the agreement without the exchange of the underlying principal amounts. The impact of fluctuations in interest rates on the interest rate swap agreements is expected to be offset by the opposite impact on the related debt. We record the payments or receipts on the agreements as adjustments to interest expense. Swap agreements will only be entered into with syndicate banks. In addition, we may enter into interest rate cap agreements, which limit our variable rate interest to a specified level. In the future, we may enter into natural gas and other energy related hedge arrangements in order to reduce our exposure to changes in commodity energy prices. At this time, we have no energy hedge agreements outstanding.

         We are exposed to various market risks, including changes in interest rates. Market risk related to interest rates is the potential loss arising from adverse changes in interest rates.

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


         At December 31, 2001, we had an outstanding interest rate swap agreement maturing in 2004 with a notional principal amount of $30.0 million. At December 31, 2000, we had outstanding interest rate swap agreements maturing in 2001 with an aggregate notional principal amount of $30.0 million. At December 31, 1999, we had outstanding interest rate swap agreements maturing in 2001 with an aggregate notional principal amount of $30.0 million. These swaps effectively convert the variable interest rates on the notional principal amounts to a fixed interest rate. In addition, we had interest rate cap agreements at December 31, 2001, 2000 and 1999 with aggregate notional principal amounts of $46.0 million, $57.0 million and $51.0 million, respectively. These agreements effectively limit the variable interest rate on the notional principal amount of variable rate debt to 6.5%.

         The fair value of interest rate swap and cap agreements represents the estimated receipts or payments that we would make to terminate the agreements. At December 31, 2001, we would have paid $800,000 to terminate the interest rate swap agreement and received $149,000 to terminate the interest rate cap agreements.

         The fair market value of our long-term fixed interest rate debt is subject to interest rate risk. Generally, the fair market value of the fixed interest rate debt will increase as the interest rates fall and decrease as interest rates rise. At December 31, 2001, the estimated fair value of our fixed interest rate long-term debt (including current portion) was approximately $22.5 million less than its carrying value of $150.0 million due to changes in market conditions for the senior subordinated notes, which were trading at 85% of their face value as of December 28, 2001. If the prevailing interest rates at December 31, 2001 increased by 1.0%, the fair market value of our total long-term debt would decrease by approximately $5.2 million.

Environmental and Related Matters

         We discuss certain environmental matters relating to our various production and other facilities, certain regulatory requirements relating to human exposure to crystalline silica and our mining activity and how such matters may affect our business in the future under "Business--Government Regulation."

Recent Accounting Pronouncements



         In June 1998, Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," was issued. SFAS No. 133 requires that all derivatives be recognized either as assets or liabilities in the statement of financial position and be measured at fair value. SFAS No. 133, as amended by SFAS 137, "Accounting for Derivative Instruments and Hedging Activities -- Deferral of the Effective Date of FASB," is effective for fiscal years beginning after June 15, 2000. The effect of adopting this standard at January 1, 2001 was immaterial to our consolidated financial position and results of operations.

         In June 2001, Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations," was issued. SFAS No. 141 establishes accounting and reporting standards for business combinations. The provisions of SFAS 141, which eliminate pooling of interest accounting, apply to all business combinations initiated after June 30, 2001, and had no effect on our financial statements.

         Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets," was issued in June 2001 and is effective for fiscal years beginning after December 16, 2001. SFAS 142 eliminates goodwill amortization and requires an evaluation of goodwill impairment upon adoption, as well as subsequent annual valuations, or more frequently if circumstances indicate a possible impairment. Impairment if any, resulting from the initial application of SFAS 142 will be classified as a cumulative effect of a change in accounting principles. Subsequent impairments, if any, would be classified as an operating expense. Under SFAS 142, other intangible assets that meet certain criteria will qualify for recognition on the balance sheet and will continue to be amortized in the income statement.

         Adoption of SFAS 142 will eliminate annual goodwill amortization expense of approximately $1.2 million. Although this standard will increase our results of operations in the future due to the elimination of goodwill amortization, any impairment would result in a change as discussed above. We are in the process of assessing the impact of adopting SFAS 142.

         Statement of Financial Accounting Standards ("SFAS") No. 143, "Accounting for Asset Retirement Obligations," was issued in June 2001. SFAS 143 establishes accounting and reporting standards for obligations

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


associated with the retirement of tangible long-lived assets. SFAS 143 is effective for fiscal years beginning after June 15, 2002 and we are evaluating the impact, if any, of adopting SFAS 143.

         Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," was issued in August 2001. SFAS 144 establishes accounting and reporting standards for impairment of long-lived assets to be disposed of, and is effective for fiscal years beginning after December 15, 2001. We are evaluating the impact of adopting SFAS 144 but do not believe the effect of adoption will be material to reported results.

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                                    BUSINESS

General

         We mine, process and market industrial minerals, principally industrial silica, in the eastern and midwestern United States. We also mine, process and market aggregates and produce and market hot mixed asphalt in certain parts of Pennsylvania and New Jersey.

         We are the second leading producer of industrial silica in the United States, accounting for approximately 24% of industry volume in 2001, and believe that we have leading positions in most of our key end use markets for our silica products, typically occupying the number one or two position by sales. These end use markets include container glass, fiberglass, specialty glass, flat glass, fillers and extenders, chemicals and ceramics. We also supply our silica products to the foundry, building materials and other end use markets.

         Our customers use our aggregates, which consist of high quality crushed stone, construction sand and gravel, for road construction and maintenance, other infrastructure projects and residential and commercial construction and to produce hot mixed asphalt and concrete products. We also use our aggregates to produce hot mixed asphalt.

         We operate a network of 27 production facilities in 14 states. Many of our production facilities are located near major modes of transportation and our significant customers, which reduces transportation costs and enhances customer service. Our principal industrial minerals and aggregates properties each have deposits that we believe will support production in excess of 15 years. Our industrial minerals business (substantially all the sales of which consists of silica products) and our aggregates business accounted for 61% and 39% of our sales, respectively, for the year ended December 31, 2001.

Products

         We operate in two business segments: industrial minerals products and aggregates products.

         Industrial Minerals. Our industrial minerals products are processed to meet a broad range of chemical purity, particle shape and sizing specifications. Our key industrial minerals products are known as unground silica, ground silica, fine ground silica, kaolin and aplite. Our unground silica products consist of silica of various size grades ranging from 120 to 20 mesh. For the year ended December 31, 2001, we sold 5.7 million tons of unground silica. Our ground silica products consist of unground silica that is further processed into sizes of 40 to 125 microns. For the year ended December 31, 2001, we sold 500,000 tons of ground silica. Our fine ground silica products consist of ground silica that we have further processed with highly engineered equipment into size grades of 5 to 40 microns. For the year ended December 31, 2001, we sold 50,000 tons of fine ground silica. In addition to our silica products we also produce a limited amount of kaolin and aplite. Kaolin is a mineral co-product in our production of silica in Kosse, Texas that we sell primarily as a filler and extender to the paints and coatings industry. For the year ended December 31, 2001, we sold 48,000 tons of kaolin. Aplite is an alumina source produced at our Montpelier, Virginia facility that we sell primarily to the glass industry. For the year ended December 31, 2001, we sold 229,000 tons of aplite.

         Aggregates. Our aggregates products include high quality crushed stone, construction sand and gravel, which we provide in various sizes, and hot mixed asphalt. Hot mixed asphalt is a blended mixture of approximately 95% crushed stone, sand or gravel bound together by asphalt oil. A major component of the road system in the United States, hot mixed asphalt covers approximately 95% of the paved roads in the United States, and the hot mixed asphalt industry generates over $10 billion in sales annually in the United States. Market growth and demand is primarily driven by road construction and population growth. We sold 10.2 million tons of our aggregates products that included 2.0 million tons of our hot mixed asphalt for the year ended December 31, 2001.

         We produce a high quality, anti-skid asphalt for use in Superpave. Superpave is a relatively new approach to asphalt mix design, which provides designers with standards for customizing roadway mixes for specific weather and traffic conditions. This new set of standards generally requires high quality aggregates that conform to a variety of specific characteristics, including hardness, absorption, size and shape. Many state governments have elected to require their roadways to conform to the Superpave standards. For example, the Pennsylvania Department of

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Transportation requires all roadway contracts to include the use of the
Superpave standards. We have the ability both to supply our customers with the quality of aggregates required for Superpave as well as to manufacture Superpave-compliant asphalt from our own hot mixed asphalt plants

End Use Markets and Customers

         Our industrial minerals and aggregates businesses generate sales from a diversified base of customers and end use markets. During the year ended December 31, 2001, we exceeded $10 million in sales in each of 8 distinct end use markets, and no single customer accounted for more than 5% of our sales.

         Industrial Minerals. Our industrial mineral products are sold into a variety of end use markets, as described below.

         Container Glass. We supply unground silica and aplite to the container glass end use market for use in the production of food, beverage and liquor bottles.

         Fiberglass. We supply unground and ground silica and aplite to the textile and insulation fiberglass end use markets. Textile fiberglass is used in the production of roofing products and composites for automotive parts, sports equipment and boats. Insulation fiberglass is used to maximize energy efficiency in buildings by insulating heating and cooling ducts, attics, basements and exterior walls.

         Specialty Glass. We supply unground and ground silica and aplite to the specialty glass end use market for use in the production of television tubes, lights and tableware. Because of the higher quality standards in this market, certain of our industrial minerals for specialty glass are shipped regionally, nationally and also are exported.

         Flat Glass. We supply unground silica to the flat glass end use market for use in the production of automotive glass and windows. Windows are primarily used in commercial and residential construction and remodeling.

         We estimate that in 2001 our shipments of industrial silica to the container glass, fiberglass, specialty glass and flat glass end use markets accounted for approximately 29% of the total volume of industrial silica shipped to the glass end use markets in the United States.

         Foundry. We supply unground and ground silica to the foundry end use market for use in the production of automotive, heavy equipment and machine tool castings. We estimate that in 2001 we accounted for approximately 14% of the silica volume shipped to the foundry end use market in the United States.

         Fillers and Extenders. We supply unground, ground and fine ground silica and kaolin to the paints and coatings end use market as fillers and extenders in the production of architectural, industrial and traffic paints, and to the rubber and plastic end use market for use in the production of epoxy molded countertops and silicone rubber. We estimate that in 2001 we accounted for approximately 30% of the silica volume shipped to the fillers and extenders end use market in the United States. We are able to ship certain of these products, which are primarily marketed on a local basis, to customers nationally as well as regionally. In addition, we are also able to compete internationally with some of these products.

         Building Materials. We supply unground, ground and fine ground silica and kaolin to the building materials end use market for use in the production of bricks, stucco, concrete and asphalt shingles. We estimate that in 2001 we accounted for approximately 25% of the silica volume shipped to the building materials end use market in the United States.

         Chemicals. We supply unground and ground silica to the chemicals end use market where it is used in the manufacture of sodium silicate, which is used in products such as detergents, paper textile, finishing and dental products. We estimate that in 2001 we accounted for approximately 70% of the silica volume shipped to the chemicals end use market in the United States.

         Ceramics. We supply unground, ground and fine ground silica and kaolin to the ceramics end use market for use in the production of ceramic whiteware, floor tiles and glaze formulations. We estimate that in 2001 we accounted for approximately 29% of the silica volume shipped to the ceramics end use market in the United States.

         Other. We also supply our silica, kaolin and aplite to a variety of additional markets. For example, our silica is used as fracturing sand in the oil and gas end use market and in athletic fields, race tracks, sand boxes, playgrounds and golf courses.

         Aggregates. We supply our aggregates products primarily to the paving and construction end use market in southern New Jersey and southeastern and western Pennsylvania for use in pavements. We also supply our aggregates for use in outside recreational facilities, sport stadiums and residential and commercial construction. We use the remainder of our aggregates to produce hot mixed asphalt.

         Our aggregates business is highly seasonal, due primarily to the effect of weather conditions on construction activity in the markets that we serve. Poor weather during the peak season of our aggregates business from April through November could result in lower sales of aggregates by reducing or delaying road construction and maintenance, other infrastructure projects and residential and commercial construction. In the past, significant changes in weather conditions during this period have caused variations in demand for aggregates. In addition, because we are not as geographically diverse as some of our aggregates competitors, we may be more vulnerable than these competitors to poor weather conditions in the geographic areas in which we operate.

         In 1998, Congress established TEA-21. TEA-21 establishes a $218 billion transportation program that provides for increased federal funding for highways and related infrastructure improvements through 2003. TEA-21 authorizes average annual federal spending on highways and related infrastructure improvements of approximately $26 billion. In Pennsylvania and New Jersey, our primary aggregates markets, average annual federal spending on highways and related infrastructure improvements under TEA-21 is projected to be approximately 47% and 30% higher, respectively, than under the predecessor program.

         Many of our aggregates customers depend substantially on government funding of highway construction and maintenance and other infrastructure projects. Although TEA-21 provides for increased federal funding for highways and related infrastructure improvements through 2003, there can be no assurance that any successor program adopted by Congress, if one is adopted at all, will provide for equivalent or increased government funding. Furthermore, although TEA-21 provides for federal funding through 2003, state and municipal governmental entities need to provide for matching funds in order to obtain federal funding under TEA-21, and state and municipal governmental entities have separate approval processes relating to the matching of any federal funding for highways that have not been completed. Accordingly, a decrease in federal funding of highways and related infrastructure improvements after the expiration of TEA-21, or a failure of states or municipalities to match the federal funding to be provided by TEA-21, could adversely affect our revenue and profits in our aggregates business. In addition, unlike some of our competitors, we currently sell our aggregates products almost entirely in only two states, Pennsylvania and New Jersey. As a result, we are more vulnerable than our more geographically diverse competitors to decreases in state government highway spending in those states.

Sales and Marketing

         We market our industrial minerals products primarily on a local basis. Our local sales and marketing efforts are each managed by a regional sales person, and are directed to meet our local customers' specific needs. Our technical and customer service personnel support our local sales and marketing personnel. Certain of our smaller local customers are primarily serviced by customer service representatives located at our facilities. We also sell to distributors for resale to customers who desire to purchase a combination of our industrial minerals and other products that the distributor supplies.

         In the case of our customers that have facilities in multiple states, we also direct our sales and marketing efforts at the corporate headquarters level. While competition for these customers generally remains at the local level, the terms of certain of our agreements are negotiated with the customer at the corporate level. Our national account managers also coordinate multi-disciplinary teams that work with these customers and their technical and engineering departments to jointly develop specifications for industrial minerals to meet their local product and application needs. In addition, we provide technical and customer service to these customers' individual facility locations at the local level.

     We market our aggregates products, including our hot mixed asphalt, directly through our local sales force, which calls on our customers at their facilities.

Competition

     We operate in the highly competitive industrial silica and aggregates industries. Transportation costs are a significant portion of the total cost of industrial minerals and aggregates to customers, typically representing up to 50% of that cost. As a result, the industrial minerals and aggregates markets are typically local, and competition from beyond the local area is limited. Although we experience competition in all of our end use markets, we believe that we are a leading producer in the key end use markets and geographic areas that we serve.

     The industrial silica industry is a competitive market that is characterized by a small number of large, national producers and a larger number of small, regional producers. We are the second leading producer of industrial silica in the United States, accounting for approximately 24% of industry volume in 2001. We compete with, among others, Unimin Corporation, Fairmount Minerals, Inc., Oglebay Norton Industrial Sands, Inc. and Badger Mining Corporation. Competition in the industrial minerals industry is based on price, consistency and quality of product, site location, distribution capability, customer service, reliability of supply, breadth of product offering and technical support. In addition, there is significant underutilized capacity in the industrial minerals industry that could adversely affect the pricing of our industrial minerals products.

     In recent years, the aggregates industry has seen increasing consolidation, although competition remains primarily local. Competition in the aggregates industry is based primarily on price, quality of product, site location, distribution capability and customer service. Due to the high cost of transportation relative to the value of the product, competition within the aggregates industry favors producers with aggregates production facilities in close proximity to transportation modes and customers. Accordingly, in Pennsylvania and New Jersey, we compete primarily with local or regional operations. In addition, in western Pennsylvania, slag, a residue from steel processing, also competes with our aggregates products.

     Many of our competitors are large companies that have greater financial resources than we do, may develop technology superior to ours and have production facilities that are located closer to key customers. We cannot guarantee that we will be able to compete successfully against our competitors in the future or that competition will not have a material adverse effect on us.

Production and Distribution

     Our production process for our industrial minerals generally consists of mining mineral ore followed by a number of processing steps. All of our industrial minerals mining operations involve surface mining. As is customary in our industry, some of our mining operations, particularly drilling and blasting, are outsourced to third parties. After the mineral ore is mined we crush it into various sizes, depending on the specific customer application. We then remove impurities from the materials in a washing process and remove oversized particles by screening. Moisture is removed through a drying process and the product is loaded into trucks or rail cars for shipment or is bagged before shipping.

     We ship our industrial mineral products direct to our customers by either truck or rail. Bagged product is generally distributed by truck. We sometimes utilize rail-truck transfer stations to deliver our products if we can thereby achieve lower delivery costs to a given customer or region. Almost all our truck shipments of industrial minerals are carried out by third parties. Our rail shipments are generally made by railcar equipment owned by the railroad, although for some customers and regions we lease our own railcars. Given the value to weight ratio of most of our industrial mineral products, the cost-effective distribution range is approximately 200 miles. For some of our high margin fine ground silica and other specialty products such as kaolin, we can effectively distribute our products nationally and, in some cases, internationally.

     Our production process for our aggregates consists of mining mineral ore and then crushing it into various sizes based on customer specifications. All of our aggregates mining operations involve surface mining, except for two that involve underground mining. Generally, surface mining is subject to less operational risk than underground mining. We either ship our aggregates products directly to our customers by truck, typically within 75 miles of the plant, or store it at our facility to meet future customer demand. In certain instances we deliver large orders by rail. Our hot mixed asphalt is produced by mixing our aggregates with asphalt oil, blending to customer specifications and then delivering by truck typically within 30 miles of the plant.

     Our CATS subsidiary runs a cooperative fleet of dump trucks owned by independent contractors. CATS hires these trucks for hauling aggregates and other bulk materials. In return, the independent trucking contractors benefit from a steady source of work and bulk discounts on fuel, tires and other services. CATS enables us to secure reliable access to a fleet of approximately 200 dump trucks on a cost-effective basis.

Technical Support

     We operate an industrial minerals laboratory to monitor the quality of our products, plants and services. The laboratory has four principal functions. The technical service function provides support to both current and prospective customers and performs controlled tests for a variety of applications. The lab also assists foundries in their quality control programs through periodic testing of their sand and equipment, a service that has enabled us to increase our business by acquiring several large foundries as customers. The application function evaluates the chemical, physical and performance characteristics of our products and those of our competitors. These evaluations assist us in developing new products and applications and enable us to provide our customers with technical support and recommendations. The analytical function both provides support for plants lacking the ability to provide certain technical information to customers, and analyzes drill core samples to provide data for short- and long-term mine planning. The mineral processing function is designed to simulate all plant processes, primarily preparing and analyzing drill core samples for mine planning purposes and providing expertise in plant problem troubleshooting. We are ISO 9002 registered at nine plants.

Employees

     As of March 1, 2002, we had approximately 1,050 employees, of which approximately 550 were represented by 12 local unions under 12 union contracts. These union contracts have remaining durations ranging from one to five years. Over the last 10 years, we have been involved in numerous labor negotiations, only two of which have resulted in a work disruption at two of our 27 facilities. During these disruptions, the operations of the facilities and our ability to serve our customers were not materially affected. Although we consider our current relations with our employees to be good, if we do not maintain these good relations, or if a work disruption were to occur, we could suffer a material adverse effect.

Properties

         We own or lease a number of properties located in the eastern and midwestern United States. Our headquarters is in Berkeley Springs, West Virginia. Set forth below is the location, use, status and number of years of remaining reserves as of December 31, 2001 for each of our principal properties:

                                                                                                             Number of Years
Location                                                  Use                               Status        Remaining Reserves/1/
--------                                                  ---                               ------        ---------------------
Berkeley Springs, WV                               Corporate offices                        Owned                N/A

Industrial Minerals
Berkeley Springs, WV                         Silica mining and processing                   Owned                 24
Columbia, SC                                 Silica mining and processing                   Leased                26
Dubberly, LA                                 Silica mining and processing                Owned/Leased             34
Dundee, OH                                   Silica mining and processing                   Owned                 77
Hurtsboro, AL                                Silica mining and processing                Owned/Leased             9
Jackson, TN                                  Silica mining and processing                   Owned                 31
Kosse, TX                               Silica and kaolin mining and processing          Owned/Leased             31
Mapleton Depot, PA                           Silica mining and processing                Owned/Leased             25
Mill Creek, OK                               Silica mining and processing                Owned/Leased             26
Montpelier, VA                               Aplite mining and processing                Owned/Leased             40
Ottawa, IL                                   Silica mining and processing                   Owned                 62
Pacific, MO                                  Silica mining and processing                   Owned                 69
Rockwood, MI                                       Silica processing                        Owned                N/A

Aggregates
Adamsburg, PA                                   Hot mixed asphalt plant                     Owned                N/A
Berlin, NJ                              Construction sand mining and processing             Owned                 13
Cedar Lake, NJ                          Construction sand mining and processing             Owned                 18
Jim Mountain, PA                                     Stone quarry                           Leased                35
Mauricetown, NJ                                    Silica processing                        Owned                N/A
Newport, NJ                       Construction sand and silica mining and processing     Owned/Leased             23
Ottsville, PA                            Stone quarry; hot mixed asphalt plant              Owned                 29
Penns Park, PA                           Stone quarry; hot mixed asphalt plant              Owned                 30
Port Elizabeth, NJ                Construction sand and silica mining and processing        Owned                 39
Rich Hill, PA                                        Stone quarry                        Owned/Leased             29
Sewickly, PA                                    Hot mixed asphalt plant                     Owned                N/A
Springfield Pike, PA                Stone quarry; hot mixed asphalt plant; offices          Owned                 45
Upper Township, NJ                      Construction sand mining and processing          Owned/Leased             3
Washington, PA                                  Hot mixed asphalt plant                     Owned                N/A

__________________________________
(1) The number of years of remaining reserves for each of our principal properties as of December 31, 2001 is based on extraction and production information collected during 2001.

         With respect to each operation at which we mine industrial minerals and aggregates, we obtain permits from various governmental authorities prior to the commencement of mining. The current permitted deposits on our properties are sufficient to support production, based on historical rates of production ranging from approximately four years to approximately 77 years. We obtain permits to mine deposits as needed in the normal course of business based on our mine plans and state and local regulatory provisions regarding mine permitting and licensing. Based on our historical permitting experience, we expect to be able to continue to obtain necessary mining permits to support historical rates of production. Industrial minerals and aggregates properties which have deposits (which include both permitted and unpermitted deposits) that we believe are sufficient to support production for over 15 years accounted for approximately 97% of our sales for the year ended December 31, 2001. Additionally, to further assure sufficient deposits and adequate facilities to meet future demand, we plan to obtain new deposits through expansion of existing sites, where feasible, and acquisitions of industrial minerals and aggregates businesses.

         Some of our mining leases can be indefinitely renewed by us on an annual basis while others have terms ranging from two to 50 years (including unilateral renewal rights). These leases generally provide for royalty payments to the lessor based on a specific amount per ton or a percentage of revenue. In addition, we have a number of non-mining leases that relate to the above properties that permit us to perform activities that are ancillary to the mining of industrial minerals or aggregates such as surface use leases that allow haul trucks to transport material from the mine to the plant site.

Legal Proceedings

     We are a defendant in various lawsuits related to our business. These matters include lawsuits relating to the exposure of persons to silica. For a detailed discussion of these lawsuits and potential liability to us, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Significant Factors Affecting Our Business -- Silica Health Risks and Litigation May Have a Material Adverse Effect on Our Business." Although we cannot predict what the full effect of these or other lawsuits will be, we currently believe that these claims and proceedings in the aggregate are unlikely to have a material adverse effect on us.




Government Regulation

     Environmental Matters. We are subject to a variety of governmental regulatory requirements relating to the environment, including those relating to our handling of hazardous materials and air and wastewater emissions. Some environmental laws impose substantial penalties for noncompliance, and others, such as the federal Comprehensive Environmental Response, Compensation, and Liability Act, impose strict, retroactive and joint and several liability upon persons responsible for releases of hazardous substances.

     We believe that we have all material environmental permits, that our operations are in substantial compliance with applicable laws and that any noncompliance is not likely to have a material adverse effect on us. Through periodic self-audits, we continually evaluate whether we must take additional steps to ensure compliance with existing environmental laws. However, if we fail to comply with present and future environmental laws and regulations, we could be subject to liabilities or our operations could be interrupted. In addition, future environmental laws and regulations could restrict our ability to expand our facilities or extract our mineral deposits or could require us to acquire costly equipment or to incur other significant expenses in connection with our business. Although we believe we have made sufficient capital expenditures to achieve substantial compliance with existing environmental laws and regulations, future events, including changes in any environmental requirements and the costs associated with complying with such requirements, could have a material adverse effect on us.

     We have taken a number of steps to minimize potential environmental liabilities and address environmental activities in a proactive manner, including performing regular environmental audits, performing Phase 1 environmental assessments on all of our properties in 1995 and, prior to acquisition, on all properties acquired after that time, removing all known underground storage tanks, replacing PCB-containing transformers with non-PCB transformers and developing and implementing an "environmental information management system" to allow us to better track permits and compliance matters.

     Some of our facilities have a long history of industrial operations. As such, we may have liability for cleanup of contamination from historical discharges of hazardous materials. For example, we may be required to remediate groundwater contamination at our Rockwood, Michigan facility. Although the contamination has not moved off of our site and has not affected drinking water supplies, further action may be required by state authorities. Our Ottawa, Illinois facility has trace levels of arsenic contamination in the groundwater beneath the quarries. Studies show that there is no health risk to workers and that the product is not contaminated. We believe that we have claims against responsible third parties or have insurance coverage for these matters. We also believe that, even assuming third-party or insurance recoveries were not successful, all such remediation matters, individually or in the aggregate, would not have a material adverse effect on us. We have identified other areas of historic waste disposal on our properties. Historically, the waste, pallets, bags, scrap metal and other wastes from the plant sites were dumped on certain of our lands. The presence of the disposal areas has not materially impacted, and is not expected to materially impact, our operations or otherwise have a material adverse effect on us.

     Regulation of Silica. The Occupational Safety and Health Administration, or OSHA, regulates work place exposure to crystalline silica at our customer locations through a "permissible exposure level," commonly referred to as a PEL and through ancillary provisions. In the Department of Labor regulatory agenda published in December 2001, OSHA announced that it would move forward with a crystalline silica rule-making only if the affected parties reach a consensus concerning any changes to the existing OSHA regulation of crystalline silica.

     The Mining Safety and Health Administration, or MSHA, regulates occupational health and safety matters for mining. Accordingly, MSHA regulates our quarries, underground mines and industrial mineral processing facilities. The MSHA "threshold limit value" for crystalline silica as quartz is the same as the current OSHA PEL. MSHA is expected to follow OSHA's actions regarding the permissible limits of exposure to crystalline silica for mining.

     The Environmental Protection Agency, or EPA, is currently evaluating crystalline silica under its Integrated Risk Information System, or IRIS, program. Essentially, the EPA is conducting a risk assessment regarding the cancer and non-cancer health effects of crystalline silica and may possibly develop reference concentrations for non-cancer health effects and unit risk factors for cancer health effects. These reference concentrations and unit risk factors, if developed, will be entered into the EPA IRIS database. In a recently published EPA regulatory agenda, the EPA announced that the EPA's evaluation of crystalline silica under the IRIS program would be complete in 2004 or 2005. In addition, several states have considered, and a few have promulgated, regulations regarding crystalline silica air emissions. For example, in Oklahoma and Texas, crystalline silica is considered a toxic air contaminant. As such, these states have established maximum allowable ambient concentrations, or MAACs, for crystalline silica (quartz). Generally, these MAACs establish limits for facility crystalline silica emissions, measured at the facility property line. The IRIS initiative and state MAAC standards could result in lower permit limits requiring costly equipment upgrades or operational restrictions.

     In 2001, Massachusetts classified crystalline silica smaller than 10 micron in particle size and used for abrasive blasting or in foundry molding operations as a toxic substance for purposes of the state's toxic use reduction act program. The toxic use reduction act program imposes fees on the use of toxic substances and requires certain users of toxic substances to develop plans to reduce the use of the toxic substance. California requires that a warning accompany any chemical that the state has published as being known to cause cancer. "Silica, crystalline (airborne particles of respirable size)" has been included as a carcinogen under these criteria since 1988. These state programs may have the effect of reducing our customers' demand for silica products.

     We believe that we materially comply with governmental requirements for crystalline silica exposure and emissions and other regulations relating to silica and plan to continue to comply with these regulations. However, we cannot guarantee that we will be able to comply with any new standards that are adopted or that these new standards will not have a material adverse effect on us by requiring us to modify our operations or equipment or shut down some of our plants. Additionally, we cannot guarantee that our customers will be able to comply with any new standards or that any such new standards will not have a material adverse effect on our customers by requiring them to shut down old plants and to relocate plants to locations with less stringent regulations that are further away from us. Accordingly, we cannot at this time reasonably estimate our costs of compliance or the timing of any costs associated with any new standards, or any material adverse effects that any new standards will have on our customers and, consequently, on us.

     Mining and Processing of Minerals. In addition to the regulatory matters described above, the industrial minerals and aggregates industries are subject to extensive governmental regulation on matters such as permitting and licensing requirements, plant and wildlife protection, wetlands protection, reclamation and restoration of mining properties after mining is completed, the discharge of materials into the environment, surface subsidence from underground mining and the effects that mining has on groundwater quality and availability. Our future success depends upon the quantity of our industrial minerals and aggregates deposits and our ability to extract these deposits profitably. It is difficult for us to estimate quantities of recoverable deposits, in part due to future permitting and licensing requirements. We believe we have obtained all material permits and licenses required to conduct our present mining operations. However, we will need additional permits and renewals of permits in the future. We may be required to prepare and present to governmental authorities data pertaining to the impact that any proposed exploration or production activities may have upon the environment. New site approval procedures may require the preparation of archaeological surveys, endangered species studies and other studies to assess the environmental impact of new sites. Compliance with these regulatory requirements is expensive, requires an investment of funds well before the potential producer knows if its operation will be economically successful and significantly lengthens the time needed to develop a new site. Furthermore, obtaining or renewing required permits is sometimes delayed or prevented due to community opposition and other factors beyond our control. New legal requirements, including those related to the protection of the environment, could be adopted that could materially adversely affect our mining operations (including the ability to extract mineral deposits), our cost structure or our customers' ability to use our industrial minerals or aggregates products.

     For most of our operations, state statutes and regulations or local ordinances require that mine property be restored in accordance with specific standards and an approved reclamation plan. We believe that we are making adequate provisions for all expected reclamation and other costs relating to expected mine closures in the reasonably foreseeable future. We believe that future costs associated with reclamation provisions and mine closures will not have a material adverse effect on us. Nevertheless, we could be adversely affected if these provisions were later determined to be insufficient, or if future costs associated with reclamation are significantly greater than our current estimates. Accordingly, there can be no assurance that current or future mining regulation will not have a material adverse effect on our business or that we will be able to obtain or renew permits in the future.

                                   MANAGEMENT

Our Directors and Executive Officers

         The following table identifies members of the Board of Directors and the executive officers of USS Holdings, our indirect parent, and us.

                                                              Year
                                                              ----
                                                              Assumed
                                                              -------
                                  Present Position at         Present        Other Positions and Other Business
                                  -------------------         -------        ----------------------------------
Name                       Age    March 1, 2002               Position(s)    Experience Within the Last Five Years
-----                      ---    -------------               -----------    -------------------------------------
D. George Harris           68     Chairman and                1996           Chairman and director, D. George Harris &
                                  Director                                   Associates, LLC (1987-present); officer
                                                                             or director of various companies,
                                                                             including Harris Chemical Group, Inc.
                                                                             (1993-1998), Harris Specialty Chemicals,
                                                                             Inc. (1994-1999) and Penrice Pty Ltd.
                                                                             (1996-1998); Chairman, Shareholders
                                                                             Committee, Vestolit Holdings GmbH & Co.,
                                                                             KG (1999-present); director, McWhorter
                                                                             Technologies, Inc. (1994-2000)

Anthony J. Petrocelli      64     Vice Chairman and           1996           Vice Chairman, D. George Harris &
                                  Director                                   Associates, LLC (1987-present); officer or
                                                                             director of various companies, including
                                                                             Harris Chemical Group, Inc. (1993-1998),
                                                                             Harris Specialty Chemicals, Inc.
                                                                             (1994-1999) and Penrice Pty Ltd.
                                                                             (1996-1998); Vice Chairman, Shareholders
                                                                             Committee, Vestolit Holdings GmbH & Co.,
                                                                             KG (1999-present)

Richard E. Goodell         57     Vice Chairman;              2001; 1996     Chief Executive Officer
                                  Director                                   (1999-2000); President
                                                                             (1996-2000); President, Pennsylvania Glass
                                                                             Sand Corporation (renamed U.S. Silica
                                                                             Company) (our subsidiary) (1985-1998)

Roy D. Reeves              56     President and Chief         2001           President, Stone Materials
                                  Executive Officer;                         Company, LLC (our
                                  Director                                   subsidiary) (2000); President
                                                                             and Chief Operating Officer,
                                                                             Hanson Aggregates East
                                                                             (1997-2000); President and
                                                                             Chief Operating Officer,
                                                                             Sloan Construction Company
                                                                             (1993-1997)

Gary E. Bockrath           49     Vice President and          1996           Senior Vice President of Finance, U.S.
                                  Chief Financial                            Silica (1993-present); director, U.S.
                                  Officer                                    Silica (1994-present)

Craig S. Cinalli           43     President and Chief         1989
                                  Operating Officer,
                                  Better Materials
                                  Corporation (our
                                  subsidiary)

Walter C. Pellish          61     Vice President--            2000           Vice President--Administration, U.S.
                                  Administration                             Silica (1981-present)

Richard J. Donahue        58     Vice President,          1996       Managing Director, D. George Harris &
                                 Assistant Treasurer,                Associates, LLC (1987-present); officer
                                 Assistant Secretary                 of various companies, including Harris
                                 and Director                        Chemical Group, Inc. (1993-1998) and
                                                                     Harris Specialty Chemicals, Inc.
                                                                     (1994-1999)

Richard J. Nick           58     Vice President,          1996       Managing Director, D. George Harris &
                                 Treasurer and                       Associates, LLC (1989-present); officer
                                 Assistant Secretary                 of various companies, including Harris
                                                                     Chemical Group, Inc. (1993-1998) and
                                                                     Harris Specialty Chemicals, Inc.
                                                                     (1994-1999)

Richard J. Shearer        51     President, U.S.          1999       Executive Vice President,
                                 Silica Company                      U.S. Silica (1997-1999);
                                 (our subsidiary)                    Vice  President, General Manager,
                                                                     North American Chemical Company
                                                                     (1996-1997)

John A. Ulizio            46     Vice President,          1996       Associate General Counsel,
                                 General Counsel                     U.S. Silica (1991-1995);
                                 and Assistant                       manager of environmental,
                                 Secretary                           health and safety matters
                                                                     (1994-present)

Arnold L. Chavkin         50     Director                 1996       Executive Partner,
                                                                     J.P.  Morgan Partners, LLC
                                                                     (formerly Chase Capital Partners)
                                                                     (1992-present);
                                                                     director, American Tower   Corporation,
                                                                     Carrizo Oil & Gas, Inc.,
                                                                     Crown Media Holdings, Inc.,
                                                                     Encore Acquisition Partners,
                                                                     Triton PCS, Inc.

Ruth Dreessen             46     Director                 1996       Retired.  Formerly Managing Director, J.
                                                                     P. Morgan Securities Inc., formerly Chase
                                                                     Securities Inc. (1997-2001);
                                                                     Director, Georgia Gulf Corporation.


Timothy J. Walsh          38     Director                 1998       Partner, J.P. Morgan Partners, LLC
                                                                     (formerly Chase Capital Partners)
                                                                     (1999-present); associate, J.P. Morgan
                                                                     Partners, LLC (1993-1999); director,
                                                                     MetoKote Corporation, Inc.,
                                                                     Pliant Corporation, Klockner Pentaplest
                                                                     S.A., NexPak Corporation

Executive and Director Compensation

Executive Compensation

         The following table sets forth information regarding annual compensation for services rendered to us during the fiscal years ended December 31, 2001, 2000 and 1999 by our (i) chief executive officer and (ii) four most highly compensated executive officers (collectively, the "Named Executive Officers").

                           Summary Compensation Table

                                                                                                Long-term
                                                                                              Compensation
                                                            Annual Compensation                  Awards
                                                            -------------------                  ------
                                                                             Other Annual                        All Other
                                                                             Compensation    Restricted Stock  Compensation
Name and Principal Position            Year      Salary ($)    Bonus ($)         ($)         Award(s)/(4)/($)  /(5)/(6)/ ($)
---------------------------            ----      ----------    ---------         ---         ----------------  -------------
Roy D. Reeves                          2001        425,000      125,000                 --             --        32,384/(9)/
   Chief Executive Officer/(1)/        2000        300,000      200,000     2,103,368/(3)/        102,250       112,168/(7)/
                                       1999             --           --             --                 --             --

Richard E. Goodell                     2001        212,500           --             --                 --          4,840
   Vice Chairman/(2)/                  2000        404,367           --             --             57,260          4,690
                                       1999        238,125      196,685             --             61,350          8,569

Richard J. Shearer                     2001        249,062       20,000             --                 --         16,368
   President                           2000        240,400           --             --                 --         15,114
   (U.S. Silica Company)               1999        219,675      123,018             --             69,530         19,244

Gary E. Bockrath                       2001        184,585       20,000             --                 --         12,496
   Vice President and Chief            2000        176,400           --             --                 --         11,034
   Financial Officer                   1999        168,000      109,672             --             24,540         14,100

Craig S. Cinalli                       2001        195,000       20,000
   President                           2000        175,000           --             --                 --        13,228/(8)/
   (Better Materials Corporation)      1999        175,000      138,600             --             24,540         10,536

_________________

(1) Mr. Reeves served as our President and Chief Operating Officer until December 31, 2000. Effective January 1, 2001, Mr. Reeves became our Chief Executive Officer.
(2) Mr. Goodell served as our Chief Executive Officer until December 31, 2000. Effective January 1, 2001, Mr. Goodell became our Vice Chairman.
(3) Includes reimbursement by us to Mr. Reeves for his purchase of 25,000 shares of Class A common stock at $39.90 per share, the purchase by Mr. Reeves for $0.01 per share of 25,000 shares of Class C common stock valued at $4.10 per share, and the gross-up for the tax liability attributable to these purchases and to his signing bonus of $100,000, described in footnote 7 below.
(4) As of December 31, 2000, the Named Executive Officers held the following amounts of restricted stock: Mr. Goodell, 29,000 shares; Mr. Reeves, 25,000 shares; Mr. Shearer, 17,000 shares; Mr. Bockrath, 6,000 shares; and Mr. Cinalli, 6,000 shares. The value of the restricted stock as of December 31, 2001 is equal to the value as of the date of grant reflected in the above table.
(5) Includes life insurance premiums paid by us in 2001 on behalf of the Named Executive Officers as follows: Mr. Goodell, $1,440; Mr. Reeves, $9,690; Mr. Shearer, $1,440; Mr. Bockrath, $1,440; and Mr. Cinalli, $1,440.
(6) Includes matching contributions by us to the U.S. Silica Company Retirement Savings and Investment Plan for Salaried Employees in 2001 on behalf of the Named Executive Officers as follows: Mr. Goodell, $3,400; Mr. Reeves, $3,400; Mr. Shearer, $4,976; Mr. Bockrath, $3,686; and Mr. Cinalli, $2,625.
     Also includes other contributions by us to this plan in 2001 on behalf of certain Named Executive Officers as follows: Mr. Shearer, $9,952 and Mr. Bockrath, $7,372.
(7) Includes a one-time signing bonus of $100,000 received by Mr. Reeves upon entering into his employment agreement with us.
(8) Includes income imputed to Mr. Cinalli from the personal use of a company-owned vehicle and residence in the amount of $10,126.
(9)  Includes $19,294 in commuting expenses reimbursed to Mr. Reeves.

           U.S. Silica Company Retirement Plan for Salaried Employees

                                Years of Service
                                ----------------

Remuneration        15         20          25       30          35
------------        --         --          --       --          --
  $125,000       $31,898     $42,530    $53,163   $63,795    $74,428
   150,000        38,835      51,780     64,725    77,670     90,615
   175,000        45,773      61,030     76,288    91,545    106,803
   200,000        52,710      70,280     87,850   105,420    122,990
   225,000        59,648      79,530     99,413   119,295    139,178
   250,000        66,585      88,780    110,975   133,170    155,365
   300,000        80,460     107,280    134,100   160,920    187,740
   400,000       108,210     144,280    180,350   216,420    252,490

     At December 31, 2001, credited years of service under the U.S. Silica Company Retirement Plan for Salaried Employees (the "Retirement Plan") for the only Named Executive Officer who participates, Mr. Goodell, were 20 years. The compensation covered by the Retirement Plan includes the amount listed in the salary column of the Summary Compensation Table only. The estimated annual retirement benefit indicated in the Retirement Plan table includes enhanced pension provisions under the U.S. Silica Company Pension Restoration Plan, which is an unfunded plan providing benefits to participants in the Retirement Plan that are not payable under the Retirement Plan because of the limitations stipulated by the Internal Revenue Code. Estimated benefits set forth in the Retirement Plan table were calculated on the basis of a single life annuity. Annual benefits payable under the Retirement Plan are not offset by any amount.

                    Better Materials Corporation Pension Plan

                                Years of Service
                                ----------------

Remuneration        15        20          25         30         35
------------        --        --          --         --         --
  $ 125,000     $ 20,747   $ 27,662   $ 34,578   $ 41,494   $ 48,409
    150,000       25,622     34,162     42,703     51,244     59,784
    175,000       29,522     39,362     49,203     59,044     68,884
    and above

     At December 31, 2001, credited years of service under the Better Materials Corporation Pension Plan (the "BMC Plan") for the only Named Executive Officer who participates, Mr. Cinalli, were 21 years. The compensation covered under the BMC Plan includes total cash remuneration paid to the Named Executive Officer up to the statutory limits stipulated by the Internal Revenue Service. Estimated benefits set forth in the BMC Plan table were calculated on the basis of a single life annuity and are not offset by any amount.

                     Supplemental Executive Retirement Plan

                                Years of Service
                                ----------------

Remuneration       15        20         25        30          35
------------       --        --         --        --          --
 $ 125,000        $  0    $   0    $ 8,437    $17,507    $26,577
   150,000           0    7,368     18,437     29,507     40,577
   175,000       2,298   15,368     28,437     41,507     54,577
   200,000       8,298   23,368     38,437     53,507     68,577
   225,000      14,298   31,368     48,437     65,507     82,577
   250,000      20,298   39,368     58,437     77,507     96,577
   300,000      32,298   55,368     78,437    101,507    124,577
   400,000      56,298   87,368    118,437    149,507    180,577
   450,000      68,298  103,368    138,437    173,507    208,577
   500,000      80,298  119,368    158,437    197,507    236,577

     At December 31, 2001, credited years of service under a Supplemental Executive Retirement Plan ("SERP") for Mr. Reeves were 17 years. The compensation covered under the SERP includes total cash remuneration paid to the Named Executive Officer. Estimated benefits set forth in the SERP table were calculated on the basis of a single life annuity and are offset by the benefit Mr. Reeves will receive under a retirement plan with his previous employer in the amount of $36,911.


Employment Contracts and Termination of Employment and Change-in-Control Arrangements


     Employment Agreement with Mr. Cinalli. In December 2000, Better Materials Corporation, one of our subsidiaries, renewed Mr. Cinalli's two-year term employment agreement. The agreement provides for annual compensation of at least $195,000, a performance-based bonus, eligibility to receive restricted stock and the use of a company-owned vehicle and residence.

     Under this agreement, Better Materials Corporation may terminate Mr. Cinalli for any reason other than "cause," as defined in the agreement, with thirty days' prior written notice. This agreement provides for severance in the amount of two years' annual salary upon termination without "cause." This agreement contains confidentiality and non-compete covenants.

     Severance Agreement with Mr. Shearer. In August 2000, U.S. Silica Company, one of our subsidiaries, entered into a severance agreement with Mr. Shearer to provide for severance and benefits in the event his employment is terminated for any reason other than "cause," as defined in the agreement. Under this severance agreement, Mr. Shearer is entitled to continue to receive his salary for a maximum period of two years following termination of employment. In addition, U.S. Silica will pay medical premiums for Mr. Shearer and his family under the U.S. Silica Health Plan for a maximum period of six months beyond the required COBRA continuation coverage period and, upon the sale of Mr. Shearer's house, U.S. Silica will pay a percentage of the unrecovered cost of improvements to his residence up to approximately $47,000. This agreement contains confidentiality and non-compete covenants.


     Employment and Change-in-Control Agreements with Mr. Reeves. In April 2000, we entered into an employment agreement with Mr. Reeves with an initial three-year term, automatically renewable annually, which provides for annual compensation of $400,000 (subject to salary reviews), a performance-based bonus, a signing bonus of $100,000, net of applicable taxes, and supplemental retirement benefits.


     Mr. Reeves is also entitled to a number of stock incentives under this agreement. First, he purchased from USS Holdings, our indirect parent, 25,000 restricted shares of USS Holdings Class C common stock for one cent ($.01) per share. If we terminate Mr. Reeves' employment under certain circumstances, or in the event of certain corporate transactions, such as a sale, merger or initial public offering involving USS Holdings, we may be obligated to repurchase these shares, depending on the value of USS Holdings Class A common stock at the time of such event. We reimbursed Mr. Reeves for the tax liability for these shares at the time of purchase. Second, Mr. Reeves purchased 25,000 shares of USS Holdings Class A common stock, for which we reimbursed him at a price of $39.90 per share, plus tax liability resulting from this reimbursement.

     We may terminate Mr. Reeves for any reason other than for "cause," as defined in the agreement, or he may resign for "good reason," as defined in the agreement, with thirty days' prior written notice. If we terminate Mr. Reeves without "cause," he is entitled to severance in an amount equal to his annual salary plus full bonus for the remainder of the term of the agreement. If Mr. Reeves' employment is terminated following a change in control involving us, as defined in the agreement, he is entitled to severance in an amount equal to his annual salary plus full bonus for the remainder of the term of the agreement, which is reduced to 18 months following the change in control. This agreement contains confidentiality and non-compete covenants.

     Mr. Reeves has also entered into an agreement with USS Holdings that provides for payment upon the occurrence of certain corporate transactions involving USS Holdings, such as a sale, merger or initial public offering. If one of these events occurs, Mr. Reeves will be entitled to a bonus based on the extent to which the price for USS Holdings Class A common stock, as valued in such event, exceeds a target price set for the year in which the event occurs. If the target price is exceeded by 100% or more, Mr. Reeves will receive a bonus of $8 million net of any excise tax liability to Mr. Reeves if the payment is determined to be an excess parachute payment under IRS regulations. If the target price is exceeded by less than 100%, Mr. Reeves will receive a prorated portion of the $8 million maximum. No bonus is payable if the target price for the year of the triggering event is not exceeded. If we experience a change in control as a result of the triggering event and Mr. Reeves' employment is terminated following the change in control, USS Holdings may cause us to pay the bonus amount to Mr. Reeves.

     Employment and Consulting Agreement with Mr. Goodell. Mr. Goodell is currently party to an employment and consulting agreement with USS Holdings, BMAC Holdings, U.S. Silica Company, BMAC Services Co., Inc. and us extending the term of his employment through July 7, 2004 at an annual base salary of $100,000, plus participation in employee benefit plans and rights to use of certain property of ours for hunting purposes.

     Under this agreement, in the event of a change in control, as defined in the agreement, Mr. Goodell is entitled to terminate his employment and receive severance in the amount of his salary through July 7, 2004. Alternatively, if Mr. Goodell remains employed following a change in control, he is entitled to receive at the time of the change in control a bonus equal to one year's salary and to receive a stay bonus equal to one year's salary payable and conditioned upon his continued employment until a period of six months after the change in control. If his employment is terminated following a change in control, he is deemed to have been employed through July 7, 2004 for purposes of determining eligibility for, and calculation of benefits under, the U.S. Silica benefit plans.

     For a period of five years following his termination of employment, Mr. Goodell will serve as a consultant to USS Holdings, BMAC Holdings, U.S. Silica Company, BMAC Services Co., Inc. and us for which he will be compensated at an annual salary of $50,000 for up to 20 days of consulting plus $2,500 per day for his services for a maximum additional period of 30 days.

     This agreement may be terminated for cause, as defined in the agreement, upon Mr. Goodell's death, or in the event of disability. This agreement contains non-compete and non-solicitation provisions.


Director Compensation


     Members of our Board of Directors who are our employees, or employees of our shareholders, are not compensated for their services as directors, but may be reimbursed for actual expenses incurred in attending meetings of the Board of Directors or committees thereof. Outside directors may be compensated for their services. Ruth Dreessen, an outside director, receives $35,000 annually as Director, and Chair of the Audit Committee.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Loans to Management


     In 2000, our indirect parent, USS Holdings, made loans to certain of its management stockholders to finance their purchase of shares of USS Holdings' Class A common stock and Series D preferred stock. The loans are evidenced by promissory notes that accrue interest at 9% per annum payable quarterly, and are collateralized by the stock. During 2001, the largest aggregate amount of indebtedness under these loans for Richard E. Goodell, our Vice Chairman, was $100,000, and for Richard J. Shearer, the President of U.S. Silica, was $83,000. As of March 1, 2002, Mr. Shearer's outstanding loan was $83,000, and Mr. Goodell's loan was fully satisfied.


Relationship with J.P. Morgan Chase & Co.


     JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank ("JPMC"), an affiliate of J.P. Morgan Securities Inc., is a lender under our senior secured credit agreement. From time to time, J.P. Morgan Securities Inc. acts as a principal or agent in connection with offers and sales of our senior subordinated notes in market-making transactions. Both J.P. Morgan Securities Inc. and JPMC are affiliates of JPMP LLC, which serves as investment advisor to J.P. Morgan Partners (23A SBIC), LLC ("JPMP (23A SBIC)") and J.P. Morgan Partners (SBIC), LLC ("JPMP (SBIC)"). Certain affiliates of J.P. Morgan Chase & Co. ("J.P. Morgan Chase") own a majority of the outstanding preferred stock of USS Holdings and thus have the right under the stockholders agreement to appoint three directors of USS Holdings. Arnold L. Chavkin, one of our directors, is also an executive partner at JPMP LLC. Timothy J. Walsh, one of our directors, is also a partner at JPMP LLC. Messrs. Chavkin and Walsh are also executive officers of the managing member of JPMP (23A SBIC) and executive officers of JPMP (SBIC).


Management Services Agreement


     Pursuant to an agreement among USS Holdings, BMAC Holdings, DGHA and us, DGHA (the principals of which are stockholders of USS Holdings) provides management advisory services to us from time to time. In consideration of these management services, effective January 1, 2002, we have agreed to pay an annual management fee of $500,000 to DGHA. The agreement provides that in the event of a business acquisition by us, we will pay DGHA an acquisition fee equal to 1% of the total purchase price of the acquisition, including all third party indebtedness assumed by us in connection with the acquisition.

     The agreement also provided that, at DGHA's request, we are obligated to provide DGHA with one or more interest-free loans not exceeding an aggregate of $1.0 million in any calendar year (effective January 1, 2002, however, this limit was reduced to $500,000 in any calendar year) and not to exceed $3.0 million in total. As of December 31, 2001, a loan of $1.4 million was currently outstanding. This loan is guaranteed by D. George Harris, Anthony J. Petrocelli, Richard J. Donahue, Donald G. Kilpatrick and Richard J. Nick. Finally, pursuant to the agreement, the other companies party to the agreement will reimburse DGHA for all transaction expenses incurred in relation to completed acquisitions; those companies will also reimburse DGHA for other expenses incurred relating to company business up to $100,000 in any calendar year. The agreement initially terminated on December 31, 2000, but, pursuant to its terms, was automatically extended and will continue in full force and effect unless terminated (i) by USS Holdings or DGHA upon nine months' prior written notice, (ii) upon certain events of sale, merger, change of stock ownership or appointment of additional directors or (iii) at the option of USS Holdings if neither Messrs. Harris or Petrocelli is actively involved in the management of DGHA.

     We paid approximately $795,000 in management fees to DGHA for the year ended December 31, 2001 under this agreement.


Tax Sharing Agreement

     Pursuant to a tax sharing agreement, USS Holdings has agreed to file consolidated federal income tax returns (and, in certain circumstances, state and local income tax returns) with us and our domestic subsidiaries. Under this agreement, we have agreed to pay USS Holdings amounts designed to approximate the amount of income tax that we and our domestic subsidiaries would have paid had we filed consolidated federal income tax returns (and, if applicable, state and local income tax returns) separate from USS Holdings.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership


     All of our outstanding capital stock is directly owned by BMAC Holdings, which in turn is wholly owned by USS Holdings. The following table sets forth, to the best of our knowledge, certain information regarding the ownership of the capital stock of USS Holdings as of March 1, 2002 with respect to the following:
(i) each person known by us to own beneficially more than 5% of the outstanding shares of any class of capital stock of USS Holdings; (ii) each of our directors; (iii) each of our executive officers; and (iv) all of our directors and executive officers as a group.

     Except as otherwise indicated, each person listed in the following table has sole voting and investment power with respect to the shares listed opposite that person's name.

         Beneficial Owners/(1)/                                Shares of Common Stock            Percentage of Common Stock/(2)/*
         ----------------------                                ----------------------            --------------------------------
                                                          Class        Class    Class C/(5)/     Class A     Class B      Class C
                                                          -----        -----    ------------     -------     -------      -------
                                                          A/(3)/       B/(4)/
                                                          ------       ------
J.P. Morgan Chase & Co. /(9)(10)/ ..................            0      340,069         8,800         **        79.9%         2.0%
Massachusetts Mutual Life Insurance
Company /(11)/ .....................................            0      104,211         2,697         **        27.1%          **
D. George Harris /(12)/ ............................      124,653        8,186        42,291       22.7%        2.2%         9.8%
Anthony J. Petrocelli /(13)(15)/ ...................       73,222        5,184        41,850       13.3%        1.4%         9.7%
Richard E. Goodell .................................        6,640            0        29,000        1.2%         **          6.7%
Richard J. Donahue .................................       65,972        1,950        41,376       12.0%         **          9.6%
Richard J. Shearer .................................        5,203            0        17,000        1.0%         **          4.0%
Craig S. Cinalli ...................................        2,000            0         6,000         **          **          1.4%
Walter C. Pellish ..................................        5,755            0         6,000        1.1%         **          1.4%
Richard J. Nick /(15)/ .............................       34,296        1,744        41,346        6.2%         **          9.6%
Donald G. Kilpatrick /(13)/ ........................       50,962            0        41,090        9.3%         **          9.5%
Roy D. Reeves ......................................       27,500            0        30,000        5.0%         **          6.9%
John A. Ulizio .....................................        5,755            0         6,000        1.1%         **          1.4%
Gary E. Bockrath ...................................        6,109            0         6,000        1.1%         **          1.4%
Arnold L. Chavkin /(10)(14)/ .......................            0            0             0         **          **           **
Ruth Dreessen ......................................            0            0             0         **          **           **
Timothy J. Walsh /(10)(14)/ ........................            0            0             0         **          **           **
All directors and executive officers as a group
(14 persons) /(10)(12)(14)/ ........................      357,104       17,063       266,863       64.9%        4.5%        61.3%

Beneficial Owners/(1)/                                       Shares of Preferred Stock          Percentage of Preferred Stock/(2)/*
----------------------                                       -------------------------          -----------------------------------
                                                         Series       Series         Series      Series A    Series B    Series D
                                                         ------       ------         ------      --------    --------    --------
                                                         A/(6)        B/(7)/         D/(8)/
                                                         -----        ------         ------
J.P. Morgan Chase & Co. /(9)(10)/ ..................     678,035     1,356,070        9,232        75.0%       66.9%       52.2%
Massachusetts Mutual Life Insurance
Company /(11)/ .....................................     207,778       415,556        2,829        22.7%       20.2%       16.0%
D. George Harris /(12)/ ............................      15,268        58,016        1,260         1.7%        2.9%        7.1%
Anthony J. Petrocelli /(13)/ .......................       9,035        27,070          798         1.0%        1.4%        4.5%
Richard E. Goodell .................................           0        20,000            0          **         1.0%         **
Richard J. Donahue .................................       1,104        16,291          300          **          **         1.7%
Richard J. Shearer .................................         596         1,775            0          **          **          **
Craig S. Cinalli ...................................           0             0            0          **          **          **
Walter C. Pellish ..................................           0        10,000            0          **          **          **
Richard J. Nick ....................................       3,312        17,771          268          **          **         1.5%
Donald G. Kilpatrick /(13)/ ........................       1,534         9,422            0          **          **          **
Roy D. Reeves ......................................           0             0            0          **          **          **
John A. Ulizio .....................................           0        10,000            0          **          **          **
Gary E. Bockrath ...................................           0        10,000            0          **          **          **
Arnold L. Chavkin /(10)(14)/ .......................           0             0            0          **          **          **
Ruth Dreessen ......................................           0             0            0          **          **          **
Timothy J. Walsh /(10)(14)/ ........................           0             0            0          **          **          **
All directors and executive officers as a group
(14 persons) /(10)(12)(14)/ ........................      29,315       170,923        2,626         3.3%        8.6%       14.9%

-------------------------
* All share percentages assume that each respective beneficial owner, and only that owner, has exercised its warrants to purchase shares of preferred stock or common stock, as the case may be, of USS Holdings, if any.
**   Less than 1%.

(1) The address of J.P. Morgan Chase and its affiliates referred to in note (9) below is 270 Park Avenue, New York, New York, New York 10017 and 1221 Avenue of the Americas, 39th Floor, New York, New York 10020, respectively. The address of Massachusetts Mutual Life Insurance Company and its affiliates is 1295 State Street, Springfield, Massachusetts 01111. The address of Mr. Kilpatrick is c/o Pillsbury Winthrop LLP, One Battery Park Plaza, New York, New York 10004. The address of each other person is c/o D. George Harris & Associates, Inc., 9 Sylvan Way, Suite 285, Parsippany, New Jersey 07059.
(2) Notwithstanding the enumerated percentage shares of beneficial ownership of common and preferred stock, a stockholders agreement dated as of February 9, 1996, as amended (the "stockholders agreement"), among all of the stockholders of USS Holdings (the "Stockholders") governs the Stockholders' exercise of their voting rights with respect to election of directors and certain other material events. The parties to the stockholders agreement have agreed to vote their shares of USS Holdings to elect the Board of Directors as set forth therein. See "--The Stockholders Agreement."
(3) Holders of Class A common stock are entitled to one vote with respect to all matters to be voted on by USS Holdings' Stockholders for each share of Class A common stock held, subject to the stockholders agreement.
(4) Holders of Class B common stock, except as otherwise required by law, have no voting rights. The Class B common stock will automatically be converted into shares of Class A common stock on a one-for-one basis at the time of a trigger event or an event of conversion. A "trigger event" is defined in the stockholders agreement as (i) a default under certain debt documents or a failure to achieve a designated level of EBITDA (as defined in the stockholders agreement), (ii) after February 9, 2000, the passage of 180 days after JPMP (23A SBIC) has exercised its right to demand a sale of USS Holdings and the failure of the principals of DGHA to sell USS Holdings or purchase the shares of the Institutional Stockholders (as defined below) or
     (iii) both D. George Harris and Anthony J. Petrocelli no longer serving on the USS Holdings' Board of Directors due to death, disability or resignation. An "event of conversion" is defined in the stockholders agreement as (i) the consummation of an initial public offering resulting in net proceeds to USS Holdings and/or any selling stockholders of not less than $30 million or (ii) the conversion of more than 50% of the Series B preferred stock originally issued. Holders (other than Mass Mutual (as defined in note (11))) of at least 50% of the then outstanding common stock purchase warrants and shares issued or issuable under the stockholders agreement, and Mass Mutual, if it holds at least 50% of the then outstanding common stock purchase warrants and shares issued or issuable under the stockholders agreement upon the exercise of the warrants then outstanding and held by Mass Mutual, have the right to require USS Holdings to purchase their warrants to purchase Class B common stock and shares issued thereunder held by JPMP (23A SBIC), Mass Mutual and certain DGHA principals at any time after October 1, 2004 and prior to a sale, public offering of common stock or liquidation of USS Holdings. Upon the exercise of those put rights, if USS Holdings cannot obtain the consents from third parties necessary to purchase those shares after using reasonable efforts, USS Holdings will be released from its obligation to purchase the warrants. At any time after October 1, 2005, USS Holdings has the right to purchase all (but not less than all) of the warrants to purchase shares of Class B common stock held by JPMP (23A SBIC), Mass Mutual and certain DGHA principals.
(5) Holders of Class C common stock are entitled to one vote with respect to all matters to be voted on by USS Holdings' stockholders for each share of Class C common stock held, subject to the stockholders agreement. Those shares are subject to repurchase by USS Holdings in certain circumstances upon the occurrence of certain liquidity events, including the sale of all or substantially all of the assets of USS Holdings and its subsidiaries, a merger of USS Holdings or any subsidiary and a sale of USS Holdings and upon the occurrence of certain termination events, including death, disability, retirement or termination of employment. The total number of shares of Class C common stock issuable under the warrants will be reduced by the number of shares of Class C common stock which did not vest and/or which are repurchased in accordance with the terms of the restricted stock purchase agreements pursuant to which the shares of Class C common stock are issued. Holders (other than Mass Mutual (as defined in note (11))) of at least 50% of the then outstanding common stock purchase warrants and shares issued or issuable under the stockholders agreement, and Mass Mutual, if it holds at least 50% of the then outstanding common stock purchase warrants and shares issued or issuable under the stockholders agreement upon the exercise of the warrants then outstanding and held by Mass Mutual, have the right to require USS Holdings to purchase their warrants to purchase shares of common stock and shares issued thereunder held by JPMP (23A SBIC), Mass Mutual and certain DGHA principals at any time after October 1, 2004 and prior to a sale, public offering of common stock or liquidation of USS Holdings. Upon the exercise of those put rights, if USS Holdings cannot obtain the consents from third parties necessary to purchase those shares after using reasonable efforts, USS Holdings will be released from its obligation to purchase the warrants. At any time after October 1, 2005, USS Holdings has the right to purchase all (but not less than all) of the warrants to purchase shares of Class C common stock held by JPMP (23A SBIC), Mass Mutual and certain DGHA principals.

(6) Holders of Series A preferred stock, except as otherwise required by law, have no voting rights, except in the event that there is a proposal to amend the terms of the Series A preferred stock so as to affect it adversely or a proposal to authorize or issue (i) any equity or convertible debt securities or (ii) certain rights to purchase equity or convertible debt securities, in either case ranking equal or superior to the Series A preferred stock (with certain exceptions), which shall then require the consent of the holders of two-thirds of the outstanding shares of Series A preferred stock. Holders of more than 50% of the Series B preferred stock originally issued have the right to require USS Holdings to purchase all (but not less than all) of the shares of Series A preferred stock and warrants to purchase Series A preferred stock held by JPMP (SBIC) and Mass Mutual (as defined in note
     (11)) at any time after October 1, 2004 and prior to a sale, public offering of common stock or liquidation of USS Holdings. Upon the exercise of those put rights, if USS Holdings cannot obtain the consents from third parties necessary to purchase those shares and warrants after using reasonable efforts, USS Holdings will be released from its obligation to purchase the shares and warrants. At any time after October 1, 2005, USS Holdings has the right to purchase all (but not less than all) of the Series A preferred stock held by JPMP (SBIC) and Mass Mutual.
(7) Holders of Series B preferred stock shall not, prior to the occurrence of a "trigger event" (as defined in note (4) above), have any voting rights, except as otherwise required by law and except in the event of a proposal to authorize or issue additional shares of Series B preferred stock or change the preferences, rights or powers of the Series B preferred stock so as to affect it adversely, which shall then require the consent of the holders of a majority of the outstanding shares of Series B preferred stock. After a trigger event, the holders of Series B preferred stock shall vote, together with the holders of Class A common stock, as one class, with each share of Series B preferred stock entitling its holder to that number of votes equal to the number of shares of common stock issuable upon conversion thereof (currently one share of Class B common stock for each share of Series B preferred stock (subject to adjustment)) on the date of any such vote, subject to the Stockholders Agreement. Holders of more than 50% of the Series B preferred stock originally issued have the right to require USS Holdings to purchase all (but not less than all) of the shares of Series B preferred stock and warrants to purchase Series B preferred stock held by JPMP (SBIC) and Mass Mutual (as defined in note (11)) at any time after October 1, 2004 and prior to a sale, public offering of common stock or liquidation of USS Holdings. Upon the exercise of those put rights, if USS Holdings cannot obtain the consents from third parties necessary to purchase those shares and warrants after using reasonable efforts, USS Holdings will be released from its obligation to purchase the shares and warrants. At any time after October 1, 2005, USS Holdings has the right to purchase all (but not less than all) of the Series B preferred stock held by JPMP (SBIC) and Mass Mutual. The Series B preferred stock will automatically be converted into an equal number of shares of Class B common stock (before a trigger event) or Class A common stock (after a trigger event) upon an event of conversion (as defined in note (4) above). Moreover, any holder of the Series B preferred stock can at any time and from time to time convert all or a portion of his Series B preferred stock into an equal number of shares of Class B common stock (before a trigger event) or Class A common stock (after a trigger event).
(8) Holders of Series D preferred stock, except as otherwise required by law, have no voting rights, except in the event there is a proposal to amend the terms of the Series D preferred stock so as to affect it adversely or a proposal to authorize or issue (i) any equity or convertible debt securities or (ii) certain rights to purchase equity or convertible debt securities, in either case ranking equal or superior to the Series D preferred stock, which shall then require the consent of the holders of a majority of the outstanding shares of Series D preferred stock.

(9) Includes (i) 664,146 shares of Series A preferred stock, 1,328,292 shares of Series B preferred stock, 9,232 shares of Series D preferred stock, 280,076 shares of Class B common stock, 59,993 shares of Class B common stock issuable upon exercise of common stock warrants and 8,800 shares of Class C common stock issuable upon exercise of common stock purchase warrants, in each case held by JPMP (23A SBIC), the managing member of which is J.P. Morgan Partners (23A SBIC Manager), Inc. ("JPMP (23A SBIC Manager)"), the sole stockholder of which is JPMC, the sole stockholder of which is J.P. Morgan Chase and (ii) 13,889 shares of Series A preferred stock issuable upon exercise of preferred stock warrants and 27,778 shares of Series B preferred stock issuable upon exercise of preferred stock warrants, in each case held by JPMP (SBIC), the sole member of which is J.P. Morgan Partners (BHCA), L.P. ("JPMP (BHCA)"), the general partner of which is JPMP Master Fund Manager, L.P. ("JPMP MFM"), the general partner of which is JPMP Capital Corp. ("JPMP CC"), the sole stockholder of which is J.P. Morgan Chase. Each of JPMP (23A SBIC), JPMP (23A SBIC Manager), JPMC, JPMP (SBIC), JPMP (BHCA), JPMP MFM, JPMP CC and J.P. Morgan Chase may be deemed the beneficial owner of the foregoing shares. Messrs. Chavkin and Walsh are executive officers of JPMP (23A SBIC Manager), JPMP (SBIC), JPMP CC and JPMP LLC, which serves as investment advisor to JPMP (23A SBIC), JPMP (SBIC) and JPMP (BHCA). JPMP (23A SBIC) and JPMP (SBIC) are licensed small business investment companies (an "SBIC") and as such are subject to certain restrictions imposed upon SBICs by the regulations established and enforced by the United States Small Business Administration. Among these restrictions are certain limitations on the extent to which an SBIC may exercise control over companies in which it invests.

(10) Messrs. Chavkin and Walsh may be deemed the beneficial owners of the shares of common stock and preferred stock and warrants to purchase preferred and common stock referred to in note (9) above given their positions as executive officers of JPMP (23A SBIC Manager), JPMP (SBIC), JPMP CC and JPMP LLC.

(11) Includes (i) 180,000 shares of Series A preferred stock and warrants to purchase 27,778 shares of Series A preferred stock, (ii) 360,000 shares of Series B preferred stock and warrants to purchase 55,556 shares of Series B preferred stock (iii) 2,829 shares of Series D preferred stock, (iv) 85,827 shares of Class B common stock, (v) warrants to purchase 18,384 shares of Class B common stock issuable upon exercise of common stock purchase warrants and (vi) 2,697 shares of Class C common stock issuable upon exercise of common stock purchase warrants owned by Massachusetts Mutual Life Insurance Company, Mass Mutual Participation Investors, Mass Mutual Corporate Investors and Gerlach & Co. (collectively, "Mass Mutual").


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

(12) Does not include 19,691 shares of Class A common stock, 938 shares of Series A preferred stock, 31,575 shares of Series B preferred stock, 219 shares of Series D preferred stock, 1,420 shares of Class B common stock issuable upon exercise of common stock purchase warrants and 208 shares of Class C common stock issuable upon exercise of common stock purchase warrants held in two trusts over which Mr. Harris, as co-trustee, shares voting control and investment control.

(13) Does not include 22,075 shares of Class A common stock, 18,537 shares of Series B preferred stock, 78 shares of Series D preferred stock, 84 shares of Class B common stock issuable upon exercise of common stock purchase warrants and 12 shares of Class C common stock issuable upon exercise of common stock purchase warrants held in twelve trusts over which Messrs. Petrocelli and Kilpatrick, as co-trustees, share voting control and investment control.

(14) Does not include the shares of common stock and preferred stock and warrants to purchase preferred and common stock referred to in note (9) above.
(15) Does not include 750 shares of Class A Common held in two trusts over which Messrs. Nick and Petrocelli as co-trustees share voting control and investment control.

The Stockholders Agreement

     The holders of all of the capital stock of USS Holdings are party to a stockholders agreement. The stockholders agreement governs the holders' exercise of their voting rights with respect to the election of directors and certain other material events. The parties to the agreement have agreed to vote their shares of USS Holdings to elect (i) for as long as Mr. Harris owns 50% or more of the securities of USS Holdings (subject to certain exceptions set forth in the agreement) held by him on February 9, 1996 (the date of the U.S. Silica acquisition), two directors designated by Mr. Harris, including himself, (ii) for as long as Mr. Petrocelli owns 50% or more of the securities of USS Holdings (subject to certain exceptions set forth in the agreement) held by him on February 9, 1996, one director designated by Mr. Petrocelli, and (iii) three directors designated by a majority of the institutional stockholders party to the stockholders agreement (the "Institutional Stockholders"). JPMP (23A SBIC) and JPMP (SBIC) currently hold 76.5% of the stock owned by the Institutional Stockholders. For so long as each shall be a director, Mr. Harris will always be elected as Chairman of the Board of Directors, and Mr. Petrocelli will always be elected as Vice Chairman of the Board of Directors. Upon a trigger event, a majority of the Institutional Stockholders have the right to designate two additional directors, thus enabling them to choose the majority of directors serving on the Board of Directors.

     The provisions of the stockholders agreement also govern:


        . restrictions on certain actions by USS Holdings and its subsidiaries without the consent of (i) prior to the occurrence of a trigger event, a majority of the Institutional Stockholders and the DGHA Stockholders (as defined in the stockholders agreement), and (ii) after the occurrence of a trigger event, a majority of the Institutional Stockholders only; these restricted actions include, among other things, the consummation of a public offering, the issuance of certain equity securities, the merger or consolidation with or into another entity, the acquisition of another entity, certain sales of assets, the liquidation or reorganization of USS Holdings and the incurrence of certain debt;

        . stockholder rights of first refusal to purchase certain capital stock or equity securities to be issued by USS Holdings;

        . USS Holdings' and stockholder rights of first offer to purchase certain shares of USS Holdings to be sold by stockholders;

        . USS Holdings' and stockholder rights to purchase, and stockholder rights to sell, certain shares of USS Holdings held by stockholders in certain instances (including a person's termination of employment);

        . rights of certain stockholders to cause all of the other stockholders to sell stock in connection with the sale of USS Holdings; and

        . rights of certain stockholders to participate in certain sales of the shares of USS Holdings by other stockholders.


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

               DESCRIPTION OF THE SENIOR SECURED CREDIT AGREEMENT

     The following is a summary of the material terms of the senior secured credit agreement, as amended, among BMAC Holdings, the issuer, certain financial institutions party thereto, as lenders, and BNP Paribas (formerly Banque Nationale de Paris), as agent. The following summary of the senior secured credit agreement is qualified in its entirety by reference to the complete text of the agreement itself and all ancillary documents, copies of which have been filed as an exhibit to the registration statement of which this prospectus is a part.

General

     The senior secured credit agreement, as amended, provides for:


        . a $45.0 million tranche A term loan facility, of which $32.3 million remained outstanding at December 31, 2001;

        . a $95.0 million tranche B term loan facility, of which $91.5 million remained outstanding at December 31, 2001; and

        . a $50.0 million revolving credit facility, of which $13.4 million was drawn (and $7.5 million was allocated to letters of credit) at December 31, 2001.


Term Loans

     The full amounts of the term loans were drawn in October 1999 in connection with our acquisition of Commercial Stone. Amounts repaid or prepaid under the term loans are not permitted to be reborrowed.


     The tranche A term loan facility will mature on September 30, 2005 and has a remaining amortization schedule of $2.15 million per quarter.


     The tranche B term loan facility will mature on September 30, 2007 and has the remaining amortization schedule: $0.5 million per quarter for the twenty quarters commencing with the quarter ending December 31, 2000, $9.0 million per quarter for the following four quarters and $12.0 million per quarter for the last four quarters.

Revolving Credit Facility


     The revolving credit facility will mature on September 30, 2005 and includes sublimits of $12.0 million and $3.0 million, respectively, for letters of credit and swingline loans. Availability under the revolving credit facility is subject to various conditions precedent typical of bank loans. Amounts repaid under the revolving credit facility may be reborrowed. We have agreed to use the proceeds of the revolving credit facility for general corporate purposes, including working capital and capital expenditures, but excluding acquisitions. At December 31, 2001, there was $29.2 million available for our use under the revolving credit facility.


Guarantees and Security


     Our obligations under the senior secured credit agreement are unconditionally and irrevocably guaranteed, jointly and severally, by BMAC Holdings and each of the issuer's existing and subsequently acquired or organized domestic subsidiaries. The senior secured credit agreement is secured by liens on substantially all the assets of BMAC Holdings, the issuer and each of the issuer's existing and subsequently acquired or organized domestic subsidiaries, including but not limited to, and subject to customary exceptions, the following:

        .  a first priority pledge of all the capital stock of the issuer;

        . a first priority pledge of all the capital stock held by BMAC Holdings, the issuer and each existing or subsequently acquired or organized domestic subsidiary of the issuer in each existing or subsequently acquired or organized domestic subsidiary of the issuer and 65% of the capital stock held by those entities in that existing or subsequently acquired or organized foreign subsidiary of the issuer; and


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


        . perfected first-priority security interests in substantially all of the tangible and intangible assets (including, but not limited to, accounts receivable, inventory, trademarks, other intellectual property, licensing agreements, real property, leasehold mortgages, cash and proceeds of the foregoing) held by BMAC Holdings, the issuer and each of the issuer's existing or subsequently acquired or organized domestic subsidiaries.


Interest Rates


     Borrowings under the senior secured credit agreement bear variable interest at our option at either (i) the bank's base rate plus a margin percentage, ranging from 1.00% to 3.00% per annum or (ii) LIBOR plus a margin percentage ranging from 2.00% to 4.00% per annum, in each case, subject to increase or reduction based on our leverage ratio.


     Amounts outstanding under the senior secured credit agreement not paid when due bear interest at a default rate equal to 2.00% above the rates otherwise applicable to the loans under the senior secured credit agreement.

Fees

     We have paid or are currently paying (i) commitment fees ranging from 0.375% to 0.75% per annum on the undrawn portion of the commitments in respect of the revolving credit facility, subject to increase or reduction based on our leverage ratio, (ii) letter of credit fees on the aggregate face amount of outstanding letters of credit equal to the then applicable borrowing margin for LIBOR loans under the revolving credit facility, (iii) annual administration fees and (iv) agent, arrangement and other similar fees. Optional and Mandatory Prepayment

     We have the right to prepay borrowings under the senior secured credit agreement, subject to paying certain costs and expenses in certain circumstances. In addition, the term loans are subject to mandatory prepayments in an amount equal to (i) 100% of the net cash proceeds of certain equity issuances by BMAC Holdings or any of its subsidiaries, (ii) 100% of the net cash proceeds of certain debt issuances by BMAC Holdings or any of its subsidiaries,
(iii) 75% of the excess cash flow of the issuer and its subsidiaries (subject to decrease to 50% upon satisfaction of certain financial criteria) and (iv) 100% of the net cash proceeds of certain asset sales or other dispositions of property by BMAC Holdings or any of its subsidiaries, in each case subject to certain exceptions.

Certain Covenants

     The senior secured credit agreement contains customary covenants, including restrictions on our ability to:


        .  pay dividends or other distributions;

        .  redeem or repurchase capital stock;

        .  dispose of assets;

        . prepay other debt or amend other debt instruments (including the indenture);

        .  create liens on assets;

        .  make investments, loans or advances;

        .  change the business conducted by us;

        .  make capital expenditures;

        .  engage in certain transactions with affiliates;

        .  incur lease obligations;


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


        .  incur other debt and enter into other credit facilities; and

        .  merge with and acquire other entities.

     The senior secured credit agreement also requires us to comply with certain maintenance covenants, including a maximum leverage ratio and a minimum interest coverage ratio. On February 25, 2002, the lenders under the senior secured credit agreement approved an amendment effective January 31, 2002 that revised these ratios for the period of March 31, 2002 through December 31, 2002.


Events of Default

     The senior secured credit agreement contains customary events of default including, but not limited to:


        .  nonpayment of principal, interest or fees;

        .  violation of covenants;

        . incorrectness of representations or warranties in any material respect;

        .  cross-default to other debt;

        .  ERISA events;

        .  material judgments and liabilities;

        .  invalidity of security interests;

        .  bankruptcy; and

        .  change in control.


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

                            DESCRIPTION OF THE NOTES


         Definitions of certain terms used in this description of the notes may be found under the heading "--Certain Definitions." For purposes of this section, the term (i) "Company" refers only to Better Minerals & Aggregates Company and not any of its subsidiaries, (ii) "Parent" refers only to BMAC Holdings, Inc. and not any of its subsidiaries and (iii) "Holdings" refers only to USS Holdings, Inc. and not any of its subsidiaries, in each case until a successor replaces it, and thereafter means the successor. All of the Company's Domestic Subsidiaries guarantee the notes and therefore are subject to many of the provisions contained in this description of the notes. Each company which guarantees the notes is referred to in this section as a "Note Guarantor." Each such guarantee is termed a "Note Guarantee."


         The Company issued the notes under the indenture, dated as of October 1, 1999, among the Company, the Note Guarantors and The Bank of New York, as trustee (the "Trustee"), as supplemented, a copy of which has been filed as an exhibit to the registration statement of which this prospectus is a part. The indenture contains provisions which define your rights under the notes. In addition, the indenture governs the obligations of the Company and of each Note Guarantor under the notes. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the TIA.

         The following description is meant to be only a summary of certain provisions of the indenture. It does not restate the terms of the indenture in their entirety. We urge that you carefully read the indenture as it, and not this description, governs your rights as Holders.

Overview of the Notes and the Note Guarantees

         The Notes

         The notes:


         .   are general unsecured obligations of the Company;

         . rank equally in right of payment with all existing and future Senior Subordinated Indebtedness of the Company;

         . are subordinated in right of payment to all existing and future Senior Indebtedness of the Company;

         . are senior in right of payment to all existing and future Subordinated Obligations of the Company;

         . are effectively subordinated to any Secured Indebtedness of the Company and its Subsidiaries to the extent of the value of the assets securing such Indebtedness; and

         . are effectively subordinated to all liabilities (including Trade Payables) and Preferred Stock of each Subsidiary of the Company that is not a Note Guarantor.


         The Note Guarantees


         The notes are guaranteed by each of the Company's Domestic
Subsidiaries.


         The Note Guarantee of each Note Guarantor, and each Note Guarantee, if any, made by future subsidiaries of the Company:



         .   is a general unsecured obligation of such Note Guarantor;

         . ranks equally in right of payment with all existing and future Senior Subordinated Indebtedness of such Note Guarantor;

         . is subordinated in right of payment to all existing and future Senior Indebtedness of such Note Guarantor;


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


         . is senior in right of payment to all existing and future Subordinated Obligations of such Note Guarantor; and

         . is effectively subordinated to any Secured Indebtedness of that Note Guarantor and its Subsidiaries to the extent of the value of the assets securing that Indebtedness.

         The notes will not be guaranteed by the Company's Canadian Subsidiary unless such Subsidiary Guarantees any Indebtedness (other than Indebtedness of a Restricted Subsidiary that is not a Note Guarantor). This Canadian Subsidiary has an immaterial amount of assets and liabilities.


Principal, Maturity and Interest

         We issued the notes in an aggregate principal amount of $150.0 million. The notes are limited to $150.0 million in aggregate principal amount and will mature on September 15, 2009. The notes are in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000.

         Each note bears interest at a rate of 13% per annum from October 1, 1999 or from the most recent date to which interest has been paid or provided for. We pay interest semiannually, on March 15 and September 15 of each year, to Holders of record at the close of business on the March 1 or September 1 immediately preceding the interest payment date. We pay interest on overdue principal and, to the extent lawful, overdue installments of interest at the rate borne by the notes.

Paying Agent and Registrar

         We pay the principal of, premium, if any, and interest on the notes at any office of ours or any agency designated by us which is located in the Borough of Manhattan, The City of New York, New York. We have initially designated the corporate trust office of the Trustee to act as the agent of the Company in such matters. The location of the corporate trust office is 101 Barclay Street, Floor 21 West, New York, New York 10286. We reserve the right, however, to pay interest to Holders by check mailed directly to Holders at their registered addresses.

         Holders may exchange or transfer their notes at the same location given in the preceding paragraph. No service charge will be made for any registration of transfer or exchange of notes. We may require Holders, however, to pay any transfer tax or other similar governmental charge payable in connection with any such transfer or exchange.

Optional Redemption

         Except as set forth in the following paragraph, we may not redeem the notes prior to September 15, 2004. After this date, we may redeem the notes, in whole or in part, on not less than 30 nor more than 60 days' prior notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest and liquidated damages thereon, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on September 15 of the years set forth below:


       Year                                                Redemption Price
       ----                                                ----------------
       2004 ....................................               106.500%
       2005 ....................................               104.333%
       2006 ....................................               102.167%
       2007 and thereafter .....................               100.000%


         Prior to September 15, 2002, we may, on one or more occasions, also redeem up to a maximum of 35% of the original aggregate principal amount of the notes with the Net Cash Proceeds of one or more Public Equity Offerings (1) by the Company or (2) by Parent or Holdings to the extent the Net Cash Proceeds thereof are contributed to the Company or used to purchase Capital Stock (other than Disqualified Stock) of the Company from the Company following which there is a Public Market, at a redemption price equal to 113% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages thereon, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption:

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

         (1) at least 65% of the original aggregate principal amount of the notes remains outstanding; and

         (2) any such redemption by the Company must be made within 90 days of such Public Equity Offering and must be made in accordance with certain procedures set forth in the indenture.

Selection

         If we partially redeem notes, the Trustee will select the notes to be redeemed on a pro rata basis, by lot or by such other method as the Trustee shall deem to be fair and appropriate, although no note of $1,000 in original principal amount or less will be redeemed in part. If we redeem any note in part only, the notice of redemption relating to such note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original note. On and after the redemption date, interest will cease to accrue on notes or portions thereof called for redemption so long as we have deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest and liquidated damages, if any, on, the notes to be redeemed.

Ranking


         The notes are unsecured Senior Subordinated Indebtedness of the Company, are subordinated in right of payment to all existing and future Senior Indebtedness of the Company, rank equally in right of payment with all existing and future Senior Subordinated Indebtedness of the Company and are senior in right of payment to all existing and future Subordinated Obligations of the Company. The notes also are effectively subordinated to any Secured Indebtedness of the Company and its Subsidiaries to the extent of the value of the assets securing such Indebtedness. However, payment from the money or the proceeds of U.S. Government Obligations held in any defeasance trust described below under the caption "--Defeasance" will not be subordinated to any Senior Indebtedness or subject to the restrictions described herein.

         The Note Guarantees are unsecured Senior Subordinated Indebtedness of the applicable Note Guarantor, are subordinated in right of payment to all existing and future Senior Indebtedness of such Note Guarantor, rank equally in right of payment with all existing and future Senior Subordinated Indebtedness of such Note Guarantor and are senior in right of payment to all existing and future Subordinated Obligations of such Note Guarantor. The Note Guarantees also are effectively subordinated to any Secured Indebtedness of the applicable Note Guarantor and its Subsidiaries to the extent of the value of the assets securing such Secured Indebtedness. As of December 31, 2001, our subsidiaries had total liabilities, including trade payables, of approximately $466.8 million.

         The Company currently conducts all of its operations through its Subsidiaries. To the extent such Subsidiaries are not Guarantors, creditors of such Subsidiaries, including trade creditors, and preferred stockholders, if any, of such Subsidiaries generally will have priority with respect to the assets and earnings of such Subsidiaries over the claims of creditors of the Company, including Holders. The notes, therefore, are effectively subordinated to the claims of creditors, including trade creditors, and preferred stockholders, if any, of Subsidiaries of the Company that are not Note Guarantors. The Company's Canadian subsidiary, which has an immaterial amount of assets and liabilities, will not guarantee the notes.

         As of December 31, 2001, there was outstanding:

         (1) $137.1 million of Senior Indebtedness of the Company (exclusive of unused commitments under the Credit Agreement), all of which was Secured Indebtedness;

         (2) no Senior Subordinated Indebtedness of the Company (other than the notes) and no indebtedness of the Company that is subordinate in right of repayment to the notes;

         (3) $986,000 of Senior Indebtedness of the Note Guarantors (exclusive of guarantees of Indebtedness under the Credit Agreement); and

         (4) no Senior Subordinated Indebtedness of the Note Guarantors (other than the Note Guarantees) and no Indebtedness of the Note Guarantors that is subordinate or junior in right of payment to the Note Guarantees.


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

         Although the indenture limits the Incurrence of Indebtedness by the Company and the Restricted Subsidiaries and the issuance of Preferred Stock by the Restricted Subsidiaries, such limitation is subject to a number of significant qualifications. The Company and its Subsidiaries may be able to Incur substantial amounts of Indebtedness in certain circumstances. Such Indebtedness may be Senior Indebtedness.

         "Senior Indebtedness" of the Company or any Note Guarantor means the principal of, premium (if any) and accrued and unpaid interest on (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of the Company or any Note Guarantor, regardless of whether or not a claim for post-filing interest is allowed in such proceedings), and fees and other amounts owing in respect of, Bank Indebtedness and all other Indebtedness of the Company or any Note Guarantor, as applicable, whether outstanding on the Closing Date or thereafter Incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are not superior in right of payment to the notes or such Note Guarantor's Note Guarantee, as applicable; provided, however, that Senior Indebtedness of the Company or any Note Guarantor shall not include:

         (1) any obligation of the Company to Parent, Holdings or any Subsidiary of the Company or of such Note Guarantor to Parent, Holdings, the Company or any other Subsidiary of the Company;

         (2) any liability for federal, state, local or other taxes owed or owing by the Company or such Note Guarantor, as applicable;

         (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities but excluding liabilities of the Company or a Note Guarantor, as applicable, with respect to performance or surety bonds or similar obligations, in each case entered into in the ordinary course of business);

         (4) any Indebtedness or obligation of the Company or such Note Guarantor, as applicable (and any accrued and unpaid interest in respect thereof) that by its terms is subordinate or junior in right of payment to any other Indebtedness or obligation of the Company or such Note Guarantor, as applicable, including any Senior Subordinated Indebtedness and any Subordinated Obligations of the Company or such Note Guarantor, as applicable;

         (5) any obligations with respect to any Capital Stock; or

         (6) any Indebtedness Incurred in violation of the indenture.

         Only Indebtedness of the Company that is Senior Indebtedness will rank senior to the notes. The notes will rank equally in right of payment with all other Senior Subordinated Indebtedness of the Company. The Company will not Incur, directly or indirectly, any Indebtedness which is subordinate or junior in ranking in any respect to Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness. Unsecured Indebtedness is not deemed to be subordinate or junior to Secured Indebtedness merely because it is unsecured.

         The Company may not pay principal of, premium (if any) or interest on the notes, or make any deposit pursuant to the provisions described under "Defeasance" below, and may not otherwise repurchase, redeem or otherwise acquire or retire for value any notes (collectively, "pay the notes") if:

         (1) any Designated Senior Indebtedness of the Company is not paid when due, or

         (2) any other default on any Designated Senior Indebtedness of the Company occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms unless, in either case,

                  (x) the default has been cured or waived and any such acceleration has been rescinded, or

                  (y) such Designated Senior Indebtedness has been paid in full;

provided, however, that the Company may pay the notes without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of the Designated Senior

Indebtedness with respect to which either of the events set forth in clause (1) or (2) above has occurred and is continuing.

         During the continuance of any default (other than a default described in clause (1) or (2) of the immediately preceding paragraph) with respect to any Designated Senior Indebtedness of the Company pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, we may not pay the notes for a period (a "Payment Blockage Period") commencing upon the receipt by a Responsible Officer of the Trustee (with a copy to us) of written notice (a "Blockage Notice") of such default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated:

         (1) by written notice to the Trustee and the Company from the person or persons who gave such Blockage Notice,

         (2) by repayment in full of such Designated Senior Indebtedness, or

         (3) because the default giving rise to such Blockage Notice is no longer continuing).

         Notwithstanding the provisions described in the immediately preceding paragraph (but subject to the provisions contained in the second preceding and in the immediately succeeding paragraph), unless the holders of such Designated Senior Indebtedness or the Representative of such holders have accelerated the maturity of such Designated Senior Indebtedness, the Company may resume payments on the notes after the end of such Payment Blockage Period, including any missed payments.

         Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period. However, if any Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness other than the Bank Indebtedness, the Representative of the Bank Indebtedness may give another Blockage Notice within such period. In no event, however, may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period. For purposes of this paragraph, no default or event of default that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

         Upon any payment or distribution of the assets of the Company to creditors upon a liquidation or a dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

                  (1) the holders of Senior Indebtedness of the Company will be entitled to receive payment in full of such Senior Indebtedness before the Holders are entitled to receive any payment of principal of or interest on the notes; and

                  (2) until such Senior Indebtedness is paid in full any payment or distribution to which Holders would be entitled but for the subordination provisions of the indenture will be made to holders of such Senior Indebtedness as their interests may appear, except that Holders may receive:

                           (x) shares of stock; and

                           (y) any debt securities that are subordinated to such
                  Senior Indebtedness to at least the same extent as the notes.

         If a payment or distribution is made to Holders that, due to the note subordination provisions of the indenture, should not have been made to them, such Holders will be required to hold it in trust for the holders of Senior Indebtedness of the Company and pay it over to them as their interests may appear.

         If payment of the notes is accelerated because of an Event of Default, the Company or the Trustee (provided that the Trustee shall have received written notice thereof from the Company, on which notice the Trustee shall be entitled to conclusively rely) shall promptly notify the holders of the Designated Senior Indebtedness of the Company (or their Representative) of the acceleration. If any Designated Senior Indebtedness of the Company is outstanding, the Company may not pay the notes until five Business Days after such holders or the Representative of such Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the notes only if the note subordination provisions of the indenture otherwise permit payment at that time.

         By reason of the subordination provisions of the indenture, in the event of insolvency, creditors of the Company who are holders of Senior Indebtedness of the Company may recover more, ratably, than the Holders, and creditors of the Company who are not holders of Senior Indebtedness of the Company or of Senior Subordinated Indebtedness of the Company (including the notes) may recover less, ratably, than holders of Senior Indebtedness of the Company and may recover more, ratably, than the holders of Senior Subordinated Indebtedness of the Company.


         The indenture contains substantially identical subordination provisions relating to each Guarantor's obligations under its Note Guarantee.


Note Guarantees


         The Note Guarantors, and certain future subsidiaries of the Company (as described below), as primary obligors and not merely as sureties, jointly and severally irrevocably and unconditionally Guarantee on an unsecured senior subordinated basis the performance and full and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Company under the indenture (including obligations to the Trustee) and the notes, whether for payment of principal of or interest on or liquidated damages in respect of the old notes, expenses, indemnification or otherwise (all such obligations guaranteed by such Note Guarantors being herein called the "Guaranteed Obligations"). Such Note Guarantors agree or will agree to pay, in addition to the amount stated above, any and all costs and expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under the Note Guarantees. Each Note Guarantee is or will be limited in amount to an amount not to exceed the maximum amount that can be Guaranteed by the applicable Note Guarantor without rendering the Note Guarantee, as it relates to such Note Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. The Company has agreed to cause (a) each newly formed or acquired Domestic Subsidiary and (b) each existing, newly formed or acquired Foreign Subsidiary that Guarantees any Indebtedness (other than Indebtedness of a Restricted Subsidiary that is not a Note Guarantor), to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will Guarantee payment of the notes. See "Certain Covenants--Future Note Guarantors" below.


         The obligations of a Note Guarantor under its Note Guarantee are senior subordinated obligations. As such, the rights of Holders to receive payment by a Note Guarantor pursuant to its Note Guarantee will be subordinated in right of payment to the rights of holders of Senior Indebtedness of such Note Guarantor. The terms of the subordination provisions described above with respect to the Company's obligations under the notes apply equally to a Note Guarantor and the obligations of such Note Guarantor under its Note Guarantee.

         Each Note Guarantee is a continuing guarantee and shall


         . remain in full force and effect until payment in full of all the Guaranteed Obligations,

         . be binding upon each Note Guarantor and its successors and

         . inure to the benefit of, and be enforceable by, the Trustee, the Holders and their successors, transferees and assigns.


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


         Any Guarantee by a Subsidiary of the Company will be automatically released upon the sale or other disposition (including through merger or consolidation) of the Capital Stock, or of all or substantially all of the assets, of the applicable Subsidiary if such sale or other disposition is made in compliance with the covenant described under the caption "Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock".


Change of Control


         Upon the occurrence of any of the following events (each, a "Change of Control"), each Holder will have the right to require the Company to repurchase all or any part of such Holder's notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest (and, in the case of the old notes, liquidated damages, if any), to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to repurchase notes pursuant to this section in the event that it has exercised its right to redeem all the notes under the terms of the section titled "Optional Redemption":


         (1) prior to the earliest to occur of

                  (A) the first public offering of common stock of Parent,

                  (B) the first public offering of common stock of Holdings or

                  (C) the first public offering of common stock of the Company (each, a "Public Market Offering"), the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of Parent, Holdings or the Company, whether as a result of issuance of securities of Parent, Holdings or the Company, any merger, consolidation, liquidation or dissolution of Parent, Holdings or the Company, any direct or indirect transfer of securities by any Permitted Holder or otherwise (for purposes of this clause (1) and clause (2) below, the Permitted Holders shall be deemed to beneficially own any Voting Stock of an entity (the "specified entity") held by any other entity (the "parent entity") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent entity);

         (2) after a Public Market Offering has occurred,

                  (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (1) above), whether by merger, consolidation, other business combination or otherwise, directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company, Holdings or Parent and

                  (B) the Permitted Holders "beneficially own" (as defined in clause (1) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company, Holdings or Parent than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of the Company, Holdings or Parent, as the case may be (for the purposes of this clause
                  (2), such other person shall be deemed to beneficially own any Voting Stock of a specified entity held by a parent entity, if such other person is the beneficial owner (as defined in clause (1) above), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent entity and the Permitted Holders "beneficially own" (as defined in clause
                  (1) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent entity); or

         (3) during any period of two consecutive years, individuals who at the beginning of that period constituted the board of directors of the Company, Holdings or Parent, as the case may be (together with any new

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

         directors whose election by such board of directors of the Company, Holdings or Parent, as the case may be, or whose nomination for election by the shareholders of the Company, Holdings or Parent, as the case may be, was approved by a vote of 66 2/3% of the directors of the Company, Holdings or Parent, as the case may be, then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of the Company, Holdings or Parent, as the case may be, then in office; or

         (4) the adoption of a plan relating to the liquidation or dissolution of the Company, Holdings or Parent.

         In the event that at the time of such Change of Control the terms of the Bank Indebtedness restrict or prohibit the repurchase of notes pursuant to this covenant, then prior to the mailing of the notice to Holders provided for in the immediately following paragraph but in any event within 45 days following any Change of Control, the Company shall:

         (1) repay in full all Bank Indebtedness or, if doing so will allow the purchase of notes, offer to repay in full all Bank Indebtedness and repay the Bank Indebtedness of each lender who has accepted such offer; or

         (2) obtain the requisite consent under the agreements governing the Bank Indebtedness to permit the repurchase of the notes as provided for in the immediately following paragraph.

         Within 45 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee (the "Change of Control Offer") stating:


         (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase all or a portion of such Holder's notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);


         (2) the circumstances and relevant facts and financial information regarding such Change of Control;

         (3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

         (4) the instructions determined by the Company, consistent with this covenant, that a Holder must follow in order to have its notes purchased.

         The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Company and purchases all notes validly tendered and not withdrawn under such Change of Control Offer.

         The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.


         The Change of Control purchase feature is a result of negotiations between the Company and the initial purchasers of the notes in the original private offering. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Company would decide to do so in the future. Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or recapitalizations, that would not constitute a Change of Control under the indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the Company's capital structure or credit ratings. Restrictions on the ability of the Company to Incur additional Indebtedness are contained in the covenants described under "Certain Covenants--Limitation on Indebtedness." Such restrictions can only be waived with the consent of the Holders of a majority in principal amount of the notes


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

then outstanding. Except for the limitations contained in such covenants, however, the indenture will not contain any covenants or provisions that may afford Holders protection in the event of a highly leveraged transaction.


         The occurrence of certain of the events which would constitute a Change of Control would constitute a default under the Credit Agreement. Future Senior Indebtedness of the Company may contain prohibitions on certain events which would constitute a Change of Control or require such Senior Indebtedness to be repurchased or repaid upon a Change of Control. Moreover, the exercise by the Holders of their right to require the Company to purchase the notes could cause a default under such Senior Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company's ability to pay cash to the Holders upon a purchase may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required purchases. The provisions under the indenture relative to the Company's obligation to make an offer to purchase the notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the notes.


Certain Covenants

         The indenture contains covenants including, among others, the following:


         Limitation on Indebtedness. (a) The Company will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company and the Note Guarantors may Incur Indebtedness if on the date of such Incurrence and after giving effect thereto the Consolidated Coverage Ratio would be greater than 2.25:1.


         (b) Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness:

                  (1) (A) Bank Indebtedness in an aggregate principal amount not to exceed $190.0 million less the aggregate amount of all prepayments of principal applied to permanently reduce any such Indebtedness pursuant to the covenant described under "--Limitation on Sales of Assets and Subsidiary Stock" and

                  (B) (i) Indebtedness under the acquisition term loan facility in an aggregate principal amount not to exceed $40.0 million less the aggregate amount of all prepayments applied to permanently reduce any principal of such Indebtedness pursuant to the covenant described under "--Limitation on Sales of Assets and Subsidiary Stock"; provided, however, that at the time the Company or any Restricted Subsidiary Incurs any Indebtedness under this clause (b)(1)(B), the Company has a Consolidated Leverage Ratio of 5.00:1 or less; and (ii) any Refinancing Indebtedness in respect thereof;

                  (2) Indebtedness of the Company owed to and held by any Wholly Owned Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by the Company or any Wholly Owned Subsidiary; provided, however, that

                  (A) any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof,

                  (B) if the Company is the obligor on such Indebtedness, such Indebtedness is made subordinate and junior in right of payment to the notes and

                  (C) if a Restricted Subsidiary that is a Note Guarantor is the obligor on such Indebtedness and such Indebtedness is owed to and held by a Wholly Owned Subsidiary that is not a Note Guarantor, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations of such Restricted Subsidiary with respect to its Note Guarantee;

         (3) Indebtedness

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

                  (A) represented by the notes and the Note Guarantees,

                  (B) outstanding on the Closing Date (other than the Indebtedness described in clauses (1) and (2) above),

                  (C) consisting of Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (3) (including Indebtedness that is Refinancing Indebtedness) or the foregoing paragraph (a),

                  (D) consisting of Guarantees of any Indebtedness permitted under clauses (1) and (2) of this paragraph (b) and

                  (E) consisting of (i) Guarantees by the Company of Indebtedness or other obligations of any of its Restricted Subsidiaries or (ii) Guarantees by any Note Guarantor of Indebtedness of the Company or a Restricted Subsidiary, in each case so long as the Incurrence of the Indebtedness being Guaranteed is permitted under the terms of the indenture; provided that if such Guaranteed Indebtedness is by its express terms subordinated in right of payment to the notes or the Note Guarantee of such Restricted Subsidiary, as applicable, any such Guarantee of the Company or such Note Guarantor with respect to such Indebtedness shall be subordinated in right of payment to the notes or such Note Guarantor's Note Guarantee with respect to the notes substantially to the same extent as such Indebtedness is subordinated to the notes or the Note Guarantee of such Restricted Subsidiary, as applicable;

                  (4) (A) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired (including by way of merger) by the Company or any Restricted Subsidiary (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary of or was otherwise acquired by the Company); provided, however, that on the date that such Restricted Subsidiary is acquired, the Company or such Restricted Subsidiary would have been able to Incur such Indebtedness under this covenant and

                  (B) Refinancing Indebtedness Incurred by a Restricted Subsidiary in respect of Indebtedness Incurred by such Restricted Subsidiary pursuant to this clause (4);

         (5) Indebtedness

                  (A) in respect of performance bonds, bankers' acceptances, letters of credit and surety or appeal bonds provided by the Company or the Restricted Subsidiaries in the ordinary course of their business, and

                  (B) under Currency Agreements, Interest Rate Agreements and Commodity Agreements entered into for bona fide hedging purposes of the Company or a Restricted Subsidiary in the ordinary course of business; provided, however, that such agreements do not increase the Indebtedness of the Company or the Restricted Subsidiaries outstanding at any time other than as a result of fluctuations in interest rates, currency exchange rates or commodity prices or by reason of fees, indemnities and compensation payable thereunder;

         (6) Indebtedness (including Capitalized Lease Obligations and Attributable Debt) incurred by the Company or any of the Restricted Subsidiaries to finance the purchase, lease or improvements of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness then outstanding and incurred pursuant to this clause (6) and all Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause
         (6), does not exceed the greater of $25.0 million or 5.0% of Total Assets;

         (7) Indebtedness of Foreign Subsidiaries in an aggregate principal amount not to exceed $15.0 million outstanding at any one time; or

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

     (8) Indebtedness (other than Indebtedness permitted to be Incurred pursuant to the foregoing paragraph (a) or any other clause of this paragraph (b)) in an aggregate principal amount on the date of Incurrence that, when added to all other Indebtedness Incurred pursuant to this clause (8) and then outstanding, shall not exceed $30.0 million.

     (c) Notwithstanding the foregoing, the Company may not Incur any Indebtedness pursuant to paragraph (b) above if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Obligations unless such Indebtedness will be subordinated to the notes to at least the same extent as such Subordinated Obligations. The Company may not Incur any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness. In addition, the Company may not Incur any Secured Indebtedness which is not Senior Indebtedness unless contemporaneously therewith effective provision is made to secure the notes equally and ratably with (or on a senior basis to, in the case of Indebtedness subordinated in right of payment to the notes) such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien. A Note Guarantor may not Incur any Indebtedness if such Indebtedness is by its terms expressly subordinate or junior in ranking in any respect to any Senior Indebtedness of such Note Guarantor unless such Indebtedness is Senior Subordinated Indebtedness of such Note Guarantor or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of such Note Guarantor. In addition, a Note Guarantor shall not Incur any Secured Indebtedness that is not Senior Indebtedness of such Note Guarantor unless contemporaneously therewith effective provision is made to secure the Note Guarantee of such Note Guarantor equally and ratably with (or on a senior basis to, in the case of Indebtedness subordinated in right of payment to such Note Guarantee) such Secured Indebtedness for as long as such Secured Indebtedness is secured by a Lien.

     (d) Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies. For purposes of determining the outstanding principal amount of any particular Indebtedness Incurred pursuant to this covenant:

          (1) Indebtedness Incurred pursuant to the Credit Agreement prior to or on the Closing Date shall be treated as Incurred pursuant to clause (1) of paragraph (b) above,

          (2) Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness, and

          (3) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in this covenant, the Company, in its sole discretion, shall classify such Indebtedness and only be required to include the amount of such Indebtedness in one of such clauses, and may from time to time reclassify Indebtedness permitted under paragraph (b) of this covenant among the different clauses thereof.

     Limitation on Restricted Payments. (a) The Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to:

          (1) declare or pay any dividend, make any distribution on or in respect of its Capital Stock or make any similar payment (including any payment in connection with any merger or consolidation involving the Company or any Subsidiary of the Company) to the direct or indirect holders of its Capital Stock, except (x) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and (y) dividends or distributions payable to the Company or a Restricted Subsidiary (and, if such Restricted Subsidiary has shareholders other than the Company or other Restricted Subsidiaries, to its other shareholders on a pro rata basis),

          (2) purchase, repurchase, redeem, retire or otherwise acquire for value any Capital Stock of (i) Parent, Holdings or the Company held by Persons other than the Company or a Restricted Subsidiary or (ii) any Restricted Subsidiary (other than Preferred Stock that is not Voting Stock) held by any Affiliate of the Company (other than a Restricted Subsidiary),

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     (3) purchase, repurchase, redeem, retire, defease or otherwise acquire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Obligations of the Company or any Note Guarantor (other than the purchase, repurchase redemption, retirement, defeasance or other acquisition for value of Subordinated Obligations acquired in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition), or

     (4) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, payment, purchase, redemption, repurchase, defeasance, retirement, or other acquisition or Investment being herein referred to as a "Restricted Payment") if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

          (A) a Default will have occurred and be continuing (or would result therefrom);

          (B) the Company could not Incur at least $1.00 of additional Indebtedness under paragraph (a) of the covenant described under "--Limitation on Indebtedness"; or

          (C) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination will be conclusive and evidenced by a resolution of the Board of Directors) declared or made subsequent to the Closing Date would exceed the sum, without duplication, of:

               (i) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Closing Date occurs to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income will be a deficit, minus 100% of such deficit);

               (ii) the aggregate Net Cash Proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Closing Date (other than an issuance or sale to

                    (x) a Subsidiary of the Company or

                    (y) an employee stock ownership plan or other trust
               established by the Company or any of its Subsidiaries);


               (iii) the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company's balance sheet upon the conversion or exchange (other than by or with a Subsidiary of the Company) subsequent to the Closing Date of any Indebtedness of the Company or its Restricted Subsidiaries issued after the Closing Date which is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company or a Note Guarantor (less the amount of any cash or the Fair Market Value of other property distributed by the Company or any Restricted Subsidiary upon such conversion or exchange);


               (iv) the amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from

                    (x) payments of dividends, repayments of the principal of
               loans or advances or other transfers of assets to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries or

                    (y) the redesignation of Unrestricted Subsidiaries as
               Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of

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                    Investments previously made by the Company or any Restricted
                    Subsidiary in such Unrestricted Subsidiary; and

                    (v) $5.0 million.

     (b) The provisions of the foregoing paragraph (a) will not prohibit:

          (1) any purchase, repurchase, redemption, retirement or other acquisition for value of Capital Stock of the Company or Subordinated Obligations of the Company or any Note Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries); provided, however, that:

               (A) such purchase, repurchase, redemption, retirement or other acquisition for value will be excluded in the calculation of the amount of Restricted Payments, and


               (B) the Net Cash Proceeds from such sale applied in the manner set forth in this clause


     (1) will be excluded from the calculation of amounts under clause
(4)(c)(ii) of paragraph (a) above;

     (2) any prepayment, repayment, retirement, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Subordinated Obligations of the Company or a Note Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company or a Note Guarantor that is permitted to be Incurred pursuant to the covenant described under "--Limitation on Indebtedness"; provided, however, that such prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value will be excluded in the calculation of the amount of Restricted Payments;

     (3) any prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Subordinated Obligations from Net Available Cash to the extent permitted by the covenant described under "--Limitation on Sales of Assets and Subsidiary Stock"; provided, however, that such prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value will be excluded in the calculation of the amount of Restricted Payments;

     (4) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividends would have complied with this covenant; provided, however, that such dividends will be included in the calculation of the amount of Restricted Payments;


     (5) any purchase, repurchase, redemption, retirement or other acquisition for value of shares of, or options to purchase shares of, Capital Stock (other than Disqualified Stock) of Holdings, Parent, the Company or any of its Subsidiaries from employees, former employees, officers, former officers, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, officers, former officers, directors or former directors), pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the board of directors of the Company, Parent or Holdings under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such purchases, repurchases, redemptions, retirements and other acquisitions for value, together with the aggregate amount of payments made under clause (6)(c) of this paragraph (b), shall not exceed in any calendar year the sum of


          (x) $2.0 million and


          (y) the cash proceeds received in such calendar year by the Company or any Restricted Subsidiary from the sale of Capital Stock (other than Disqualified Stock) of Holdings, Parent or the Company to employees, officers or directors of the Company, provided that such cash proceeds will not increase the amounts available for Restricted Payments under clause
     (4)(c)(ii) of paragraph (a) above; provided further, however, that such purchases, repurchases, redemptions, retirements and other acquisitions for value shall be excluded in the calculation of the amount of Restricted Payments; or


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     (6) any payment of dividends, other distributions or other amounts
(including in the form of loans or advances) by the Company for the purposes set forth in clauses (A) through (c) below; provided, however, that such dividends, distributions or other amounts set forth in clauses (A) through (c) shall be excluded in the calculation of the amount of Restricted Payments for the purposes of paragraph (a) above:


          (A) to Parent or Holdings in amounts equal to the amounts required for Parent or Holdings to pay franchise taxes and other fees required to maintain its corporate existence and provide for other operating costs in an aggregate amount of up to $350,000 per fiscal year;

          (B) to Parent or Holdings in amounts equal to amounts required for Parent or Holdings to pay federal, state and local income taxes to the extent such income taxes are attributable to the income of the Company and its Restricted Subsidiaries (and, to the extent of amounts actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries); and

          (C) to Parent or Holdings in amounts equal to amounts expended by Parent or Holdings for any purchase, repurchase, redemption, retirement or other acquisition for value of shares of, or options to purchase shares of, Capital Stock (other than Disqualified Stock) of Parent or Holdings from employees, former employees, officers, former officers, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, officers, former officers, directors or former directors), pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the board of directors of Parent or Holdings under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such purchases, repurchases, redemptions, retirements and other acquisitions for value, together with the aggregate amount of payments made under clause (5) of this paragraph (b), shall not exceed in any calendar year the sum of

          (x) $2.0 million and


          (y) the cash proceeds received in such calendar year by the Company or any Restricted Subsidiary from the sale of Capital Stock (other than Disqualified Stock) of Holdings, Parent or the Company to employees, officers or directors of the Company (provided that such cash proceeds will not increase the amounts available for Restricted Payments under clause (4)(c)(ii) of paragraph (a) above).


     Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company;

(2) make any loans or advances to the Company; or

(3) transfer any of its property or assets to the Company, except:

     (A) any encumbrance or restriction pursuant to applicable law or an agreement in effect at or entered into on the Closing Date;

     (B) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by the Company or a Restricted Subsidiary (other than Indebtedness Incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company or a Restricted Subsidiary) and outstanding on such date;

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     (C) any encumbrance or restriction pursuant to an agreement effecting a
     Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (A) or (B) of this covenant or this clause (3)(C) or contained in any amendment to an agreement referred to in clause (A) or (B) of this covenant or this clause (3)(C); provided, however, that the encumbrances and restrictions contained in any such Refinancing agreement or amendment are no less favorable to the Holders in any material respect than the encumbrances and restrictions contained in such predecessor agreements;

     (D) in the case of clause (3), any encumbrance or restriction

               (i) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or

               (ii) contained in security agreements securing Indebtedness of the Company or a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements;

     (E) with respect to a Restricted Subsidiary, any restriction imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; and

     (F) any encumbrance or restriction existing or created pursuant to Indebtedness permitted to be Incurred by a Restricted Subsidiary subsequent to the Closing Date pursuant to the covenant described under "--Limitations on Indebtedness"; provided, however, that any such encumbrance or restrictions are reasonable and customary with respect to the type of Indebtedness being Incurred (under the relevant circumstances).

     Limitation on Sales of Assets and Subsidiary Stock. (a) The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless:

     (1) the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the Fair Market Value of the shares and assets subject to such Asset Disposition,

     (2) except in the case of a Permitted Asset Swap, at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash, and

     (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be)


          (A) first, to the extent the Company elects (or is required by the terms of any Indebtedness) to prepay, repay, purchase, repurchase, redeem, retire, defease or otherwise acquire for value Senior Indebtedness of the Company or Indebtedness of a Restricted Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company (other than an Affiliate of JPMP LLC, which is a lender in the ordinary course of business) and other than obligations in respect of Disqualified Stock) within 180 days after the later of the date of such Asset Disposition or the receipt of such Net Available Cash;


          (B) second, to the extent of the balance of Net Available Cash after application in accordance with clause (A), to the extent the Company or such Restricted Subsidiary elects, to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) within 180 days from the later of such Asset Disposition or the receipt of such Net Available Cash;

          (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an Offer (as defined in paragraph (b) of this covenant below) to purchase notes pursuant to and subject to the conditions set forth in paragraph
          (b) of this covenant;

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

          provided, however, that if the Company elects (or is required by the terms of any other Senior Subordinated Indebtedness), such Offer may be made ratably to purchase the notes and other Senior Subordinated Indebtedness of the Company; and

          (D) fourth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C), for any general corporate purpose permitted by the terms of the indenture;

     provided, however, that in connection with any final prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness pursuant to clause (A), (C) or (D) above, the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid, purchased, repurchased, redeemed, retired, defeased or otherwise acquired for value. Pending final application of any Net Available Cash in accordance with the foregoing, the Company or a Restricted Subsidiary may use such Net Available Cash to temporarily reduce (and, within such 180-day period, reborrow) Indebtedness or invest such Net Available Cash in Temporary Cash Equivalents.

Notwithstanding the foregoing provisions of this covenant, the Company and the Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions that is not applied in accordance with this covenant exceeds $7.5 million.

     For the purposes of this covenant, the following are deemed to be cash:

     . the assumption of Indebtedness of the Company (other than obligations in respect of Disqualified Stock of the Company) or any Restricted Subsidiary (other than obligations in respect of Disqualified Stock and Preferred Stock of a Restricted Subsidiary that is not a Note Guarantor) and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition, and

     . securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash.


(b) In the event of an Asset Disposition that requires the purchase of notes pursuant to clause (a)(3)(c) of this covenant, the Company will be required (i) to purchase notes tendered pursuant to an offer by the Company for the notes (the "Offer") at a purchase price of 100% of their principal amount plus accrued and unpaid interest and liquidated damages thereon, if any, to the date of purchase (subject to the right of Holders of record on the relevant date to receive interest due on the relevant interest payment date) in accordance with the procedures (including prorating in the event of oversubscription) set forth in the indenture and (ii) to purchase other Senior Subordinated Indebtedness of the Company on the terms and to the extent contemplated thereby (provided that in no event shall the Company offer to purchase such other Senior Subordinated Indebtedness of the Company at a purchase price in excess of 100% of its principal amount (without premium), plus accrued and unpaid interest thereon, unless an equal premium is offered to Holders in the Offer). If the aggregate purchase price of notes (and other Senior Subordinated Indebtedness) tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of the notes (and other Senior Subordinated Indebtedness), the Company will apply the remaining Net Available Cash in accordance with clause (a)(3)(D) of this covenant. The Company will not be required to make an Offer for notes (and other Senior Subordinated Indebtedness) pursuant to this covenant if the Net Available Cash available therefor (after application of the proceeds as provided in clauses (a)(3)(A) and (B)) is less than $5.0 million for any particular Asset Disposition (which lesser amount will be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).


(c) The Company will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

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

     Limitation on Transactions with Affiliates. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless such Affiliate Transaction is on terms:


     (1) that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate,


     (2) that, in the event such Affiliate Transaction involves an aggregate amount in excess of $1.0 million,

          (A) are set forth in writing, and

          (B) have been approved by a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction and,

     (3) that, in the event such Affiliate Transaction involves an amount in excess of $10.0 million, have been determined by a nationally recognized appraisal or investment banking firm to be fair, from a financial standpoint, to the Company and its Restricted Subsidiaries.

(b) The provisions of the foregoing paragraph (a) will not prohibit:

     (1) any Restricted Payment permitted to be paid pursuant to the covenant described under "Limitation on Restricted Payments,"

     (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors,

     (3) the grant of stock options or similar rights to employees and directors of the Company pursuant to plans approved by the Board of Directors,

     (4) loans or advances to employees in the ordinary course of business in accordance with past practices of the Company or any Restricted Subsidiary, but in any event not to exceed $2.0 million in the aggregate outstanding at any one time,

     (5) the payment of reasonable fees to directors of the Company and its Subsidiaries who are not employees of the Company or its Subsidiaries,

     (6) any transaction between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries, or

     (7) the performance of any agreement as in effect as of the Closing Date (including the Tax Sharing Agreement, dated July 21, 1998, and the Amended and Restated Management Services Agreement, dated October 1, 1998) or any amendment or replacement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders of the notes in any material respect than the original agreement as in effect as of the Closing Date.

     Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries. The Company will not sell or otherwise dispose of any shares of Capital Stock (other than Preferred Stock that is not Voting Stock) of a Restricted Subsidiary, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any shares of its Capital Stock (other than Preferred Stock that is not Voting Stock) except:

     (1) to the Company or a Wholly Owned Subsidiary;

     (2) if, immediately after giving effect to such issuance, sale or other disposition, neither the Company nor any of its Subsidiaries own any Capital Stock of such Restricted Subsidiary, or

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

     (3) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto would have been permitted to be made under the covenant described under "Limitation on Restricted Payments" if made on the date of such issuance, sale or other disposition ( and such Investment shall be deemed to be an Investment made for purposes of such covenant).

The proceeds of any sale of such Capital Stock subject to and permitted hereby will be treated as Net Available Cash from an Asset Disposition and must be applied in accordance with the terms of the covenant described under "Limitation on Sales of Assets and Subsidiary Stock."

     SEC Reports. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the SEC (if it will accept such filing) and provide the Trustee and Holders and prospective Holders (upon request) within 15 days after it files them with the SEC, copies of its annual report and the information, documents and other reports that are specified in Sections 13 and 15(d) of the Exchange Act. In addition, following a Public Equity Offering, the Company shall furnish to the Trustee and the Holders, promptly upon their becoming available, copies of the annual report to shareholders and any other information provided by the Company, Holdings or Parent to its public shareholders generally. The Company also will comply with the other provisions of Section 314(a) of the TIA.

     Future Note Guarantors. The Company will cause (1) each Domestic Subsidiary and (2) each Foreign Subsidiary that Guarantees any Indebtedness (other than Indebtedness of a Restricted Subsidiary that is not a Note Guarantor) to become a Note Guarantor, and if applicable, execute and deliver to the Trustee a supplemental indenture in the form set forth in the indenture pursuant to which such Subsidiary will Guarantee payment of the notes. Each Note Guarantee will be limited to an amount not to exceed the maximum amount that can be Guaranteed by that Note Guarantor, without rendering the Note Guarantee, as it relates to such Note Guarantor voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

     Limitation on Lines of Business. The Company will not, and will not permit any Restricted Subsidiary to, engage in any business, other than a Permitted Business.

Merger and Consolidation

     The Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

     (1) the resulting, surviving or transferee Person (the "Successor Company") will be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) will expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the notes and the indenture;

     (2) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

     (3) immediately after giving effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness under paragraph (a) of the covenant described under "Limitation on Indebtedness";


     (4) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the indenture; and


     (5) the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee to the effect that the Holders will not recognize income, gain or loss for federal income tax

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

     purposes as a result of such transaction and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred.

     The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the indenture, but the predecessor Company in the case of a conveyance, transfer or lease of all or substantially all its assets will not be released from the obligation to pay the principal of and interest on the notes.

     In addition, subject to certain exceptions, the Company will not permit any Note Guarantor to consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to any Person unless:

     (1) the resulting, surviving or transferee Person (the "Successor Guarantor") will be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia (unless the Successor Guarantor is a Foreign Subsidiary), and such Person (if not a Note Guarantor) will expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of such Note Guarantor under its Note Guarantee;

     (2) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Guarantor or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Guarantor or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing; and


     (3) the Company will have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the indenture.


     Notwithstanding the foregoing:

     (A) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company and

     (B) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction to realize tax or other benefits.

Defaults

     Each of the following is an Event of Default:

     (1) a default in any payment of interest on any note when due and payable or in any payment of liquidated damages whether or not prohibited by the provisions described under "Ranking" above, continued for 30 days;

     (2) a default in the payment of principal of any note when due and payable at its Stated Maturity, upon required redemption or repurchase, upon declaration or otherwise, whether or not such payment is prohibited by the provisions described under "Ranking" above;

     (3) the failure by the Company or any Subsidiary to comply with its obligations under the covenant described under "Merger and Consolidation" above;

     (4) the failure by the Company or any Subsidiary to comply for 30 days after receipt of notice with any of its obligations under the covenants described under "Change of Control" or "Certain Covenants" above (in each case, other than a failure to purchase notes);

     (5) the failure by the Company or any Subsidiary to comply for 60 days after receipt of notice with its other agreements contained in the notes or the indenture;

     (6) the failure by the Company or any Restricted Subsidiary to pay any Indebtedness within any applicable grace period after final maturity (which has not subsequently been paid) or the acceleration (which has not been rescinded) of any such Indebtedness by the holders thereof because of a default if the total amount of

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     such Indebtedness unpaid or accelerated exceeds $10.0 million or its foreign currency equivalent (the "cross acceleration provision") and such failure continues for 10 days after receipt of the notice specified in the indenture;

     (7) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (the "bankruptcy provisions");

     (8) the rendering of any judgment or decree for the payment of money (other than judgments or decrees which are covered by enforceable insurance policies or indemnifications issued by or entered into with solvent Persons) in excess of $10.0 million or its foreign currency equivalent is rendered against the Company or a Restricted Subsidiary if:

          (A) an enforcement proceeding thereon is commenced by any creditor and is not stayed or dismissed within 10 days, or

          (B) such judgment or decree remains outstanding for a period of 60 days following such judgment and is not discharged, waived or stayed (the "judgment default provision"); or


     (9) any Note Guarantee ceases to be in full force and effect (except as contemplated by the terms thereof) or any Note Guarantor or Person acting by or on behalf of such Note Guarantor denies or disaffirms such Note Guarantor's obligations under the indenture or any Note Guarantee and such Default continues for 10 days after receipt of the notice specified in the indenture.


     The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

     However, a default under clauses (4), (5), (6) or (9) will not constitute an Event of Default until the Trustee notifies the Company or the Holders of at least 25% in principal amount of the outstanding notes notify the Company and the Trustee of the default and the Company or the Note Guarantor, as applicable, does not cure such default within the time specified in clauses (4), (5), (6) or
(9) hereof after receipt of such notice.

     If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the outstanding notes by notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all the notes to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of and interest on all the notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding notes may rescind any such acceleration with respect to the notes and its consequences.

     Subject to the provisions of the indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the indenture or the notes unless:

     (1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

     (2) Holders of at least 25% in principal amount of the outstanding notes have requested the Trustee in writing to pursue the remedy;

     (3) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

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         (4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

         (5) the Holders of a majority in principal amount of the outstanding notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

         Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding notes will be given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

         If a Default occurs and is continuing and is known to a Responsible Officer of the Trustee, the Trustee must mail to each Holder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any note (including payments pursuant to the redemption provisions of such note), the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the Holders. In addition, the Company will be required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company will also be required to deliver to a Responsible Officer of the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Events of Default, their status and what action the Company is taking or proposes to take in respect thereof.

Amendments and Waivers

         Subject to certain exceptions, the indenture or the notes may be amended with the written consent of the Holders of a majority in principal amount of the notes then outstanding and any past default or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the notes then outstanding. However, without the consent of each Holder of an outstanding note affected, no amendment may, among other things:

         (1) reduce the amount of notes whose Holders must consent to an amendment;

         (2) reduce the rate of or extend the time for payment of interest or any liquidated damages on any note;

         (3) reduce the principal of or extend the Stated Maturity of any note;

         (4) reduce the premium payable upon the redemption of any note or accelerate the time at which any note may be redeemed as described under "Optional Redemption" above;

         (5) make any note payable in money other than that stated in the note;

         (6) make any change to the subordination provisions of the indenture that adversely affects the rights of any Holder;

         (7) impair the right of any Holder to receive payment of principal of, and interest or any liquidated damages on, such Holder's notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's notes;

         (8) make any change in the amendment provisions which require each Holder's consent or in the waiver provisions; or

         (9) modify the Note Guarantees in any manner adverse to the Holders in a material respect.

Without the consent of any Holder, the Company and Trustee may amend the indenture to:

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         . cure any ambiguity, omission, defect or inconsistency;

         . provide for the assumption by a successor corporation of the obligations of the Company under the indenture;

         . provide for uncertificated notes in addition to or in place of certificated notes (provided, however, that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code);

         . make any change in the subordination provisions of the indenture that would limit or terminate the benefits available to any holder of Senior Indebtedness of the Company (or any representative thereof) under such subordination provisions;

         . add additional Guarantees with respect to the notes;

         . secure the notes;

         . add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company;

         . make any change that does not adversely affect the rights of any Holder in a material respect, subject to the provisions of the indenture;

         . provide for the issuance of the notes; or

         . comply with any requirement of the SEC in connection with the qualification of the indenture under the TIA.

         However, no amendment may be made to the subordination provisions of the indenture that adversely affects the rights of any holder of Senior Indebtedness of the Company then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

         The consent of the Holders will not be necessary to approve the particular form of any proposed amendment. It will be sufficient if such consent approves the substance of the proposed amendment.

         After an amendment becomes effective, the Company is required to mail to Holders a notice briefly describing such amendment. However, the failure to give such notice to all Holders, or any defect therein, will not impair or affect the validity of the amendment.

Transfer and Exchange

         A Holder will be able to transfer or exchange notes. Upon any transfer or exchange, the registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes required by law or permitted by the indenture. The Company will not be required to transfer or exchange any note selected for redemption or to transfer or exchange any note for a period of 15 days prior to a selection of notes to be redeemed. The notes will be issued in registered form and the Holder will be treated as the owner of such note for all purposes. Defeasance

         The Company may at any time terminate all its obligations under the notes and the indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of the notes.

         In addition, the Company may at any time terminate:

         (1) its obligations under the covenants described under "Certain Covenants" and "Change of Control"; and

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         (2) the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries and the judgment default provision described under "Defaults" above and the limitations contained in clause (3) under the first paragraph of "Merger and Consolidation" above ("covenant defeasance").

         In the event that the Company exercises its legal defeasance option or its covenant defeasance option, each Note Guarantor will be released from all of its obligations with respect to its Note Guarantee.

         The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the notes may not be accelerated because of an Event of Default specified in clause (4), (6), (7) (with respect only to Significant Subsidiaries) or (8) under "Defaults" above or because of the failure of the Company to comply with clause (3) under the first paragraph of "Merger and Consolidation" above.

         In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the "defeasance trust") with the Trustee money in an amount sufficient or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, to pay the of principal, premium (if any) and interest on, and liquidated damages, if any, in respect of the notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel reasonably acceptable to the Trustee to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law).

Concerning the Trustee

         The Bank of New York is the Trustee under the indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the notes.

Governing Law

         The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

Certain Definitions

         "Additional Assets" means:

         (1) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Permitted Business;

         (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or

         (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that: any such Restricted Subsidiary described in clauses (2) or (3) above is primarily engaged in a Permitted Business.

          "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the provisions described under "--Certain Covenants--Limitation on Transactions with Affiliates" and "--Certain Covenants--Limitation on Sales of Assets and Subsidiary

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     Stock" only, "Affiliate" shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of Parent, Holdings or the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

     "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation, or similar transaction (each referred to for the purposes of this definition as a "disposition"), of:

     (1) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);

     (2) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary; or

     (3) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary other than, in the case of (1), (2) and (3) above,

          (A) disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary,

          (B) for purposes of the provisions described under "Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock" only, a disposition subject to the covenant described under "Certain Covenants--Limitation on Restricted Payments,"

          (C) a disposition of assets with a Fair Market Value of less than $500,000, and

          (D) a transfer of real property to a state, county, local or municipal governmental agency in exchange for the granting of a permit or the taking of other regulatory action by such governmental agency that enhances the value of mining properties owned by the Company or a Restricted Subsidiary, provided that the Board of Directors has determined in good faith that such exchange is in the best interest of the Company.

     "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

     "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing:

     (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or scheduled redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by

     (2) the sum of all such payments.

     "Bank Indebtedness" means any and all amounts payable under or in respect of the Credit Agreement and any Refinancing Indebtedness with respect thereto, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

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          "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of the Board of Directors of the Company.

          "Business Day" means each day which is not a Legal Holiday.

          "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

          "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

          "Closing Date" means October 1, 1999.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Commodity Agreement" means any agreement designed to hedge against fluctuations in commodity prices, including natural gas prices, entered into in the ordinary course of business.

          "Consolidated Coverage Ratio" as of any date of determination means the ratio of

          (1) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination to

          (2) Consolidated Interest Expense for such four fiscal quarters;

          provided, however, that:

                  (A) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period;

                  (B) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

                  (C) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Disposition for such period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any

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

                  Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

                  (D) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

                  (E) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (c) or
                  (D) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition of assets occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets or other Investment, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company and shall comply with the requirements of Rule 11-02 of Regulation S-X promulgated by the SEC.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of 12 months).

          "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its Consolidated Restricted Subsidiaries, plus, to the extent Incurred by the Company and its Consolidated Restricted Subsidiaries in such period but not included in such interest expense, without duplication:

          (1) interest expense attributable to Capitalized Lease Obligations and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction;

          (2) amortization of debt discount (but not debt issuance costs);

          (3) capitalized interest;

          (4) non-cash interest expense;

          (5) commissions, discounts and other fees and charges attributable to letters of credit and bankers' acceptance financing;

          (6) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by the Company or any Restricted Subsidiary;

          (7) net costs associated with Hedging Obligations;

          (8) dividends in respect of all Disqualified Stock of the Company and all Preferred Stock of any Restricted Subsidiary, to the extent held by Persons other than the Company or another Restricted Subsidiary;

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          (9) interest Incurred in connection with investments in discontinued
          operations; and

          (10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

          "Consolidated Leverage Ratio" as of any date of determination means the ratio of

          (1) Indebtedness of the Company and its Consolidated Restricted Subsidiaries as of the end of the most recent fiscal quarter ending at least 45 days prior to the date of such determination to

          (2) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination;

          provided, however, that:

                  (A) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination, Indebtedness and EBITDA for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period;

                  (B) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Leverage Ratio, Indebtedness and EBITDA for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

                  (C) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Disposition for such period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period and Indebtedness shall be reduced by any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition (or, if the Capital Stock of any Restricted Subsidiary is sold, the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);


                  (D) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, Indebtedness and EBITDA for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

                  (E) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the

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                  beginning of such period) shall have made any Asset
                  Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (c) or
                  (D) above if made by the Company or a Restricted Subsidiary during such period, Indebtedness and EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition of assets occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets or other Investment, the amount of income or earnings relating thereto and the amount of any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company and shall comply with the requirements of Rule 11-02 of Regulation S-X promulgated by the SEC.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of 12 months).

          "Consolidated Net Income" means, for any period, the net income of the Company and its Consolidated Subsidiaries for such period; provided, however, that there shall not be included in such Consolidated Net
          Income:

          (1) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that

                  (A) subject to the limitations contained in clause (4) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to a Restricted Subsidiary, to the limitations contained in clause
                  (3) below), and

                  (B) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

          (2) any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

          (3) any net income (or loss) of any Restricted Subsidiary to the extent such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

          (4) any gain or loss realized upon the sale or other disposition of any asset of the Company or its Consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person;

          (5) any extraordinary gain or loss; and

          (6) the cumulative effect of a change in accounting principles.

Notwithstanding the foregoing, for the purpose of the covenant described under "Certain Covenants--Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(4)(c)(iv) thereof.


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          "Consolidation" means the consolidation of the amounts of each of the
          Restricted Subsidiaries with those of the Company in accordance with GAAP consistently applied; provided, however, that "Consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in an Unrestricted Subsidiary will be accounted for as an investment. The term "Consolidated" has a correlative meaning. "Credit Agreement" means the credit agreement dated as of the Closing Date among the Company, as borrower, Parent, as parent guarantor, George F. Pettinos (Canada) Limited, as Canadian borrower, Banque Nationale de Paris, as agent, and the financial institutions and other institutional lenders named therein, as the same may be amended, restated, supplemented, waived, replaced, refinanced, restructured or otherwise modified from time to time, in each case, whether or not upon termination, whether with the original financial institutions, other institutional lenders or agents, and whether with one or more credit agreements with the Company or one or more Restricted Subsidiaries as borrowers.

          "Currency Agreement" means with respect to any Person any foreign exchange contract, currency swap agreements or other similar agreement or arrangement to which such Person is a party or of which it is a beneficiary.

          "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

          "Designated Senior Indebtedness" of the Company means

          (1) the Bank Indebtedness III Indebtedness in respect of Hedging Obligations, and

          (2) any other Senior Indebtedness of the Company that, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to at least $25 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the indenture.

          "Designated Senior Indebtedness" of a Note Guarantor has a correlative meaning.

          "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event:

          (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

          (2) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary; provided, however, that any such conversion or exchange shall be deemed an Incurrence of Indebtedness or Disqualified Stock, as applicable); or

          (3) is redeemable at the option of the holder thereof, in whole or in part, in the case of each of clauses (1), (2) and (3), on or prior to the first anniversary of the Stated Maturity of the notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable in a material respect to the holders of such Capital Stock than the provisions of the covenants described under "Change of Control" and "Limitation on Sales of Assets and Subsidiary Stock."

          "Domestic Subsidiary" means any Restricted Subsidiary of the Company other than a Foreign Subsidiary.

          "EBITDA" for any period means the Consolidated Net Income for such period, plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income:

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          (1) income tax expense of the Company and its Consolidated Restricted
          Subsidiaries;

          (2) Consolidated Interest Expense;

          (3) depreciation expense of the Company and its Consolidated Restricted Subsidiaries;

          (4) amortization expense of the Company and its Consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period);

          (5) depletion expense of the Company and its Consolidated Restricted Subsidiaries; and

          (6) all other non-cash charges of the Company and its Consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash expenditures in any future period) less all non-cash items of income of the Company and its Restricted Subsidiary, in each case for such period.

Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation, amortization and depletion and non-cash charges of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. For purposes of the indenture, Fair Market Value will be determined in good faith by the Board of Directors, whose determination will be conclusive and evidenced by a resolution of the Board of Directors.

          "Foreign Subsidiary" means any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

          "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including those set forth in:

          (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

          (2) statements and pronouncements of the Financial Accounting Standards Board;

          (3) such other statements by such other entities as are approved by a significant segment of the accounting profession; and

          (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

All ratios and computations based on GAAP contained in the indenture shall be computed in conformity with GAAP.

          "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

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         (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

         (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

          "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement.


          "Holder" means the Person in whose name a note is registered on the Registrar's books.


          "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or redemption, repayment or repurchase obligation in respect of Preferred Stock or Disqualified Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the Incurrence of Indebtedness.

         "Indebtedness" means, with respect to any Person on any date of determination, without duplication:

         (1) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;


         (2) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

         (3) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto);

         (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more than twelve months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

         (5) all Capitalized Lease Obligations and all Attributable Debt of such Person;


         (6) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

         (7) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of

                  (A) the Fair Market Value of such asset at such date of determination, and

                  (B) the amount of such Indebtedness of such other Persons;

         (8) Hedging Obligations of such Person; and

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         (9) all obligations of the type referred to in clauses (1) through (8)
         of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee.

The amount of Indebtedness (other than Hedging Obligations) of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. The amount of Indebtedness in respect of Hedging Obligations shall be determined in accordance with GAAP.

Notwithstanding the foregoing, for the purposes of the definition of Consolidated Leverage Ratio, Indebtedness shall not include any obligations in respect of undrawn letters of credit or any Hedging Obligations.

          "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

          "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary" and the covenant described under "Certain Covenants--Limitation on Restricted Payments":


         (1) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to:


                  (A) the Company's "Investment" in such Subsidiary at the time of such redesignation less

                  (B) the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

         (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

         "Legal Holiday" means a Saturday, Sunday or other day on which banking institutions are not required by law or regulation to be open in the State of New York.

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

         "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

         (1) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition;

         (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with

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         respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

         (3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and

         (4) appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.


         "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.


         "Note Guarantee" means each Guarantee of the obligations with respect to the notes issued by a Person pursuant to the terms of the indenture.

         "Note Guarantor" means any Person that has issued a Note Guarantee.

         "Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary of the Company. "Officer" of a Note Guarantor has a correlative meaning.


         "Officers' Certificate" means a certificate signed by two Officers.


         "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company, a Note Guarantor or the Trustee.

         "Permitted Asset Swap" means any one or more transactions in which the Company or any Restricted Subsidiary exchanges assets for consideration consisting of (i) Capital Stock in or assets of a Person engaged in a Permitted Business and (ii) any cash, provided that such cash will be considered Net Available Cash from an Asset Disposition.

         "Permitted Business" means any business engaged in by the Company or any Restricted Subsidiary on the Closing Date and any Related Business.


         "Permitted Holders" means (i) JPMP LLC, its Affiliates and their respective directors and officers, (ii) DGHA and individuals who are equity owners, directors or employees of DGHA, the Company, Holdings or Parent (or the estate or any beneficiary of any such individual or any immediate family member of any such individual or any trust established for the benefit of any such immediate family member) and (iii) any Person acting in the capacity of an underwriter in connection with a public or private offering of the Company's, Parent's or Holdings' Capital Stock.


         "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in:

         (1) the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Permitted Business;


         (2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Permitted Business;


         (3) Temporary Cash Investments;

         (4) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided,

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         however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

         (5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

         (6) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary and not exceeding $1.0 million in the aggregate outstanding at any one time;

         (7) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

         (8) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition that was made pursuant to and in compliance with the covenant described under "Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock";


         (9) Investments the payment for which consists of (i) Capital Stock (other than Disqualified Stock) or the cash proceeds from the sale of Capital Stock (other than Disqualified Stock), in each case of the Company or (ii) the proceeds of cash capital contributions to the Company; provided, however, that such cash proceeds from sales of Capital Stock or cash capital contributions will not increase the amount available for Restricted Payments under clause (4)(c) of the first paragraph of the "--Limitation on Restricted Payments" covenant;


         (10) Loans to DGHA pursuant to the Amended and Restated Management Services Agreement, dated October 1, 1998, or any amendment or replacement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders of the notes in any material respect than the agreement as in effect as of the Closing Date;

         (11) Investments in the ordinary course of business in an insurer required as a condition to the provision by such insurer of insurance coverage; and

         (12) any Person having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (12) that are at the time outstanding, not to exceed the greater of 3.0% of Total Assets or $15.0 million at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

         "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.


         Principal" of a note means the principal of the note plus the premium, if any, payable on the note which is due or overdue or is to become due at the relevant time.


         "Public Equity Offering" means an underwritten primary public offering of common stock of the Company, Parent or Holdings, as applicable, pursuant to an effective registration statement under the Securities Act.

         "Public Market" means any time after:

         (1) a Public Equity Offering has been consummated; and

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         (2) at least 15% of the total issued and outstanding common stock of the Company, Parent or Holdings (as applicable) has been distributed by means of an effective registration statement under the Securities Act.

         "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

         "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) any Indebtedness of the Company or any Restricted Subsidiary existing on the Closing Date or Incurred in compliance with the indenture (including Indebtedness of the Company or any Restricted Subsidiary that Refinances Refinancing Indebtedness); provided, however, that:

         (1) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

         (2) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

         (3) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being Refinanced plus any reasonable premiums required to be paid with respect to the Indebtedness being Refinanced; and

         (4) if the Indebtedness being Refinanced is subordinated in right of payment to the notes, such Refinancing Indebtedness is subordinated in right of payment to the notes at least to the same extent as the Indebtedness being Refinanced;

provided further, however, that (x) Refinancing Indebtedness shall not include:
(A) Indebtedness of a Restricted Subsidiary that is not a Note Guarantor that Refinances Indebtedness of the Company or (B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary, and (y) Refinancing Indebtedness referred to in the definition of "Bank Indebtedness" or in respect of the Acquisition Term Loan Facility shall not be subject to clauses (1), (2) or (3) of this definition.

         "Related Business" means any business related, ancillary or complementary to the businesses of the Company and the Restricted Subsidiaries on the Closing Date.

         "Representative" means the trustee, agent or representative (if any) for an issue of Senior Indebtedness.


         "Responsible Officer" shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of the indenture.


         "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

         "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or such Restricted Subsidiary leases it from such Person, other than leases between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries.

         "SEC" means the Securities and Exchange Commission.

         "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien. Secured Indebtedness" of a Note Guarantor has a correlative meaning.

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         "Senior Subordinated Indebtedness" of the Company means the notes and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank equally with the notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Indebtedness. "Senior Subordinated Indebtedness" of a Note Guarantor has a correlative meaning.

         "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

         "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

         "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Closing Date or thereafter Incurred) that is subordinate or junior in right of payment to the notes pursuant to a written agreement. "Subordinated Obligation" of a Note Guarantor has a correlative meaning.

         "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by:

         (1) such Person;

         (2) such Person and one or more Subsidiaries of such Person; or

         (3) one or more Subsidiaries of such Person.

         "Temporary Cash Investments" means any of the following:

         (1) any investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof;

         (2) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $250,000,000 (or the foreign currency equivalent thereof) and whose long-term debt is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act);

         (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause
         (2) above;

         (4) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. ("S & P"); and

         (5) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's Investors Service, Inc.

         "TIA" means the Trust indenture Act of 1939 (15 U.S.C (s)(s) 77aaa-77bbbb) as in effect on the Closing Date.

         "Total Assets" means the total consolidated assets of the Company and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Company.

         "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

         "Trustee" means the party named as such in the indenture until a successor replaces it and, thereafter, means the successor.

         "Unrestricted Subsidiary" means:

         (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

         (2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either:

                  (A) the Subsidiary to be so designated has total Consolidated assets of $1,000 or less; or

                  (B) if such Subsidiary has Consolidated assets greater than $1,000, then such designation would be permitted under the covenant entitled "Limitation on Restricted Payments."

                  The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that

                           (x) immediately after giving effect to such designation no Default shall have occurred and be continuing and

                           (y) at the time of such designation the Company or a Restricted Subsidiary could have Incurred all of the outstanding Indebtedness of such Subsidiary and its Subsidiaries under the covenant described under "--Certain Covenants--Limitation on Indebtedness."

Any such designation of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

         "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

         "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the related corporation, partnership or Person.

         "Wholly Owned Subsidiary" means a Restricted Subsidiary of the Company all the Voting Stock of which (other than directors' qualifying shares) is owned by the Company and/or another Wholly Owned Subsidiary.

                         BOOK-ENTRY; DELIVERY AND FORM

         The notes are represented by one permanent global note in definitive, fully registered book-entry form, without interest coupons that is deposited with, or on behalf of, DTC and registered in the name of DTC or its nominee, on behalf of the acquirers of notes represented thereby for credit to the respective accounts of the acquirers, or to such other accounts as they may have directed, at DTC, or Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System, or Clearstream Banking, societe anonyme.

         Except as set forth below, the global notes may be transferred, in whole and not in part, solely to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

         All interests in the global notes, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of those systems.

Certain Book-Entry Procedures for the Global Notes

         The descriptions of the operations and procedures of DTC, Euroclear and Clearstream set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. We do not take any responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

         DTC has advised us that it is

              (1) a limited purpose trust company organized under the laws of the State of New York,

              (2) a "banking organization" within the meaning of the New York
                  Banking Law,

              (3) a member of the Federal Reserve System,

              (4) a "clearing corporation" within the meaning of the Uniform
                  Commercial Code, as amended, and

              (5) a "clearing agency" registered pursuant to Section 17A of the
                  Exchange Act.

         DTC was created to hold securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC's participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants.

         Pursuant to procedures established by DTC, ownership of the notes is shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of participants) and the records of participants and the indirect participants (with respect to the interests of persons other than participants).

         The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the notes represented by a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in notes represented by a global note to pledge or transfer that interest to persons or entities that do not participate in

DTC's system, or to otherwise take actions in respect of that interest, may be affected by the lack of a physical definitive security in respect of that interest.


         So long as DTC or its nominee is the registered owner of a global note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

         . are not entitled to have notes represented by that global note registered in their names,

         . are not to receive or be entitled to receive physical delivery of certificated notes, and

         . are not considered the owners or holders thereof under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee thereunder.

         Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a participant or an indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of notes under the indenture or that global note. We understand that under existing industry practice, in the event that we request any action of holders of notes, or a holder that is an owner of a beneficial interest in a global note desires to take any action that DTC, as the holder of that global note, is entitled to take, DTC would authorize the participants to take such action and the participants would authorize holders owning through those participants to take such action or would otherwise act upon the instruction of those holders. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those notes.

         Payments with respect to the principal of, and premium, if any, and interest on, any notes represented by a global note registered in the name of DTC or its nominee on the applicable record date will be payable by the trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the global note representing the notes under the indenture. Under the terms of the indenture, we and the trustee may treat the persons in whose names the notes, including the global notes, are registered as the owners thereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever. Accordingly, neither we nor the trustee has or will have any responsibility or liability for the payment of those amounts to owners of beneficial interests in a global note (including principal, premium, if any, liquidated damages, if any, and interest). Payments by the participants and the indirect participants to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of the participants or the indirect participants and DTC.

         Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

         Cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterpart in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

         Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global note from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global note by or through a Euroclear or

Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.


         Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the global notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform these procedures, and the procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Notes

         If:

         . we notify the trustee in writing that DTC is no longer willing or able to act as a depositary or DTC ceases to be registered as a clearing agency under the Securities Exchange Act of 1934 and a successor depositary is not appointed within 90 days of that notice or cessation;

         .    an Event of Default has occurred and is continuing; or

         . we, at our option, notify the trustee in writing that we elect to cause the issuance of notes in definitive form under the indenture,

then, upon surrender by DTC of the global notes, certificated notes will be issued to each person that DTC identifies as the beneficial owner of the notes represented by the global notes. Upon any such issuance, the trustee is required to register those certificated notes in the name of that person or those persons (or the nominee of any thereof) and cause the same to be delivered thereto.

         Neither we nor the trustee shall be liable for any delay by DTC or any participant or indirect participant in identifying the beneficial owners of the related notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the notes to be issued).

                              PLAN OF DISTRIBUTION

         This prospectus has been prepared for use by J.P. Morgan Securities Inc. in connection with offers and sales of the notes in market-making transactions. J.P. Morgan Securities Inc. may act as a principal or agent in these transactions. These sales will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices. We will not receive any of the proceeds of these sales. We have agreed to indemnify J.P. Morgan Securities Inc. against certain liabilities, including liabilities under the Securities Act of 1933, and to contribute payments which J.P. Morgan Securities Inc. might be required to make in respect thereof.

         See "Security Ownership of Certain Beneficial Owners and Management" for the ownership percentages of certain classes of securities of USS Holdings owned by affiliates of J.P. Morgan Securities Inc. and for a summary of the stockholders agreement governing the exercise of voting rights with respect to the election of directors and certain other material events.

         We have been advised by J.P. Morgan Securities Inc. that, subject to applicable laws and regulations, J.P. Morgan Securities Inc. currently intends to continue making a market in the notes. However, J.P. Morgan Securities Inc. is not obligated to do so and any such market-making may be interrupted or discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act of 1933 and the Securities Exchange Act of 1934. There can be no assurance that an active trading market will develop or be sustained. See "Risk Factors--You Cannot Be Sure that an Active Trading Market Will Develop for the Notes."

                                 LEGAL MATTERS

         The validity of the notes has been passed upon for us by Pillsbury Winthrop LLP, New York, New York. Donald G. Kilpatrick, a member of Pillsbury Winthrop LLP, is Secretary of USS Holdings and also owns certain equity securities of USS Holdings. See "Security Ownership of Certain Beneficial Owners and Management--Security Ownership."

                                    EXPERTS

         The consolidated financial statements for Better Minerals & Aggregates Company as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

BETTER MINERALS & AGGREGATES COMPANY AND SUBSIDIARIES


                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


Report of Independent Accountants ....................................................................................   F-1
Consolidated Balance Sheets at December 31, 2001 and 2000 ............................................................   F-2
Consolidated Statement of Operations for the years ended December 31, 2001, 2000 and 1999. ...........................   F-3
Consolidated Statement of Stockholder's Equity for the years ended December 31, 2001, 2000, 1999 and 1998 ............   F-4
Consolidated Statement of Cash Flows for the years ended December 31, 2001, 2000 and 1999. ...........................   F-5
Notes to Consolidated Financial Statements ...........................................................................   F-6

                        Report of Independent Accountants

To the Board of Directors and Stockholder of Better Minerals & Aggregates
Company:


In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, stockholder's equity and cash flows present fairly, in all material respects, the financial position of Better Minerals & Aggregates Company at December 31, 2001 and 2000, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP
New York, New York
March 11, 2002

Better Minerals & Aggregates Company
Consolidated Balance Sheets
(Dollars in thousands)
--------------------------------------------------------------------------------

                                                                 December 31,
Assets                                                      2001              2000
Current:

   Cash and cash equivalents                           $    2,493        $       860
   Accounts receivable:
     Trade, less allowance for doubtful accounts of
       $1,824 and $1,327                                   45,241             44,817
     Other                                                  2,338              1,173
   Inventories                                             30,780             27,890
   Prepaid expenses and other current assets                2,979              3,221
   Income tax deposit                                           -              2,070
   Deferred income taxes                                    4,276             12,809
                                                       ----------        -----------

         Total current assets                              88,107             92,840

Property, plant and equipment:
   Mining property                                        264,611            264,175
   Mine development                                        11,381              8,156
   Land                                                    26,691             28,249
   Land improvements                                        5,822              5,043
   Buildings                                               36,878             36,556
   Machinery and equipment                                169,122            156,297
   Furniture and fixtures                                   1,923              1,395
   Construction-in-progress                                 6,871              5,317
                                                       ----------        -----------
                                                          523,299            505,188

   Accumulated depletion, depreciation and
     amortization                                        (121,944)           (89,502)
                                                       ----------        -----------

         Property, plant and equipment, net               401,355            415,686


Other noncurrent:
   Goodwill and non-compete agreements, net                14,857             16,649
   Debt issuance costs                                     10,566             12,958
   Other noncurrent assets                                    759                153
                                                       ----------        -----------
         Total other noncurrent                            26,182             29,760
                                                       ----------        -----------
         Total assets                                  $  515,644        $   538,286
                                                       ==========        ===========


--------------------------------------------------------------------------------------------

                                                                     December 31,
Liabilities                                                       2001             2000
Current:
   Book overdraft                                             $   7,142         $   7,264
   Accounts payable                                              13,012            15,868
   Accrued liabilities                                           11,872            11,490
   Due to parent                                                  2,405             2,362
   Accrued interest                                               7,391             8,654
   Income taxes payable                                             439                 -
   Current portion of obligation under capital lease                813                40
   Current portion of long-term debt                             10,745             9,076
                                                              ---------         ---------

         Total current liabilities                               53,819            54,754

Noncurrent liabilities:
   Deferred income taxes                                         92,720           110,676
   Obligations under capital lease                                2,583               110
   Long-term debt                                               277,341           280,329
   Other noncurrent liabilities                                  40,355            39,201
                                                              ---------         ---------

         Total noncurrent liabilities                           412,999           430,316


Commitments and contingencies


Stockholder's Equity

Common stock, par value $.01, authorized 5,000 shares,
   issued 100 shares                                                  -                 -
   Loans to related party                                        (1,434)           (1,507)
   Additional paid-in capital                                    81,377            81,377
   Retained deficit                                             (30,604)          (26,560)
   Accumulated other comprehensive (loss)                          (513)              (94)
                                                              ---------         ---------

         Total stockholder's equity                              48,826            53,216
                                                              ---------         ---------
         Total liabilities and stockholder's equity           $ 515,644         $ 538,286
                                                              =========         =========


   The accompanying notes are an integral part of these financial statements.

Better Minerals & Aggregates Company
Consolidated Statements of Operations
(Dollars in thousands)
--------------------------------------------------------------------------------

                                                                                 Years Ended
                                                                                 December 31,
                                                                     2001           2000            1999
Sales                                                           $   307,947      $  299,335     $   244,802
Cost of goods sold                                                  229,193         222,754         175,971
Depreciation, depletion and amortization                             32,670          35,895          28,481
Selling, general and administrative (Note 13)                        23,905          26,541          21,843
                                                                -------------  --------------  -------------
       Operating income (loss)                                       22,179          14,145          18,507

Interest expense                                                     35,625          36,359          19,590
Accretion of preferred stock warrants                                     -               -              56
Other income, net, including interest income                         (1,103)         (1,575)         (2,171)
                                                                -------------  --------------  -------------
       Income (loss) before income taxes                            (12,343)        (20,639)          1,032

Benefit for income taxes                                             (8,299)        (11,091)         (2,714)
                                                                -------------  --------------  -------------
       Net income (loss) before extraordinary loss                   (4,044)         (9,548)          3,746

Extraordinary loss (less applicable income
   taxes of $1,752) (Note 7)                                              -               -          (2,747)
                                                                -------------  --------------  -------------
       Net income (loss)                                        $    (4,044)     $   (9,548)    $       999
                                                                =============  ==============  =============

  The accompanying notes are an integral part of these financial statements.

Better Minerals & Aggregates Company
Consolidated Statements of Stockholder's Equity
(Dollars in thousands)
--------------------------------------------------------------------------------


                                                                                                     Accumulated Other
                                                                                                 Comprehensive Income (Loss)
                                                                                            ----------------------------------------
                                                         Additional               Loans to     Foreign      Unrealized      Minimum
                                                Common    Paid-In     Retained     Related     Currency      Loss on        Pension
                                                Stock     Capital      Deficit      Party     Translation   Derivatives    Liability
Balance, December 31, 1998                     $     -    $ 41,491   $ (18,011)    $      -    $     (44)    $      -      $    (40)

Comprehensive income, net of income taxes:
   Net income                                                              999
   Foreign currency translation                                                                       14
   Minimum pension liability                                                                                                     40

           Total comprehensive income (loss)

Capital contributed by parent                               39,886
                                               -------    --------   ---------     --------    ---------     --------      --------

Balance, December 31, 1999                                  81,377     (17,012)                      (30)

Comprehensive income, net of income taxes:
   Net income (loss)                                                    (9,548)
   Foreign currency translation                                                                       30
   Minimum pension liability                                                                                                    (94)



           Total comprehensive income (loss)

Loans to related party                                                               (1,507)
                                               -------    --------   ---------     --------    ---------     --------      --------
Balance, December 31, 2000                                  81,377     (26,560)      (1,507)           -                        (94)

Comprehensive income, net of income taxes:
   Net income (loss)                                                    (4,044)
   Unrealized loss on derivatives                                                                                (499)
   Minimum pension liability                                                                                                     80


           Total comprehensive income (loss)

Loans to related party                                                                   73
                                               -------    --------   ---------     --------    ---------     --------      --------

Balance, December 31, 2001                     $     -    $ 81,377   $ (30,604)    $ (1,434)   $       -     $   (499)     $    (14)
                                               =======    ========   =========     ========    =========     ========      ========

                                                         ----------
                                                                            Total
                                                                         Stockholder's
                                                             Total          Equity
Balance, December 31, 1998                                $     (84)     $   23,396

Comprehensive income, net of income taxes:
   Net income                                                                   999
   Foreign currency translation                                  14              14
   Minimum pension liability                                     40              40
                                                                         ----------

           Total comprehensive income (loss)                                  1,053

Capital contributed by parent                                                39,886
                                                          ---------      ----------
Balance, December 31, 1999                                      (30)         64,335

Comprehensive income, net of income taxes:
   Net income (loss)                                                         (9,548)
   Foreign currency translation                                  30              30
   Minimum pension liability                                    (94)            (94)
                                                                         ----------
           Total comprehensive income (loss)                                 (9,612)

Loans to related party                                                       (1,507)
                                                                         ----------
Balance, December 31, 2000                                      (94)         53,216

Comprehensive income, net of income taxes:
   Net income (loss)                                                         (4,044)
   Unrealized loss on derivatives                              (499)           (499)
   Minimum pension liability                                     80              80
                                                                         ----------
           Total comprehensive income (loss)                                 (4,463)

Loans to related party                                                           73
                                                                         ----------
Balance, December 31, 2001                                $    (513)     $   48,826
                                                                         ==========


   The accompanying notes are an integral part of these financial statements.

Better Minerals & Aggregates Company
Consolidated Statements of Cash Flows
(Dollars in thousands)
--------------------------------------------------------------------------------

                                                                                Years Ended December 31,
                                                                          2001            2000            1999
Cash flows from operating activities:
   Net income (loss)                                                 $    (4,044)   $     (9,548)   $        999
   Adjustments to reconcile net income (loss) to cash flows
   from operations:
     Depreciation, depletion and amortization                             34,363          37,033          29,112
     Accretion of preferred stock warrants                                     -               -              56
     Debt issuance amortization                                            2,392           2,078           1,148
     Extraordinary loss                                                        -               -           4,499
     Deferred income taxes                                                (9,423)        (11,218)         (6,962)
     Gain on disposal of property, plant and equipment                      (147)           (237)           (165)
     Loss on sale of investment                                                -              83               -
     Other                                                                   128             610             468
     Changes in current assets and liabilities, net of the effects from acquired companies:
         Trade receivables                                                  (424)         (4,868)           (360)
         Other receivables                                                (1,165)           (229)            563
         Receivable from parent                                               43           3,196            (838)
         Payable to related party                                              -            (898)            898
         Inventories                                                      (2,890)         (5,098)         (1,250)
         Prepaid expenses and other current assets                        (1,063)         (1,256)           (668)
         Accounts payable and accrued liabilities                         (2,474)         (1,711)         (4,565)
         Accrued interest                                                 (1,263)            825           7,153
         Income taxes                                                      2,510          (1,064)           (569)
                                                                     ------------   -------------   -------------
           Net cash provided by operating activities                      16,543           7,698          29,519
Cash flows from investing activities:
   Capital expenditures                                                  (13,738)        (20,319)        (14,572)
   Proceeds from sale of property, plant and equipment                       594             670           1,310
   Proceeds from sale of investment                                            -           3,136               -
   Loans to related party                                                     73          (1,507)              -
   Purchases of businesses, net of cash acquired                               -          (6,050)       (172,379)
                                                                     ------------   -------------   -------------
            Net cash used for investing activities                       (13,071)        (24,070)       (185,641)
Cash flows from financing activities:
   Change in book overdraft                                                 (122)          2,238          (1,402)
   Issuance of long-term debt                                                  -               -         325,006
   Repayment of long-term debt                                            (9,169)         (3,600)       (169,205)
   Change in Working Capital Facility                                      7,850           5,500          (6,100)
   Principal payments on capital lease obligations                          (398)            (73)            (44)
   Financing fees                                                              -            (435)        (15,796)
   Capital contributed by parent                                               -               -          35,000
                                                                     ------------   -------------   -------------
           Net cash (used for) provided by financing activities           (1,839)          3,630         167,459
Effect of exchange rate on cash                                                -              29              14
                                                                     ------------   -------------   -------------
           Net increase (decrease) in cash                                 1,633         (12,713)         11,351
Cash and cash equivalents, beginning of period                               860          13,573           2,222
                                                                     ------------   -------------   -------------
Cash and cash equivalents, end of period                              $    2,493     $       860     $    13,573
                                                                     ============   =============   =============

Schedule of noncash investing and financing activities:

Assets acquired by entering into capital lease obligations            $    3,644     $         -     $         -
                                                                     ============   =============   =============
Forgiveness of Series A and B Preferred Stock warrants of
 Holdings                                                             $        -     $         -     $     3,836
                                                                     ============   =============   =============
Forgiveness of payable to parent                                      $        -     $         -     $     1,050
                                                                     ============   =============   =============
Cash paid during the year for:
  Interest                                                            $   34,132     $    33,266     $    10,925
                                                                     ============   =============   =============
  Income taxes                                                        $      689     $     2,447     $     3,232
                                                                     ============   =============   =============

   The accompanying notes are an integral part of these financial statements.

Better Minerals & Aggregates Company
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------


1.      Organization

        Better Minerals & Aggregates Company (the "Company"), an indirect wholly owned subsidiary of USS Holdings, Inc. ("Holdings"), was organized in January 1996. BMAC Holdings, Inc. ("BMAC Holdings"), a wholly owned subsidiary of Holdings, is the direct parent of the Company.

        The Company owns three operating subsidiaries: U.S. Silica Company ("U.S. Silica"), which produces industrial minerals, Better Materials Corporation ("Better Materials"), which produces aggregates and BMAC Services Co., Inc., which provides management advisory services to the Company.

        On April 8, 1999, U.S. Silica acquired the assets (the "Morie Assets") of five New Jersey-based operations owned by Unimin Corporation (Note
        3). On October 1, 1999, the Company acquired Commercial Stone Co., Inc. and Commercial Aggregates Transportation and Sales, L.P. and their related quarry properties (Note 3), collectively referred to as "Commercial Stone."

        The Company and its subsidiaries are collectively referred to as the "Company" in the accompanying financial statements and footnotes.

2.      Summary of Significant Accounting Policies

        a.   Principles of Consolidation

             The consolidated financial statements include the accounts of the Company and its direct and indirect wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

        b.   Reclassifications

             Certain prior years' amounts have been reclassified to conform with the current year's presentation.

        c.   Use of Estimates and Assumptions

             The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Significant estimates include doubtful accounts, amortization and depreciation, income taxes, environmental and product liabilities, mine reclamation and employee benefit costs. Actual results could differ from those estimates.

        d.   Cash and Cash Equivalents

             All highly liquid investments with a maturity of three months or less when purchased are considered cash equivalents.

        e.   Inventories

             Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out and average cost methods.

Better Minerals & Aggregates Company
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------


     f.   Revenue Recognition

          Revenue is recorded when legal title passes at the time of shipment to the customer. Shipping and handling costs billed to customers are included in sales.

     g.   Deferred Financing Costs

          Deferred financing costs consist of loan origination costs, which are being amortized over the term of the related debt principal. Amortization included in interest expense for each of the three years in the period ended December 31, 2001 totaled approximately $2.4 million, $2.1 million and $1.1 million, respectively.

     h.   Depreciable Properties

          Depreciable properties, mining properties and mineral deposits acquired in connection with business acquisitions are recorded at fair market value as of the date of acquisition. Additions and improvements occurring through the normal course of business are capitalized at cost.

          Upon retirement or disposal of assets, other than those of U.S. Silica acquired on February 9, 1996, the cost and accumulated depreciation or amortization are eliminated from the accounts and any gain or loss is reflected in the statement of operations. Group asset accounting is utilized for the U.S. Silica assets acquired on February 9, 1996. Gains and losses on normal retirements or dispositions of these assets are excluded from net income and proceeds for dispositions are recorded as a reduction of the acquired cost. Expenditures for normal repairs and maintenance are expensed as incurred. Construction-in-progress is primarily comprised of machinery and equipment which has not yet been placed in service.

          Depreciation is computed using the straight-line method over the estimated useful lives of the assets, ranging from 3 to 15 years.

          Depletion and amortization of mineral deposits are provided as the minerals are extracted, based on units of production and engineering estimates of mineable reserves. The impact of revisions to reserve estimates is recognized on a prospective basis.

     i.   Mine Exploration and Development

          Costs to develop new mining properties and expand existing properties are capitalized and amortized based on units of production.

     j.   Mine Reclamation Costs

          The estimated net future costs of dismantling, restoring and reclaiming operating mines and related mine sites, in accordance with federal, state and local regulatory requirements, are accrued during operations. The provision is made based upon units of production and estimated minable reserves as of the balance sheet date. The effect of changes in estimated costs, production, and minable reserves is recognized on a prospective basis.

Better Minerals & Aggregates Company
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

          k.   Intangible Assets

               The Company's intangible assets include goodwill and non-compete agreements. The cost of goodwill is being amortized on a straight-line basis over a period of fifteen years. The Company periodically evaluates the recoverability of its goodwill and measures any impairment by comparison to estimated undiscounted cash flows from future operations (see footnote 2.q. below). The costs of the non-compete agreements are being amortized on a straight-line basis over the terms of the agreements, which range from three to five years.

          l.   Income Taxes

               The Company accounts for income taxes pursuant to the provisions under Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes", which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based upon the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the expenses are expected to reverse. The Company is included in the consolidated federal tax return of Holdings. The tax provision (benefit) included in the accompanying financial statements has been computed on a separate return basis.

          m.   Concentration of Credit Risk

               The Company's five largest customers accounted for approximately 12%, 13% and 20% of sales for the three years ended December 31, 2001, 2000 and 1999. Management believes it maintains adequate reserves for potential credit losses; ongoing credit evaluations are performed and collateral is generally not required.

          n.   Financial Instruments

               The Company uses interest rate swap and cap agreements to manage interest costs and the risk associated with changing interest rates. Amounts to be paid or received under interest rate swap agreements are accrued as interest rates change and are recognized over the life of the swap agreements as an adjustment to interest expense. The Company's policy is to not hold or issue derivative financial instruments for trading or speculative purposes. When entered into, these financial instruments are designated as hedges of underlying exposures, associated with the Company's long-term debt, and are monitored to determine if they remain effective hedges. Gains and losses on derivatives designated as cash flow hedges are recorded in other comprehensive income and reclassified to earnings in a manner that matches the timing of the earnings impact of the hedged transactions. The ineffective portion of all hedges, if any, are recognized currently in income.

          o.   Environmental Costs

               Environmental costs, other than qualifying capital expenditures, are accrued at the time the exposure becomes known and costs can be reasonably estimated. Costs are accrued based upon management's estimates of all direct costs, after taking into account expected reimbursement by third parties (primarily the sellers of acquired businesses), and are reviewed by outside consultants. Environmental costs are charged to expense unless a settlement with an indemnifying party has been reached.

Better Minerals & Aggregates Company
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     p.   Comprehensive Income

          Comprehensive income is defined as the change in equity from transactions and other events from nonowner sources and consists of net income and other comprehensive income. The Company includes foreign currency translation adjustments, changes in the fair value of cash flow hedge derivative instruments and minimum pension liability adjustments in other comprehensive income.

     q.   Impact of Recent Accounting Standards/Pronouncements

          Effective January 1, 2001, the Company adopted Statement of Financial Accounting Standards No. 133 (FAS 133), Accounting for Derivative Instruments and Hedging Activities. FAS 133 establishes accounting and reporting standards for derivative instruments, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The effect of adopting this Standard was not material to reported results.

          Statement of Financial Accounting Standards No. 141 (FAS 141), Business Combinations, was issued in June 2001. FAS 141 establishes accounting and reporting standards for business combinations. The provisions of FAS 141, which eliminate pooling of interests accounting, apply to all business combinations initiated after June 30, 2001 and had no effect on the Company's financial statements.

          Statement of Financial Accounting Standards No. 142 (FAS 142), Goodwill and Other Intangible Assets, was issued in June 2001 and is effective for fiscal years beginning after December 15, 2001. FAS 142 eliminates amortization of goodwill and indefinite-lived intangibles and requires an evaluation of impairment of such units upon adoption of the Standard, as well as subsequent annual evaluations, or more frequently if circumstances indicate a possible impairment. Impairment, if any, resulting from the initial application of the new Standard will be classified as a cumulative effect of a change in accounting principle. Subsequent impairments, if any, would be classified as an operating expense. Under this standard, other intangible assets that have finite useful lives will continue to be amortized in the income statement.

          Adoption of FAS 142 will eliminate annual goodwill amortization expense of approximately $1.2 million. Although this standard will increase the Company's results of operations in the future due to the elimination of goodwill amortization, any impairment would result in a charge as discussed above. The Company is in the process of assessing the impact of adopting FAS 142.

          Statement of Financial Accounting Standards No. 143 (FAS 143), Accounting for Asset Retirement Obligations, was issued in June 2001. FAS 143 establishes accounting and reporting standards for obligations associated with the retirement of tangible long-lived assets. FAS 143 is effective for the Company beginning January 1, 2003 and the Company is evaluating the impact of adopting this Standard.

          Statement of Financial Accounting Standards No. 144 (FAS 144), Accounting for the Impairment or Disposal of Long-Lived Assets, was issued in August 2001. FAS 144 establishes accounting and reporting standards for impairment of long-lived assets to be

Better Minerals & Aggregates Company
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

               disposed of. FAS 144 is effective for fiscal years beginning after December 15, 2001. The Company is evaluating the impact of adopting the Standard but does not believe the effect of adoption will be material to reported results.

3.       Acquisitions

         On March 10, 2001, Better Materials entered into a Sublease and Option Agreement with Amerikohl Mining, Inc. for a three year period. Under this agreement, Better Materials obtained all rights, title and interest under leases held, and property owned, by Amerikohl Mining, Inc. to an aggregates operation in Springfield Township, Pennsylvania, known as the Jim Mountain Quarry. The agreement requires Better Materials to pay a monthly amount for equipment rental and royalties plus a purchase option payment. Furthermore, the agreement grants Better Materials the right to purchase all of the assets of the operation at any time during the three-year period for a predetermined price less the total option payments paid up to the time the option is exercised. The Company expenses all payments related to the operation of the facility. Option payments are recorded as other noncurrent assets on the balance sheet. As of December 31, 2001 the total amount included in other noncurrent assets for option payments totaled $500,000. If the Company decides not to exercise its option by the end of the three-year period, this amount will be expensed at that time.

         On October 1, 1999, the Company acquired Commercial Stone for total consideration of $139.0 million in cash. The Company financed the acquisition through the issuance of $150.0 million Senior Subordinated Notes and the refinancing of its existing senior debt by entering into new Senior Secured Credit Facilities (Note 6). The acquisition was accounted for as a purchase and the purchase price was allocated to the assets acquired and liabilities assumed based on their fair values at the date of acquisition. Approximately $175.9 million, inclusive of deferred income taxes of $76.0 million, has been allocated to mineral reserves and is being amortized based on production. The allocation of the purchase price was as follows:

                                                                 (In thousands)

         Working capital, other than cash                            $   7,443
         Property, plant and equipment                                  27,207
         Goodwill                                                        7,403
         Mineral reserves                                              175,856
         Other assets                                                    1,739
         Other liabilities                                                (818)
         Deferred income taxes                                         (79,830)
                                                                     ---------
               Purchase price, net of cash received                  $ 139,000
                                                                     =========

         On April 8, 1999, the Company acquired the assets of five New Jersey-based operations formerly owned by the Morie Company and owned at the time by Unimin Corporation for total consideration of $33.4 million. Also on April 8, 1999, the Company amended its $155.0 million Credit Agreement to add a $35.0 million dollar Senior Term C Facility (Note 6). The purchase price was financed with proceeds from the addition of the Senior Term C Facility. The acquisition was accounted for as a purchase and the purchase price was allocated to the assets acquired and liabilities assumed based on their fair values at the date of acquisition. Approximately $11.1 million has been allocated to mineral reserves and is being amortized based on production. The allocation of the purchase price was as follows:

Better Minerals & Aggregates Company
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

                                                                    (In thousands)
     Working capital, other than cash                                 $   1,569
     Property, plant and equipment                                       15,102
     Goodwill                                                             5,844
     Mineral reserves                                                    11,053
     Other liabilities                                                     (308)
     Deferred income taxes                                                  120
                                                                      ---------
           Purchase price, net of cash received                       $  33,380
                                                                      =========

  4. Inventories

     At December 31, 2001 and 2000, inventory consisted of the following:

     (In thousands)                                           2001       2000

     Supplies (net of $266 and $66 obsolescence reserve)   $  11,783  $  11,820
     Raw materials and work in process                         4,707      4,563
     Finished goods                                           14,290     11,507
                                                           ---------  ---------

                                                           $  30,780  $  27,890
                                                           =========  =========

  5. Lease Commitments

     The Company is obligated under certain capital and operating leases for railroad cars, mining property, mining/processing equipment, office space and transportation and other equipment. Certain of the operating lease agreements include options to purchase the equipment for fair market value at the end of the original lease term. Future minimum annual commitments under such operating leases at December 31, 2001 are as follows:

     Year Ending
     December 31,                                                   (In thousands)
     2002                                                             $   2,068
     2003                                                                   974
     2004                                                                   453
     2005                                                                   305
     2006                                                                   141
     Thereafter                                                              70
                                                                      ---------
                                                                      $   4,011
                                                                      =========



     Rental expense for operating leases for each of the three years in the period ended December 31, 2001 totaled approximately $2.6 million, $2.7 million and $2.0 million, respectively.

     In general, the above leases include renewal options and provide that the Company pays for all utilities, insurance, taxes and maintenance.

Better Minerals & Aggregates Company
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     Future minumum annual commitments under the capital lease obligations as of December 31, 2001 are as follows:

     Year Ending
     December 31,                                         (In thousands)
     2002                                                     $  1,045
     2003                                                        1,038
     2004                                                        1,014
     2005                                                          638
     2006                                                          158
     Thereafter                                                      -
                                                              --------
                Total minimum lease payments                     3,893

       Less amount representing interest                           497
                                                              --------

                Present value of net minimum lease payments   $  3,396
                                                              ========

6.   Long-Term Debt

     At December 31, 2001 and 2000, long-term debt consisted of the following:

     (In thousands)                                                       2001            2000
     Senior Secured Credit Facilities
        Tranche A Term Loan Facility (final maturity                  $    32,250     $     39,057
          September 30, 2005) (5.75% at December 31, 2001)
        Tranche B Term Loan Facility (final maturity
          September 30, 2007) (6.25% at December 31, 2001)                 91,500           93,500

     Senior Subordinated Notes (final maturity
        September 15, 2009) (13% at December 31, 2001)                    150,000          150,000

     Working Capital Facility (final maturity
        September 30, 2005) (average of 6.32% at
        December 31, 2001)                                                 13,350            5,500

     Secured Note (due December 31, 2001)                                       -               72

     Mortgage Notes
        0% Note, imputed at 10.0% (due January 16, 2008)                      955              990
        8.5% Note (due July 1, 2003)                                           31               49
        7.0% Note (due July 31, 2004)                                           -              237
                                                                      -----------     ------------
                                                                          288,086          289,405
         Less, current portion                                             10,745            9,076
                                                                      -----------     ------------

                                                                      $   277,341     $    280,329
                                                                      -----------     ------------

Better Minerals & Aggregates Company
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

         At December 31, 2001, contractual maturities of long-term debt are as follows:

         Year Ending
         December 31,                                             (In thousands)

            2002                                                  $      10,745
            2003                                                         10,650
            2004                                                         10,792
            2005                                                         17,162
            2006                                                         39,259
            Thereafter                                                  199,478
                                                                 ---------------
                                                                  $     288,086
                                                                 ===============

         Debt Agreements

         On September 30, 1999, the Company entered into a new $230.0 million Credit Agreement (the "Agreement"), which consisted of a $50.0 million revolving credit facility (the "Revolving Credit Facility"), a $45.0 million Tranche A Term Loan Facility ("Term A Loan"), a $95.0 million Tranche B Term Loan Facility ("Term B Loan") and a $40.0 million term loan acquisition facility (the "Acquisition Term Loan Facility"). The Term A Loan included a tranche of loans denominated in Canadian dollars (the "Canadian Term Facility") equal to $2.0 million, which was borrowed by George F. Pettinos (Canada) Limited, an indirect wholly owned subsidiary of the Company. The Revolving Credit Facility, Term A Loan, Term B Loan, Acquisition Term Loan Facility and the Canadian Term Facility are collectively referred to in the notes to the financial statements as the "Senior Secured Credit Facilities." In addition, on October 1, 1999 the Company issued $150.0 million of Senior Subordinated Notes. Pursuant to an Exchange and Registration Rights Agreement, in April 2000, the Company consummated an exchange offer pursuant to which it exchanged the Senior Subordinated Notes for registered notes having substantially the same terms. The proceeds from the Senior Secured Credit Facilities and the Senior Subordinated Notes were primarily used to pay off the outstanding senior debt and to finance the acquisition of Commercial Stone. On February 29, 2000, the Company completed the sale of the stock of its Canadian operating subsidiary, George F. Pettinos (Canada) Limited for $3.2 million. The proceeds from the sale were used to retire the Canadian Term Facility and for general corporate uses. The Acquisition Term Loan facility was canceled in February 2001 as described below.

         Under the Agreement, the Company has available, until September 30, 2005, the Revolving Credit Facility, which provides for the borrowings of up to $50.0 million with a sublimit of $12.0 million for letters of credit and a sublimit of $3.0 million for swingline loans. The borrowing capacity of the Revolving Credit Facility is reduced by outstanding letters of credit and swingline loans. At December 31, 2001, outstanding letters of credit totaled $7.5 million. There were $13.4 million in borrowings under the Revolving Credit Facility at December 31, 2001, including $2.9 million of borrowings under the swingline loans.

         Borrowings under the Senior Secured Credit Facilities bear variable interest at the Company's option at either (1) the bank's base (base rate at December 31, 2001 was 4.75%) rate plus a margin percentage, ranging from 1.00% to 2.50% or (2) the London Interbank Offered Rate ("LIBOR") (LIBOR at December 31, 2001 was 1.88%) plus a margin percentage, ranging from 2.00% to 3.50%. Commitment fees, ranging from .375% to .75%, on the average daily unused

Better Minerals & Aggregates Company
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     Revolving Credit Facility are payable quarterly. Letter of credit fees are also payable quarterly based upon the average daily balance of all letters of credit outstanding. The Senior Subordinated Notes bear interest at a rate of 13% per annum, payable semi-annually.

     The obligations of the Company under the Senior Secured Credit Facilities are unconditionally and irrevocably guaranteed, jointly and severally, by BMAC Holdings and each of the Company's direct or indirect domestic subsidiaries. BMAC Holdings has no operations or assets other than its investment in its subsidiaries. In addition, the Senior Secured Credit Facilities are secured by a first priority pledge of (i) all the capital stock of BMAC Holdings, the Company, each of the Company's direct or indirect domestic subsidiaries and 65% of the capital stock of each direct foreign subsidiary of the Company or any of its domestic subsidiaries and
     (ii) substantially all of the tangible and intangible assets held by BMAC Holdings, the Company and each of the Company's direct or indirect domestic subsidiaries.

     The Agreement contains various restrictive covenants that, among other things, limit the ability of the Company to engage in certain transactions with affiliates, incur additional indebtedness, repay other indebtedness or amend other debt instruments, create liens on assets, make investments or acquisitions, engage in mergers or consolidations, dispose of assets, or pay dividends. In addition, the Agreement requires the Company to maintain certain financial covenants, annually and quarterly, including a leverage ratio, an interest coverage ratio and a capital expenditures covenant. The Senior Subordinated Notes are also subject to certain restrictive covenants that are similar to those of the Senior Secured Credit Facilities.

     The obligation of the Company under the Senior Subordinated Notes is unconditionally and irrevocably guaranteed, jointly and severally, on an unsecured senior subordinated basis to the Company's Senior Secured Credit Facilities, by each of the Company's domestic subsidiaries. The Senior Subordinated Notes are not guaranteed by the Company's inactive Canadian subsidiary.

     On February 22, 2001 the lenders under the Senior Secured Credit Facilities approved an amendment effective December 31, 2000 that revised the required leverage ratio and interest coverage ratio covenants under the Agreement for the period of December 31, 2000 through December 31, 2001. As a result of this amendment, the Company was in compliance with all of its financial covenants, as revised, as of December 31, 2000. In connection with this amendment, the Company agreed to a 25 basis point increase in interest rates for any period in which the leverage ratio is greater than 5.0. In addition, the Company agreed to cancel the undrawn $40.0 million Acquisition Term Loan Facility, which also resulted in a $300,000 reduction in the annual loan commitment fees, as of February 22, 2001. A one-time amendment fee of approximately $424,000 was paid to the lenders as part of the amendment.

     Effective January 31, 2002, the lenders under the Senior Secured Credit Facilities approved an amendment that waived any default under the required leverage ratio and interest coverage covenants for the fiscal quarter ended December 31, 2001. The amendment also revised the requirement for these covenants under the Agreement for the period from March 31, 2002 through December 31, 2002. In connection with this amendment, the Company agreed to another 25 basis point increase in interest rates for any period in which the leverage ratio is greater than 5.0. A one-time amendment fee of approximately $424,000 was paid to the lenders as part of the amendment.

Better Minerals & Aggregates Company
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     The Company believes, based on its calendar year 2002 forecast, that it will be in compliance with the amended leverage ratio and interest coverage ratio covenants contained in the Agreement throughout calendar year 2002. In the event that the Company does not substantially achieve its 2002 forecast, it will be necessary to seek further amendments to the senior credit agreement covenants. While the Company obtained amendments and waivers under this agreement in the past, there can be no assurance that future amendments or waivers will be granted or that such amendments or waivers, if granted, would be on terms satisfactory to the Company.

     At December 31, 2001 and 2000, the fair value of the Company's long-term debt approximated $266 and $256 million, respectively.

     Warrants
     Warrants to purchase 41,667 shares of Series A Preferred Stock ("Series A warrants") and 83,334 shares of Series B Preferred Stock ("Series B warrants") of the Company's ultimate parent, Holdings, were issued to holders of subordinated debt as part of a Note Purchase Agreement dated February 9, 1996.

     The Series A warrants and Series B warrants are exercisable at any time until December 19, 2005 at an exercise price of $.01 per share or less as defined by the warrant issuance agreement. The holder of the warrants has the right to require Holdings to purchase any and all of the warrants and shares subject to the warrants at fair value in cash after December 19, 2001 and prior to a "liquidity event" which is defined as the sale or liquidation of Holdings or the consummation of a public offering. Holdings may call all of the outstanding warrants and shares subject to warrants after December 19, 2002, subject to approval of the holders of the senior debt. Fair value is defined as the liquidation preference value of $7.78 per share (plus all accrued and unpaid dividends thereon) for the Series A warrants and the common equity value per share as determined by the Board of Directors for the Series B warrants. The accretion of the Series A warrants and the Series B warrants to fair value is accounted for by charges to earnings. The holders of the Series A warrants and the Series B warrants are entitled to dividends as if they had held underlying shares from February 9, 1996.

     Effective December 31, 1999, Holdings agreed to forgive the Company and its subsidiaries for the obligation associated with the Series A warrants and the Series B warrants. The forgiveness of the obligation resulted in a credit to additional paid-in capital of approximately $3.8 million during the year ended December 31, 1999.

7.   Extraordinary Item

     During the year ended December 31, 1999, the Company recorded an extraordinary after-tax charge of $2.7 million in connection with the early extinguishment of outstanding senior debt under its $155.0 million Credit Agreement. The extraordinary loss of $4.5 million (before an income tax benefit of $1.8 million) consisted of the write-off of related unamortized debt issuance costs.

8.   Financial Instruments

     Interest rate swap and cap agreements are utilized in the normal course of business to manage the Company's interest costs and the risk associated with changing interest rates. Interest rate swap agreements are used to exchange the difference between fixed and variable-rate interest amounts calculated by reference to an agreed-upon notional principal amount. In addition, the Company utilizes interest rate cap agreements to limit the impact of increases in interest rates on its floating

Better Minerals & Aggregates Company
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     rate debt. Interest rate cap agreements entitle the Company to receive from the counterparties the amounts, if any, by which the selected market interest rates exceed the strike rates stated per the agreements. The Company does not use derivative financial instruments for trading or speculative purposes. By their nature, all such instruments involve risk, including the possibility that a loss may occur from the failure of another party to perform according to the terms of a contract (credit risk) or the possibility that future changes in market price may make a financial instrument less valuable or more onerous (market risk). As is customary for these types of instruments, the Company does not require collateral or other security from other parties to these instruments. In management's opinion there is no significant risk of loss in the event of nonperformance of the counterparties to these financial instruments.

     The fair value of the interest rate agreements represents the estimated receipts or payments that would be required to settle the agreements at year-end. Quoted market prices were used to estimate the fair values of the interest rate swap and cap agreements. The notional amount represents agreed upon amounts on which calculations of dollars to be exchanged are based. They do not represent amounts exchanged by the parties and, therefore, are not a measure of the Company's exposure. The Company's credit exposure is limited to the fair value of the contracts with a positive fair value plus interest receivable, if any, at the reporting date.

                                              December 31, 2001                   December 31, 2000
                                       ---------------------------------   -----------------------------------
                                         Contract/                           Contract/
                             Maturity    Notional    Carrying     Fair       Notional     Carrying      Fair
(In thousands)                 Date       Amount      Amount      Value       Amount       Amount        Value
                             --------  -----------   --------    -------   ------------   ---------     -------
Derivatives
  Interest rate swap
     agreements                2001     $      -     $      -    $      -  $ 30,000 (2)   $       -      $  97
                               2004     $ 30,000 (1) $   (798)   $   (798)


  Interest rate cap
     agreements                2001     $      -     $      -    $      -  $ 30,000 (3)   $       -      $  15
                               2002     $ 21,000 (3) $      -    $      -  $ 21,000 (2)   $      57      $ (25)
                               2004     $ 25,000 (3) $    149    $    149  $      -       $       -      $   -


(1) Agreement effectively exchanges the LIBOR floating interest rate for a fixed interest rate of 4.70%.

(2) Agreement effectively exchanges the LIBOR floating interest rate for a fixed interest rate of 5.74%.

(3)  Agreement limits the LIBOR floating interest rate to 6.50%.

The Company has designated these contracts as qualified cash flow hedges. Accordingly, the effective portion of the gain or loss on the derivative instrument is reported as a component of other comprehensive income and recognized in earnings in the same period or periods during which the hedged transaction affects earnings. The Company had no ineffective interest rate contracts at December 31, 2001.

Better Minerals & Aggregates Company
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     9.   Commitments and Contingencies

          The Company's subsidiary, U.S. Silica Company, is currently self-insured for third party product liability claims alleging occupational disease. U.S. Silica has been named as a defendant in numerous product liability claims in which the plaintiffs allege that they are employees or former employees of its customers, that U. S. Silica's silica products were defective, or that U.S. Silica acted negligently in selling its silica products without a warning, or with an inadequate warning. The plaintiffs further claim that these alleged defects or negligent actions caused them to suffer injuries and sustain damages as a result of exposure to those products. In almost all cases, the injuries alleged by the plaintiffs are silicosis or "mixed dust disease," a claim that allows the plaintiffs to pursue litigation against the sellers of both crystalline silica and other minerals. There are no pending claims of this nature against any other subsidiary of the Company. As of December 31, 2001 and December 31, 2000, there were, respectively, 2,292 and 1,311 silica-related product liability plaintiff claims pending in which U.S. Silica Company is a defendant.

          ITT Industries, Inc., successor to a former owner of U.S. Silica, has agreed to indemnify U.S. Silica for third party silicosis claims (including litigation expenses) filed against it prior to September 12, 2005 alleging exposure to U.S. Silica products for the period prior to September 12, 1985, to the extent of the alleged exposure prior to that date. This indemnity is subject to an annual deductible of $275,000, which is cumulative and subject to carry-forward adjustments. The Company fully accrued this deductible on a present value basis when it acquired U.S. Silica Company. As of December 31, 2001 and 2000, this accrual amounted to $1.8 million and $1.7 million, respectively. Pennsylvania Glass Sand Corporation, as a predecessor to U.S. Silica, was a named insured on insurance policies issued to ITT Industries for the period April 1, 1974 to September 12, 1985 and to U.S. Borax (another former owner) for the period September 12, 1985 to December 31, 1985. To date, U.S. Silica has not sought coverage under these policies. Although no assurances can be provided, coverage under these policies may be available to the Company. Ottawa Silica Company (a predecessor that merged into U.S. Silica in 1987) had insurance coverage on an occurrence basis prior to July 1, 1985.

          On April 20, 2001, in an action pending in Beaumont, Texas (Donald Tompkins et al v. American Optical Corporation et al), a jury rendered a verdict against Ottawa Silica Company and Pennsylvania Glass Sand Corporation, predecessors to U.S. Silica, in the amount of $7.5 million in actual damages. On June 1, 2001, the trial judge entered judgment on the verdict against U.S. Silica in the amount of $5.9 million in actual damages (the verdict of $7.5 million, less credits for other settlements), $464,000 in prejudgment interest and $40,000 in court costs. In addition, punitive damages were settled for $600,000. In light of the facts entered into evidence relating to the timing of the exposure, the Company believes that the entire judgment and settlement in this action is covered by a combination of the historical insurance coverage of Ottawa Silica Company and the current indemnity agreement of ITT Industries, in each case, discussed above. After the judgment was entered by the trial judge and upon the posting of a bond, U.S. Silica filed an immediate appeal to the appropriate appellate court in Texas. Based on advice of counsel, it is believed that there were meritorious grounds to file the appeal and that a reversal and remand of the case is probable.

          It is likely that there will continue to be silica-related product liability claims filed against U.S. Silica, including claims that allege silica exposure for periods after January 1, 1986. The Company cannot guarantee that the current indemnity agreement with ITT Industries (which currently expires in 2005 and in any event only covers alleged exposure to U.S. Silica products

Better Minerals & Aggregates Company
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

          for the period prior to September 12, 1985), or potential insurance coverage (which, in any event, only covers periods prior to January 1, 1986) will be adequate to cover any amount for which U.S. Silica may be found liable in such suits. Any such claims or inadequacies of the ITT Industries indemnity or insurance coverage could have a material adverse effect in future periods on the consolidated financial position, results of operations or cash flows of the Company, if such developments occur.

          U.S. Silica records amounts for product liability claims based on estimates of its portion of the cost to be incurred for all pending product liability claims and estimates based on the present value of an incurred but not reported liability for unknown claims for exposures that occurred before 1976, when it began warning its customers and its customers employees of the health effects of crystalline silica. Estimated amounts recorded are net of any expected recoveries from insurance policies or the ITT Industries indemnity. The amounts recorded for product liability claims are estimates, which are reviewed periodically by U.S. Silica and its legal counsel and adjusted to reflect additional information when available. The process of estimating and recording amounts for product liability claims is imprecise and based on a variety of assumptions some of which, while reasonable at the time, may prove to be inaccurate. As of December 31, 2001 and December 31, 2000, the Company had recorded as an other noncurrent liability $4.6 million and $3.2 million, respectively, for product liability claims.

          In addition, the Company and its subsidiaries are involved in other legal proceedings, claims and litigation arising in the ordinary course of business. Management believes, through discussions with counsel, that its liability arising from or the resolution of these other legal proceedings, claims and litigation, in the aggregate will not have a material adverse effect on the consolidated financial position, results of operations or cash flows of the Company.

     10.  Income Taxes

          The provision (benefit) for income taxes consisted of the following for each of the three years in the period ended December 31, 2001:

          (In thousands)                          2001       2000        1999

          Current:
             Federal                          $    (139)  $      26   $       -
             State                                1,324         358         378
             Foreign                                  -         (52)        180
                                              ---------   ---------   ---------
                                                  1,185         332         558
          Deferred:
             Federal                             (7,692)     (9,981)     (4,307)
             State                                1,792      (1,416)       (642)
             Foreign                                  -         (26)        (75)
                                              ---------   ---------   ---------
                                                 (9,484)    (11,423)     (5,024)
                                              ---------   ---------   ---------

          Tax effect of extraordinary items           -           -       1,752
                                              ---------   ---------   ---------

             Benefit for income taxes         $  (8,299)  $ (11,091)  $  (2,714)
                                              =========   =========   =========

Better Minerals & Aggregates Company
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     Under SFAS No. 109, deferred tax assets and liabilities are recognized for the estimated future tax effects, based on enacted tax laws, of temporary differences between the values of assets and liabilities recorded for financial reporting and for tax purposes and of net operating loss and other carryforwards. The tax effects of the types of temporary differences and carryforwards that gave rise to deferred tax assets and liabilities at December 31, 2001 and 2000 consisted of the following:

     (In thousands)                                                2001            2000
     Gross deferred tax liabilities

     Land and mineral property basis difference                $  (111,777)    $  (114,891)
     Fixed assets and depreciation                                 (26,868)        (29,274)
     Restricted stock vesting                                         (573)           (562)
     Debt fee amortization                                            (107)            (90)
     Other                                                          (4,849)         (5,176)
                                                               -----------     -----------
            Total deferred tax liabilities                        (144,174)       (149,993)
                                                               -----------     -----------

     Gross deferred tax assets

     Royalty                                                           940           2,025
     Post retirement benefit costs                                   7,374           7,789
     Reserves for self-insurance                                     2,905           2,415
     Plant closure liability                                         3,107           3,010
     State deferred tax                                              8,444           8,994
     Covenants not to compete                                        6,698           7,155
     Alternative minimum tax credit carryforward                     4,995           5,295
     Reserves for vacation                                             929           1,040
     Pensions                                                        1,840           1,587
     Inventories                                                     1,013             840
     Net operating loss carryforward                                14,539           9,308
     Bad debts                                                         742             512
     Reclamation                                                     1,025           1,028
     Other                                                           1,179           1,128
                                                               -----------     -----------
            Total deferred tax assets                               55,730          52,126
                                                               -----------     -----------

            Net deferred tax liabilities                           (88,444)        (97,867)

       Less net current deferred tax assets                         (4,276)        (12,809)
                                                               -----------     -----------

     Net long-term deferred tax liabilities                    $   (92,720)    $  (110,676)
                                                               -----------     -----------

     At December 31, 2001 and 2000, the Company had federal net operating loss carryforwards ("NOL") of $37.0 million and $24.0 million, respectively, which begin to expire in 2011.

     The Company believes that it is more likely than not that the NOL carryforwards will be utilized prior to their expiration. The NOL carryforward and existing deductible temporary differences are offset by existing taxable temporary differences reversing within the carryforward period.

     In addition, the Company has an alternative minimum tax credit carryforward at December 31, 2001 and 2000 of approximately $5 million and $5.3 million, respectively. The credit carryforward may be carried forward indefinitely to offset any excess of regular tax liability over

Better Minerals & Aggregates Company
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

         alternative minimum tax liability subject to certain limitations. This alternative minimum tax credit carryforward has been reflected as a reduction of net noncurrent deferred income tax liabilities for financial reporting purposes.

         The effective income tax rate on pretax earnings before extraordinary items differed from the U.S. federal statutory rate for each of the three years in the period ended December 31, 2001 for the following reasons:

                                                                                 2001            2000           1999
         Provision (benefit) computed at U.S. federal statutory rate            (35.0%)         (35.0%)         35.0%
         Increase (decrease) resulting from:
              Percentage depletion                                              (29.6)          (19.4)        (253.7)
              Accretion of preferred stock warrants                                 -               -            1.9
              Prior year tax return reconciliation                                 .5            (3.1)         (61.2)
              State income taxes, net of federal benefit                         (2.1)           (3.0)           5.4
              Sale of Canadian operation                                            -             5.5              -
              Other, net                                                         (1.0)            1.3            9.6
                                                                               --------        --------      ---------

                  Provision for incocme taxes                                   (67.2%)         (53.7%)       (263.0%)
                                                                               ========        ========      =========

     11. Pension and Postretirement Benefits

         The Company maintains a number of single-employer noncontributory defined benefit pension plans covering substantially all employees. The plans provide benefits based on each covered employee's years of qualifying service. The Company's funding policy is to contribute amounts within the range of the minimum required and maximum deductible contributions for each plan consistent with a goal of appropriate minimization of the unfunded projected benefit obligation. The majority of the Company's pension plans use a benefit level per year of service (hourly) with one plan using final average pay method (salaried). All Company plans use the projected unit credit cost method to determine the actuarial valuation.

         In addition, the Company provides defined benefit postretirement healthcare and life insurance benefits to substantially all employees. Covered employees become eligible for these benefits at retirement after meeting minimum age and service requirements. The projected future cost of providing postretirement benefits, such as healthcare and life insurance, is recognized as an expense as employees render services.

         The Company contributes to a Voluntary Employees' Beneficiary Association trust that will be used to partially fund health care benefits for future retirees. Benefits are funded to the extent contributions are tax deductible, which under current legislation is limited. In general, retiree health benefits are paid as covered expenses are incurred.

Better Minerals & Aggregates Company
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     Net pension and postretirement cost consisted of the following for each of the three years in the period ended December 31, 2001:

                                                 Pension Benefits            Postretirement Benefits
                                       --------------------------------   -------------------------------
     (In thousands)                      2001        2000         1999      2001       2000         1999
                                       --------    ---------    -------   -------    -------      -------
     Service cost - benefits earned
        during the period              $    983    $     974    $ 1,040   $   116    $   140      $   144
     Interest cost                        4,252        4,306      3,886       859        844          946
     Expected return on plan assets      (4,811)      (4,739)    (3,739)      (17)       (18)         (19)
     Net amortization and deferral           96           71        235      (627)      (764)        (449)
                                       --------    ---------    -------   -------    -------      -------
        Net pension and
          postretirement cost          $    520    $     612    $ 1,422   $   331    $   202      $   622
                                       ========    =========    =======   =======    =======      =======

     The changes in benefit obligations and plan assets, as well as the funded status of the Company's pension and postretirement plans at December 31, 2001 and 2000 were as follows:

                                                     Pension Benefits        Postretirement Benefits
                                                 -----------------------     ------------------------
     (In thousands)                                2001          2000          2001           2000
                                                 ---------     ---------     ---------     ----------
     Benefit obligation at January 1             $  59,593     $ 55,640      $  11,593     $  13,173
        Service cost                                   983          974            116           140
        Interest cost                                4,252        4,306            859           844
        Actuarial (gain)/loss                         (428)       2,411          1,940        (1,683)
        Benefits paid                               (3,954)      (3,978)        (1,633)       (1,117)
        Other                                          476          240            285           236
                                                 ---------     ---------     ---------     ----------
     Benefit obligation at December 31              60,922       59,593         13,160        11,593
                                                 ---------     ---------     ---------     ----------

     Fair value of plan assets at January 1         63,296       66,711            187           198
        Actual return on plan assets                  (518)         373            (20)          (11)
        Employer contributions                           -          190          1,347           881
        Benefits paid                               (3,954)      (3,978)        (1,633)       (1,117)
        Other                                            -            -            285           236
                                                 ---------     ---------     ---------     ----------
     Fair value of plan assets at December 31       58,824       63,296            166           187
                                                 ---------     ---------     ---------     ----------

     Plan assets in excess (less than)
        benefit obligations at December 31          (2,099)       3,703        (12,994)      (11,406)
          Unrecognized net loss (gain)              (2,807)      (7,709)        (5,068)       (7,674)
          Unrecognized prior service cost            1,312          932              -             -
                                                 ---------     ---------     ---------     ----------

                Net accrued benefit cost
                   recognized as other
                   noncurrent liabilities        $  (3,594)    $ (3,074)     $ (18,062)    $ (19,080)
                                                 ---------     ---------     ---------     ----------

     The adjustment to recognize the minimum pension liability on the Company's consolidated balance sheet of $213,000 at December 31, 2001 provides financial statement recognition to the unfunded status of certain supplemental pension plans. The pension liability adjustment has been recorded as a long-term liability offset by an intangible pension asset of $193,000 and a reduction to stockholder's equity and deferred taxes of $14,000 and $6,000, respectively, at December 31, 2001.

Better Minerals & Aggregates Company
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

         The following weighted-average assumptions were used to determine the Company's obligations under the plans:

                                                                 Pension Benefits          Postretirement Benefits
                                                               ---------------------       -----------------------
                                                                2001           2000          2001           2000
                                                               ------         ------        ------         ------
         Discount rate                                          7.25%          7.50%         7.25%          7.50%
         Long-term rate of compensation increase                3.50%          3.50%            -              -
         Long-term rate of return on plan assets                9.00%          9.00%         9.00%          9.00%
         Health care cost trend rate                               -              -          9.00%          5.00%

         The assumed health care cost trend rate used in measuring the accumulated postretirement benefit obligation was 9.00% in 2001, declining by 1% per year to an ultimate rate of 5.00%. For the 2000 obligation, the rate used was 5.00% in 2000 and for all periods thereafter.

         A one-percentage-point increase in the assumed health care cost trend rates for each year would increase the accumulated postretirement benefit obligation at December 31, 2001 and net postretirement health care cost (service cost and interest cost) for the year then ended by approximately $1.4 million and $130,000, respectively. A one-percentage-point decrease in the assumed health care cost trend rates for each year would decrease the accumulated postretirement benefit obligation at December 31, 2001 and net postretirement health care cost (service cost and interest cost) for the year then ended by approximately $1.2 million and $109,000, respectively.

         Certain hourly employees are covered under a multi-employer defined benefit pension plan. The pension cost recognized for these plans for each of the three years in the period ended December 31, 2001 totaled approximately $735,000, $606,000, and $271,000, respectively.

         The Company also sponsors a defined contribution plan covering certain employees. The Company contributes to the plan in two ways. For certain employees not covered by the defined benefit plan, the Company makes a contribution equal to 4% of their salary. The Company also contributes an employee match which can range from 25 to 100 cents, based on financial performance, for each dollar contributed by an employee, up to 8% of their earnings. Contributions for each of the three years in the period ended December 31, 2001 totaled approximately $744,000, $680,000 and $746,000, respectively. The Company also sponsors a defined contribution thrift plan for hourly employees to which employees may contribute up to 15% of their earnings. There is no contributing match for the thrift plan.

     12. Related Party Transactions

         Pursuant to an agreement between the Company and principals of D. George Harris & Associates, LLC ("DGH&A"), who are also stockholders of the Company's ultimate parent, DGH&A provides certain management advisory services to the Company. The Company paid approximately $795,000, $923,000 and $877,000 to DGH&A for each of the three years in the period ended December 31, 2001, respectively, associated with these management services. The agreement also provides that the Company will pay DGH&A an acquisition fee in the event of a business acquisition by the Company. The Company paid approximately $325,000 for services in connection with the acquisition of the Morie Assets during 1999. The management advisory services and acquisition fees have been charged to selling, general and administrative expense during each of the respective periods noted above.

Better Minerals & Aggregate Company
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

          Prior to the acquisition of Commercial Stone, certain operations of DGH&A were conducted as a subsidiary of the Company. Subsequent to the acquisition, the DGH&A operations have been handled separately from the Company. The Company does not have an ownership interest in DGH&A. Consequently, the DGH&A acquisition fee of approximately $1.4 million associated with the acquisition of Commercial Stone was capitalized and allocated to mineral reserves as part of the purchase price.

          The agreement also provides that, at DGH&A's request, U.S. Silica provide DGH&A with an interest-free loan not to exceed $3.0 million in total or $500,000 in any given year. At December 31, 2001, a loan receivable from DGH&A of $1.4 million is currently outstanding. The loan is guaranteed by certain principals of DGH&A. Additionally, at December 31, 2001, there is a receivable of $68,000 from DGH&A, principally related to reimbursement of general and administrative costs.

          On occasion, the Company and its ultimate parent make non-interest bearing cash advances to each other. At December 31, 2001 and 2000, the Company had a payable to its parent of approximately $2.4 million.

     13.  Incentive Stock Compensation

          On April 10, 2000, the Company entered into an employment agreement with an executive to manage its aggregates business segment. In the second quarter of 2000, a one-time charge of approximately $2.3 million was recorded representing the cost to replace certain benefits forfeited by the executive officer in order to join the Company, of which $998,000 is the cost of non-cash stock grants in the Company's ultimate parent company, Holdings, and is recorded in selling, general and administrative expense.

     14.  Segment Information

          The Company operates in the industrial minerals and aggregates business segments, principally in the United States, and conducts limited operations in Canada. Industrial minerals includes the mining, processing and marketing of industrial minerals, principally industrial silica, to a wide variety of end use markets, including foundry, glass, chemicals, fillers and extenders (primarily used in paints and coatings), building materials, ceramics, and oil and gas. Aggregates includes the mining, processing and marketing of high quality crushed stone, construction sand and gravel. The Company's customers use its aggregates for road construction and maintenance, other infrastructure projects and residential and commercial construction and to produce hot mixed asphalt and concrete products. The Company also uses its aggregates to produce hot mixed asphalt at production facilities the Company owns or operates. The industrial minerals and aggregates business segments constitute the reportable segments of the Company.

          The Company's management reviews operating segment income to evaluate segment performance and allocate resources. Certain corporate expenses (income) including unusual items, business development costs and fees paid to DGH&A, interest expense, the accretion of preferred stock warrants, other income (net of interest income) and the provision (benefit) for income taxes are not included in segment operating income since they are excluded from the measure of segment profitability reviewed by the Company's management. The Company's assets are managed based on segment and accordingly, asset information is reported for the aggregates and industrial minerals segments. Corporate assets consist primarily of cash and cash equivalents, debt issuance costs and equipment. The accounting policies of the segments are the same as those described in the Summary of Significant Accounting Policies.

Better Minerals & Aggregates Company
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     On January 1, 2001, as part of a change in management reporting responsibilities, all of the New Jersey operating assets of the Company's industrial minerals business unit were transferred to the Company's aggregates business unit. Net sales from the transferred assets are made both directly to customers and to the Company's industrial minerals subsidiary. Intersegment sales are recorded at amounts which approximate sales to third party distributors. Prior year segment reporting has been restated to include the New Jersey operations as a part of the Company's aggregates business unit.

     Reportable segment information for each of the three years in the period ended December 31, 2001 was as follows:

     (In thousands)                                                     2001         2000         1999
     Sales:
       Aggregates                                                    $ 138,091   $   124,957  $   69,249
       Industrial Minerals                                             187,670       192,590     191,575
       Eliminations                                                    (17,814)      (18,212)    (16,022)
                                                                     ---------   -----------  ----------
           Total sales                                               $ 307,947   $   299,335  $  244,802
                                                                     =========   ===========  ==========

     Operating segment income (loss):
       Aggregates                                                    $   5,617   $     1,971  $    5,810
       Industrial Minerals                                              17,667        16,221      13,802
                                                                     ---------   -----------  ----------
           Total operating segment income (loss)                        23,284        18,192      19,612

       General corporate expense                                        (1,105)       (4,047)     (1,105)
                                                                     ---------   -----------  ----------
           Total operating income (loss)                             $  22,179   $    14,145  $   18,507
                                                                     =========   ===========  ==========

     Depreciation, depletion and amortization expense:
       Aggregates                                                    $  18,171   $    16,233  $    9,184
       Industrial Minerals                                              14,381        19,600      19,296
       Corporate                                                           118            62           1
                                                                     ---------   -----------  ----------
           Total depreciation, depletion and
            amortization expense                                     $  32,670   $    35,895  $   28,481
                                                                     =========   ===========  ==========

     Capital expenditures:
       Aggregates                                                    $   8,706        10,790  $    3,635
       Industrial Minerals                                               5,032         9,345      10,767
       Corporate                                                             -           184         170
                                                                     ---------   -----------  ----------
           Total capital expenditures                                $  13,738   $    20,319  $   14,572
                                                                     =========   ===========  ==========

     Reportable segment information at December 31, 2001, 2000 and 1999 was as follows:

     (In thousands)                                                     2001         2000         1999
     Assets:
       Aggregates                                                    $  352,424  $  351,969   $  337,289
       Industrial Minerals                                              173,396     203,676      187,571
       Corporate                                                         21,823      20,533       29,169
       Elimination of intersegment receivables                          (31,999)    (37,892)      (2,426)
                                                                     ----------  ----------   ----------
           Totals assets                                             $  515,644  $  538,286   $  551,603
                                                                     ==========  ==========   ==========

Better Minerals & Aggregate Company
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     15.  Guarantor Financial Data

          Except for the Company's Canadian subsidiary, which is an inactive company with an immaterial amount of assets and liabilities, each of the Company's subsidiaries has fully and unconditionally guaranteed the Senior Subordinated Notes on a joint and several basis. The separate financial statements of the subsidiary guarantors are not included in this report because (a) the Company is a holding company with no independent assets or operations other than its investments in its subsidiaries, (b) the subsidiary guarantors each are wholly owned by the Company, comprise all of the direct and indirect subsidiaries of the Company (other than a minor subsidiary) and have jointly and severally guaranteed the Company's obligations under the Senior Subordinated Notes on a full and unconditional basis, (c) the aggregate assets, liabilities, earnings and equity of the subsidiary guarantors are substantially equivalent to the assets, liabilities, earnings and equity of the Company on a consolidated basis and (d) management has determined that separate financial statements and other disclosures concerning the subsidiary guarantors are not material to investors.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Amended and Restated Certificate of Incorporation provides for indemnification of our directors, officers, employees and agents to the full extent authorized or permitted by law.


Section 145 of the Delaware General Corporation Law ("DGCL") empowers a Delaware corporation to indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify such persons against expenses (including attorneys' fees) in actions brought by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Chancery or other such court shall deem proper. To the extent such person has been successful on the merits or otherwise in defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. The indemnification and advancement of expenses provided for in, or granted pursuant to, Section 145 is not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.


Section 145 also provides that a corporation may maintain insurance against liabilities for which indemnification is not expressly provided by the statute.

In addition, Article Sixth of our Amended and Restated Certificate of Incorporation, as permitted by Section 102(b)(7) of the DGCL, states:


         "The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, by reason of the fact that he, or the person whose legal representative he is, (1) is or was a stockholder, director, officer, employee or agent of the Corporation (including the incorporator thereof), or (2) is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or
         (3) is or was a director, officer or employee of the Corporation serving at the request of the Corporation as a fiduciary of an employee benefit plan or trust maintained for the benefit of employees of the Corporation or employees of any such other enterprise, partnership, joint venture, trust, or other enterprise, against judgments, fines, penalties, amounts paid in settlement, and expenses, including attorneys' fees, actually and reasonably incurred by him and the person whose legal representative he is, in connection with such action, suit or proceeding, or any appeal therein, to the fullest extent permitted by law.


         Expenses which may be indemnifiable under this Article SIXTH in defending an action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon agreement by or on behalf of the stockholder, director, officer, employee or agent, or his legal representative, to repay such amount if he is later found not entitled to be indemnified by the Corporation as authorized in this Article SIXTH.


         The Corporation shall not indemnify any stockholder, director, officer, employee or agent against judgments, fines, amounts paid in settlement and expenses, including attorneys' fees, to an extent greater than that authorized by this Article SIXTH, but the Corporation may procure insurance providing greater indemnification and may share the premium cost with any stockholder, director, officer, employee or agent on such basis as may be agreed upon."

As limited by Section 102(b)(7) of the DGCL, this provision cannot, however, have the effect of indemnifying any of our directors in the case of liability
(i) for a breach of the director's duty of loyalty, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock purchases or redemptions as provided in Section 174 of the DGCL or (iv) for any transactions for which the director derived an improper personal benefit.


ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

On October 1, 1999, Better Minerals & Aggregates Company issued and sold $150,000,000 aggregate principal amount of its 13% Senior Subordinated Notes due 2009, guaranteed, jointly and severally, by its guarantor subsidiaries, to Chase Securities Inc. and BNP Capital Markets, LLC, as initial purchasers. The net proceeds of such sale were approximately $143,600,000 after deduction of the discount of the initial purchasers and other fees and expenses. The sale of such notes to the initial purchasers by Better Minerals & Aggregates Company was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) EXHIBITS

EXHIBIT
NUMBER              EXHIBIT

3.1* Amended and Restated Certificate of Incorporation of Better Minerals & Aggregates Company (formerly USS Intermediate Holdco, Inc.) dated as of February 9, 1996.

3.1.1* Certificate of Amendment of Amended and Restated Certificate of Incorporation of Better Minerals & Aggregates Company (formerly USS Intermediate Holdco, Inc.) dated September 30, 1999.

3.2* By-laws of Better Minerals & Aggregates Company (formerly USS Intermediate Holdco, Inc.).

3.3* Certificate of Incorporation of U.S. Silica Company (formerly ITT-PGS, Inc.) dated June 3, 1968.

3.3.1* Certificate of Amendment of Certificate of Incorporation of U.S. Silica Company (formerly ITT-PGS, Inc.) dated June 20, 1968.

3.3.2* Certificate of Amendment of Certificate of Incorporation of U.S. Silica Company (formerly ITT-PGS, Inc.) dated December 15, 1986.

3.3.3* Certificate of Ownership and Merger Merging U.S. Silica Company (OSC) into U.S. Silica Company dated December 17, 1987.

3.3.4* Certificate of Ownership and Merger Merging Each of Louisiana Industrial Sand Transportation Company, Texas Industrial Minerals Transportation Company, U.S. Silica Co. of California, U.S. Silica Co. of Connecticut, U.S. Silica Co. of Illinois, U.S. Silica Co. of Louisiana, U.S. Silica Co. of Michigan and U.S. Silica Co. of Texas into U.S. Silica Company dated December 17, 1987.

3.3.5* Certificate of Ownership and Merger Merging Warrior Sand and Gravel Company, Inc. into U.S. Silica Company dated December 9, 1988.

3.3.6* Certificate of Ownership and Merger Merging USS Acquisitions, Inc. into U.S. Silica Company dated February 9, 1996.

3.4* By-laws of U.S. Silica Company (formerly ITT-PGS, Inc.).

3.5* Restated Articles of Incorporation and Articles of Amendment of Better Materials Corporation dated December 3, 1990.

3.5.1* Articles of Merger of Better Materials Corporation dated December 14,
1998.

3.5.2**** Amended and Restated Articles of Incorporation of Better Materials Corporation dated March 30, 2001.

3.6* Amended and Restated By-laws of Better Materials Corporation.

3.7* Certificate of Incorporation of BMC Trucking, Inc. dated November 30, 1998.

3.8* By-laws of BMC Trucking, Inc.

3.11* Certificate of Incorporation of Chippewa Farms Corporation dated January 16, 1981.

3.12* Amended and Restated By-laws of Chippewa Farms Corporation.

3.15* Certificate of Incorporation of Pennsylvania Glass Sand Corporation (formerly Morgan National Silica Co.) dated October 24, 1986.

3.15.1* Certificate of Amendment of Certificate of Incorporation of Pennsylvania Glass Sand Corporation (formerly Morgan National Silica Co.) dated December 15, 1986.

3.16* By-laws of Pennsylvania Glass Sand Corporation (formerly Morgan National Silica Co.).

3.17* Amended and Restated Certificate of Incorporation of George F. Pettinos, Inc. dated July 31, 1998.

3.18* By-laws of George F. Pettinos, Inc.

3.19* Certificate of Incorporation of Ottawa Silica Company (formerly LaSalle National Silica Co.) dated October 24, 1986.

3.19.1* Certificate of Amendment of Certificate of Incorporation of Ottawa Silica Company (formerly LaSalle National Silica Co.) dated December 15, 1986.

3.20* By-laws of Ottawa Silica Company (formerly LaSalle National Silica Co.).

3.21* Articles of Incorporation of The Fulton Land and Timber Company dated April 13, 1942.

3.22* Amended and Restated By-laws of Fulton Land and Timber Company.

3.25* Certificate of Formation of Stone Materials Company, LLC dated September 24, 1999.

3.26* Limited Liability Company Operating Agreement of Stone Materials Company, LLC dated as of September 30, 1999.

3.29* Certificate of Formation of Commercial Aggregates Transportation and Sales, LLC dated September 27, 1999.

3.29.1* Contribution Agreement dated as of October 1, 1999 between Stone Materials Company, LLC and Commercial Stone Co., Inc.

3.30* Limited Liability Company Operating Agreement of Commercial Aggregates Transportation and Sales, LLC dated as of September 30, 1999.

3.31**** Certificate of Incorporation of BMAC Services Co., Inc. dated November 16, 2000.

3.32**** By-laws of BMAC Services Co., Inc.


4.1* Indenture, dated as of October 1, 1999, among the Better Minerals & Aggregates Company, the subsidiary guarantors named therein and The Bank of New York, as trustee (including the forms of the Better Minerals & Aggregates Company's 13% Senior Subordinated Notes due 2009 attached thereto as exhibits).


4.2*** Supplemental Indenture, dated as of December 1, 2000, among Better Minerals & Aggregates Company, BMAC Services Co., Inc. and the other subsidiary guarantors named therein and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.2 of the Better Minerals & Aggregates Company Annual Report on Form 10-K/A for the year ended December 31, 2000).


5.1**** Opinion of Pillsbury Winthrop LLP regarding the legality of the securities.


10.1* The Stockholders Agreement, dated as of February 9, 1996, among USS Holdings, Inc. and the stockholders of the USS Holdings, Inc.

10.1.1* Amendment No. 1 to Stockholders Agreement dated as of October 15, 1996.

10.1.2* Amendment No. 2 to Stockholders Agreement dated as of October 6, 1998.


10.2*** Second Amended and Restated Management Services Agreement, dated as of March 28, 2001, among Better Minerals & Aggregates Company, USS Holdings, Inc., U.S. Silica Company and D. George Harris & Associates, LLC (incorporated by reference to Exhibit 10.1 of the Better Minerals & Aggregates Company Quarterly Report on Form 10-Q filed on August 9, 2001).


10.2.1* Assignment and Assumption Agreement dated as of September 30, 1999.


10.3* Amended and Restated Tax Sharing Agreement, dated as of October 1, 1999, among Better Minerals & Aggregates Company, its domestic subsidiaries, and USS Holdings, Inc.


10.4* Credit Agreement, dated as of September 30, 1999, among Better Minerals & Aggregates Company, BMAC Holdings, Inc., George F. Pettinos (Canada) Limited, Banque Nationale de Paris, and the financial institutions and other institutional lenders named therein.

10.4.1*** Amendment and Waiver No. 1 to the Credit Agreement and Security Agreement, dated as of December 31, 1999, among BMAC Holdings, Inc., Better Minerals & Aggregates Company, George F. Pettinos (Canada) Limited, the banks, financial institutions and other institutional lenders parties to the Credit Agreement dated as of September 30, 1999, and Banque Nationale de Paris (incorporated by reference to Exhibit 10.1 of the Better Minerals & Aggregates Company Quarterly Report on Form 10-Q for the quarter ended June 30, 2000).

10.4.2*** Amendment No. 2 to the Credit Agreement, dated as of March 15, 2000, among BMAC Holdings, Inc., Better Minerals & Aggregates Company, the banks, financial institutions and other institutional lenders parties to the Credit Agreement dated as of September 30, 1999, and Banque Nationale de Paris (incorporated by reference to Exhibit 10.2 of the Better Minerals & Aggregates Company Quarterly Report on Form 10-Q for the quarter ended June 30, 2000).

10.4.3*** Amendment No. 3 to the Credit Agreement, dated as of December 31, 2000, among BMAC Holdings, Inc., Better Minerals & Aggregates Company, the banks, financial institutions and other institutional lenders parties to the Credit Agreement dated as of September 30, 1999, and Banque Nationale de Paris (incorporated by reference to Exhibit 10.1 of the Better Minerals & Aggregates Company Current Report on Form 8-K filed on March 5, 2001).


10.4.4*** Amendment No. 4 to the Credit Agreement, dated as of January 31, 2002, among BMAC Holdings, Inc., Better Minerals & Aggregates Company, the banks, financial institutions and other institutional lenders parties to the Credit Agreement dated as of September 30, 1999, and Banque Nationale de Paris (incorporated by reference to Exhibit 10.4.4 of the Better Minerals & Aggregates Company Annual Report on Form 10-K for the year ended December 31, 2001).

10.5* Security Agreement, dated September 30, 1999, among Better Minerals & Aggregates Company, the subsidiary guarantors named therein and Banque Nationale de Paris.

10.6* Intellectual Property Security Agreement, dated September 30, 1999, among Better Minerals & Aggregates Company, the subsidiary guarantors named therein and Banque Nationale de Paris.

10.7* Parent Guarantor Security Agreement, dated September 30, 1999, between BMAC Holdings, Inc. and Banque Nationale de Paris.

10.9* Parent Guaranty, dated September 30, 1999, between BMAC Holdings, Inc. and Banque Nationale de Paris.

10.10* Subsidiary Guaranty, dated September 30, 1999, between each of the subsidiary guarantors named therein and Banque Nationale de Paris.

10.11*** Employment Agreement, dated December 14, 1998, between Better Materials Corporation and Craig S. Cinalli (incorporated by reference to Exhibit 10.1 of the Better Minerals & Aggregates Company Quarterly Report on Form 10-Q for the quarter ended March 31, 2000).

10.12*** Amendment No. 1, dated March 15, 2001, to Employment Agreement dated December 14, 1998 between Better Materials Corporation and Craig S. Cinalli (incorporated by reference to Exhibit 10.11 of the Better Minerals & Aggregates Company Annual Report on Form 10-K/A for the year ended December 31, 2000).

10.13*** Severance Agreement, dated August 15, 2000, between U.S. Silica Company and Richard Shearer (incorporated by reference to Exhibit 10.12 of the Better Minerals & Aggregates Company Annual Report on Form 10-K/A for the year ended December 31, 2000).

10.14*** Employment Agreement, dated April 19, 2000, between Better Minerals & Aggregates Company and Roy Reeves (incorporated by reference to Exhibit 10.13 of the Better Minerals & Aggregates Company Annual Report on Form 10-K/A for the year ended December 31, 2000).

10.15*** Employment Agreement, dated April 19, 2000, between USS Holdings, Inc. and Roy Reeves (incorporated by reference to Exhibit 10.14 of the Better Minerals & Aggregates Company Annual Report on Form 10-K/A for the year ended December 31, 2000).

10.16*** Employment, Consulting and Non-Competition Agreement, dated December 31, 2000, between USS Holdings, BMAC Holdings, Inc., U.S. Silica Company and Better Minerals & Aggregates Company and Richard Goodell (incorporated by reference to Exhibit 10.15 of the Better Minerals & Aggregates Company Annual Report on Form 10-K/A for the year ended December 31, 2000).


10.17*** Amendment Number One to Employment, Consulting and Non-Competition Agreement, dated February 26, 2002, between USS Holdings, Inc., BMAC Services Co., Inc., BMAC Holdings, Inc., U.S. Silica Company, and Better Minerals & Aggregates Company and Richard Goodell (incorporated by reference to Exhibit
10.16 of the Better Minerals & Aggregates Company Annual Report on Form 10-K for the year ended December 31, 2001).

12.1*** Statement regarding ratio of earnings to fixed charges (incorporated by reference to Exhibit 12.1 of the Better Minerals & Aggregates Company Annual Report on Form 10-K for the year ended December 31, 2001).

21.1*** Subsidiaries of Better Minerals & Aggregates Company (incorporated by reference to Exhibit 21.1 of the Better Minerals & Aggregates Company Annual Report on Form 10-K for the year ended December 31, 2001).

23.1**** Consent of Pillsbury Winthrop LLP.


23.2** Consent of PricewaterhouseCoopers LLP.


24.1**** Powers of Attorney.

25.1**** Statement of Eligibility and Qualification on Form T-1 of The Bank of New York, as Trustee under the Indenture.

* Incorporated by reference herein to the same exhibit number contained in Registration Statement on Form S-4, File Nos. 333-32518 and 333-32518-01 through 333-32518-14

** Filed herewith

*** Incorporated by reference herein as indicated


**** Filed previously as an exhibit to this Registration Statement


(b) FINANCIAL STATEMENT SCHEDULES



                 Report of Independent Accountants on Financial
                               Statement Schedule


To the Board of Directors and Stockholder of Better Minerals & Aggregates Company:


Our audits of the consolidated financial statements of Better Minerals & Aggregates Company referred to in our report dated March 11, 2002 included in this post-effective amendment No. 1 to the Registration Statement on Form S-1 also included an audit of the financial statement schedule listed in Item 16(b) of this Registration Statement on Form S-1. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.


/s/ PricewaterhouseCoopers LLP

New York, New York

March 11, 2002


          Schedule II - Valuation and Qualifying Accounts and Reserves

                      Better Minerals & Aggregates Company


              For the Years Ended December 31, 2001, 2000, and 1999
                            (in thousands of dollars)


                         Balance at  Charged to    Resulting             Accounts           Balance at
                         Beginning    Cost and       from                --------            End of
Description              of Period    Expenses    Acquisition   Written Off     Recovered    Period
-----------              ---------    --------    -----------   -----------     ---------    ------
Allowance for
Doubtful Accounts
2001                      $1,327        $780         $ --         $(284)           $ 1       $1,824
2000                      $1,278        $638         $ --         $(624)           $35       $1,327
1999                      $1,060        $222         $100         $(145)           $41       $1,278


                         ----------------------

All other schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

ITEM 17. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the Corporation Law, the Certificate of Incorporation and By-laws, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of that issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 22nd day of April, 2002.

                      BETTER MINERALS & AGGREGATES COMPANY
                      By: /s/ John A. Ulizio
                      ----------------------------------------------------------
                         Name: John A. Ulizio
                         Title: Vice President, General Counsel and
                                Assistant Secretary


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:


SIGNATURE                     TITLE                                                      DATE
-------------------------------------------------------------------------------------------------
               *              President and Chief Executive Officer (Principal           4/22/02
--------------------------
      Roy D. Reeves           Executive Officer)

/s/ Gary E. Bockrath          Vice President and Chief Financial Officer (Principal      4/22/02
--------------------------
     Gary E. Bockrath         Financial Officer and Principal Accounting Officer)

          *
--------------------------
     D. George Harris         Chairman and Director                                      4/22/02

           *
--------------------------
  Anthony J. Petrocelli       Vice Chairman and Director                                 4/22/02

          *
--------------------------
     Richard Goodell          Vice Chairman and Director                                 4/22/02

        *
--------------------------
    Richard J. Donahue        Director                                                   4/22/02

        *
--------------------------
      Arnold Chavkin          Director                                                   4/22/02

        *
--------------------------
      Ruth Dreessen           Director                                                   4/22/02

        *
--------------------------
     Timothy J. Walsh         Director                                                   4/22/02


* By: /s/ John A. Ulizio
--------------------------
      John A. Ulizio
      Attorney-in-fact

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 22nd day of April, 2002.

                         U.S. SILICA COMPANY
                         By: /s/ John A. Ulizio
                         -------------------------------------------------------
                            Name: John A. Ulizio
                            Title: Senior Vice President, General
                                   Counsel and Assistant Secretary


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:


SIGNATURE                      TITLE                                                      DATE
-------------------------------------------------------------------------------------------------------
        *                      President (Principal Executive Officer)                     4/22/02
----------------------------
      Richard J. Shearer       and Chief Operating Officer

/s/ Gary E. Bockrath           Senior Vice President (Principal Financial Officer          4/22/02
----------------------------
       Gary E. Bockrath        and Principal Accounting Officer) and Director

        *                                                                                  4/22/02
----------------------------
        Richard J. Nick        Director

        *                                                                                  4/22/02
----------------------------
      Richard E. Goodell       Director

        *                                                                                  4/22/02
----------------------------
        John A. Ulizio         Director


* By: /s/ John A. Ulizio
----------------------------
           John A. Ulizio
         Attorney-in-fact

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 22nd day of April, 2002.

                             BMAC SERVICES CO., INC.
                             By: /s/ John A. Ulizio
                             ---------------------------------------------------
                                 Name: John A. Ulizio
                                 Title: Vice President and General Counsel


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:


SIGNATURE                      TITLE                                             DATE
---------------------------------------------------------------------------------------------
      *                                                                          4/22/02
---------------------------
Roy D. Reeves                  President and Chief Executive Officer
                               (Principal Executive Officer)

/s/ Gary E. Bockrath                                                             4/22/02
---------------------------
Gary E. Bockrath               Vice President, Chief Financial Officer
                               (Principal Financial Officer) and Director

      *                                                                          4/22/02
---------------------------
Michael L. Thompson            Treasurer (Principal Accounting Officer)

      *                                                                          4/22/02
---------------------------
Richard J. Nick                Director

      *                                                                          4/22/02
---------------------------
John A. Ulizio                 Director

---------------------------


* By: /s/ John A. Ulizio
---------------------------
      John A. Ulizio
      Attorney-in-fact

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 22nd day of April, 2002.

                          BETTER MATERIALS CORPORATION
                          By:  /s/ John A. Ulizio
                          ------------------------------------------------------
                              Name: John A. Ulizio
                              Title: Vice President and Assistant Secretary


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:


SIGNATURE                     TITLE                                              DATE
---------------------------------------------------------------------------------------------
      *                       President (Principal Executive Officer)            4/22/02
---------------------------
Craig S. Cinalli              and Director

      *                       Vice President and Chief Financial                 4/22/02
---------------------------
Brian Hessenthaler            Officer (Principal Accounting Officer)

/s/ Gary E. Bockrath          Vice President and Assistant                       4/22/02
---------------------------
Gary E. Bockrath              Treasurer (Principal Financial Officer)

      *                                                                          4/22/02
---------------------------
Richard E. Goodell            Director

      *                                                                          4/22/02
---------------------------
Richard J. Nick               Director

      *                                                                          4/22/02
---------------------------
John A. Ulizio                Director


* By: /s/ John A. Ulizio
---------------------------
      John A. Ulizio
     Attorney-in-fact

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 22nd day of April, 2002.

                               BMC TRUCKING, INC.
                               By: /s/ John A. Ulizio
                               -------------------------------------------------
                               Name: John A. Ulizio
                               Title: Vice President and Assistant Secretary


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:


SIGNATURE                     TITLE                                             DATE
--------------------------------------------------------------------------------------------
      *                       President (Principal Executive Officer)           4 /22/02
---------------------------
Craig S. Cinalli              and Director

      *                       Vice President and Chief Financial                4/22/02
---------------------------
Brian Hessenthaler            Officer (Principal Accounting Officer)

/s/ Gary E. Bockrath          Vice President and Assistant                      4/22/02
---------------------------
Gary E. Bockrath              Treasurer (Principal Financial Officer)

      *                                                                         4/22/02
---------------------------
Richard E. Goodell            Director

      *                                                                         4/22/02
---------------------------
Richard J. Nick               Director

      *                                                                         4/22/02
---------------------------
John A. Ulizio                Director


* By: /s/ John A. Ulizio
---------------------------
      John A. Ulizio
     Attorney-in-fact

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 22nd day of April, 2002.

                           CHIPPEWA FARMS CORPORATION
                           By: /s/ John A. Ulizio
                           -----------------------------------------------------
                           Name: John A. Ulizio
                           Title: Vice President and Assistant Secretary


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:


SIGNATURE                            TITLE                                      DATE
---------------------------------------------------------------------------------------------
      *                              President (Principal Executive Officer)    4/22/02
---------------------------
Craig S. Cinalli                     and Director

      *                              Vice President of Finance and Treasurer    4/22/02
---------------------------
Brian Hessenthaler                   (Principal Accounting Officer)

/s/ Gary E. Bockrath                 Vice President and Assistant Treasurer     4/22/02
---------------------------
Gary E. Bockrath                     (Principal Financial Officer)

      *                                                                         4/22/02
---------------------------
Richard E. Goodell                   Director

      *                                                                         4/22/02
---------------------------
Richard J. Nick                      Director

      *                                                                         4/22/02
---------------------------
John A. Ulizio                       Director


*By: /s/ John A. Ulizio
---------------------------
     John A. Ulizio
     Attorney-in-fact

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 22nd day of April, 2002.

                            COMMERCIAL AGGREGATES TRANSPORTATION
                              AND SALES, LLC
                            By: Better Materials Corporation,
                                as Sole Member and Sole Manager
                            By: /s/ John A. Ulizio
                            ----------------------------------------------------
                             Name: John A. Ulizio
                               Title: Vice President and Assistant Secretary

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 22nd day of April, 2002.
>
                                  THE FULTON LAND AND TIMBER COMPANY
                                  By: /s/ John A. Ulizio
                                  ----------------------------------------------
                                   Name: John A. Ulizio
                                      Title: Secretary


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

SIGNATURE                    TITLE                                         DATE
--------------------------------------------------------------------------------
     *                       President (Principal Executive Officer      4/22/02
____________________________ and Director
Roy D. Reeves

/s/ Gary E. Bockrath         Treasurer (Principal Financial Officer      4/22/02
____________________________ and Principal Accounting Officer)
Gary E. Bockrath             and Director

     *                                                                   4/22/02
____________________________
John A. Ulizio               Director


*By: /s/ John A. Ulizio
----------------------------
   John A. Ulizio
   Attorney-in-fact

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 22nd day of April, 2002.


                                    GEORGE F. PETTINOS, INC.
                                    By: /s/ John A. Ulizio
                                    --------------------------------------------
                                   Name: John A. Ulizio
                                      Title: Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

SIGNATURE                    TITLE                                                 DATE
-------------------------------------------------------------------------------------------
    *                        President (Principal Executive Officer)              4/22/02
____________________________ and Director
Roy D. Reeves

/s/ Gary E. Bockrath         Vice President and Treasurer (Principal Financial    4/22/02
____________________________ Officer and Principal Accounting Officer)
Gary E. Bockrath

    *                                                                             4/22/02
____________________________
Richard J. Nick              Director

    *                                                                             4/22/02
____________________________
John A. Ulizio               Director


*By: /s/ John A. Ulizio
----------------------------
    John A. Ulizio
    Attorney-in-fact

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 22nd day of April, 2002.

                                             OTTAWA SILICA COMPAny

                                             By: /s/ John A. Ulizio
                                             -----------------------------------
                                                 Name: John A. Ulizio
                                                 Title: Secretary



Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

SIGNATURE                    TITLE                                         DATE
----------------------------------------------------------------------------------
                                                                            4/22/02
    *                        President (Principal Executive Officer)
____________________________
Roy D. Reeves                and Director

/s/ Gary E. Bockrath         Treasurer (Principal Financial Officer and     4/22/02
____________________________
Gary E. Bockrath             Principal Accounting Officer) and Director

    *
____________________________                                                4/22/02
John A. Ulizio               Director


*By: /s/ John A. Ulizio
----------------------------
     John A. Ulizio
     Attorney-in-fact

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 22nd day of April, 2002.

                                   PENNSYLVANIA GLASS SAND CORPORATION

                                   By: /s/ John A. Ulizio
                                   ---------------------------------------------
                                   Name: John A. Ulizio
                                   Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

SIGNATURE                    TITLE                                           DATE
-----------------------------------------------------------------------------------
    *                        President (Principal Executive Officer)        4/22/02
----------------------------
Roy D. Reeves
    *                        Treasurer (Principal Financial Officer and     4/22/02
---------------------------- Principal Accounting Officer)
Richard J. Nick

    *                                                                       4/22/02
----------------------------
Richard E. Goodell           Director

/s/ Gary E. Bockrath                                                        4/22/02
----------------------------
Gary E. Bockrath             Director

    *                                                                       4/22/02
----------------------------
John A. Ulizio              Director


* By: /s/ John A. Ulizio
----------------------------
  John A. Ulizio
  Attorney-in-fact

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 22nd day of April, 2002.


                                    STONE MATERIALS COMPANY, LLC
                                    By: Better Minerals & Aggregates Company,
                                        as Sole Member and Sole Manager
                                    By: /s/ John A. Ulizio
                                    --------------------------------------------
                                       Name: John A. Ulizio
                                       Title: Vice President, General Counsel
                                              and Assistant Secretary

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                  EXHIBIT

3.1* Amended and Restated Certificate of Incorporation of Better Minerals & Aggregates Company (formerly USS Intermediate Holdco, Inc.) dated as of February 9, 1996.

3.1.1* Certificate of Amendment of Amended and Restated Certificate of Incorporation of Better Minerals & Aggregates Company (formerly USS Intermediate Holdco, Inc.) dated September 30, 1999.

3.2* By-laws of Better Minerals & Aggregates Company (formerly USS Intermediate Holdco, Inc.).

3.3* Certificate of Incorporation of U.S. Silica Company (formerly ITT-PGS, Inc.) dated June 3, 1968.

3.3.1* Certificate of Amendment of Certificate of Incorporation of U.S. Silica Company (formerly ITT-PGS, Inc.) dated June 20, 1968.

3.3.2* Certificate of Amendment of Certificate of Incorporation of U.S. Silica Company (formerly ITT-PGS, Inc.) dated December 15, 1986.

3.3.3* Certificate of Ownership and Merger Merging U.S. Silica Company (OSC) into U.S. Silica Company dated December 17, 1987.

3.3.4* Certificate of Ownership and Merger Merging Each of Louisiana Industrial Sand Transportation Company, Texas Industrial Minerals Transportation Company, U.S. Silica Co. of California, U.S. Silica Co. of Connecticut, U.S. Silica Co. of Illinois, U.S. Silica Co. of Louisiana, U.S. Silica Co. of Michigan and U.S. Silica Co. of Texas into U.S. Silica Company dated December 17, 1987.

3.3.5* Certificate of Ownership and Merger Merging Warrior Sand and Gravel Company, Inc. into U.S. Silica Company dated December 9, 1988.

3.3.6* Certificate of Ownership and Merger Merging USS Acquisitions, Inc. into U.S. Silica Company dated February 9, 1996.

3.4* By-laws of U.S. Silica Company (formerly ITT-PGS, Inc.).

3.5* Restated Articles of Incorporation and Articles of Amendment of Better Materials Corporation dated December 3, 1990.

3.5.1* Articles of Merger of Better Materials Corporation dated December 14,
1998.

3.5.2**** Amended and Restated Articles of Incorporation of Better Materials Corporation dated March 30, 2001.

3.6* Amended and Restated By-laws of Better Materials Corporation.

3.7* Certificate of Incorporation of BMC Trucking, Inc. dated November 30, 1998.

3.8* By-laws of BMC Trucking, Inc.

3.11* Certificate of Incorporation of Chippewa Farms Corporation dated January 16, 1981.

3.12* Amended and Restated By-laws of Chippewa Farms Corporation.

3.15* Certificate of Incorporation of Pennsylvania Glass Sand Corporation (formerly Morgan National Silica Co.) dated October 24, 1986.

3.15.1* Certificate of Amendment of Certificate of Incorporation of Pennsylvania Glass Sand Corporation (formerly Morgan National Silica Co.) dated December 15, 1986.

3.16* By-laws of Pennsylvania Glass Sand Corporation (formerly Morgan National Silica Co.).

3.17* Amended and Restated Certificate of Incorporation of George F. Pettinos, Inc. dated July 31, 1998.

3.18* By-laws of George F. Pettinos, Inc.

3.19* Certificate of Incorporation of Ottawa Silica Company (formerly LaSalle National Silica Co.) dated October 24, 1986.

3.19.1* Certificate of Amendment of Certificate of Incorporation of Ottawa Silica Company (formerly LaSalle National Silica Co.) dated December 15, 1986.

3.20* By-laws of Ottawa Silica Company (formerly LaSalle National Silica Co.).

3.21* Articles of Incorporation of The Fulton Land and Timber Company dated April 13, 1942.

3.22* Amended and Restated By-laws of Fulton Land and Timber Company.

3.25* Certificate of Formation of Stone Materials Company, LLC dated September 24, 1999.

3.26* Limited Liability Company Operating Agreement of Stone Materials Company, LLC dated as of September 30, 1999.

3.29* Certificate of Formation of Commercial Aggregates Transportation and Sales, LLC dated September 27, 1999.

3.29.1* Contribution Agreement dated as of October 1, 1999 between Stone Materials Company, LLC and Commercial Stone Co., Inc.

3.30* Limited Liability Company Operating Agreement of Commercial Aggregates Transportation and Sales, LLC dated as of September 30, 1999.

3.31**** Certificate of Incorporation of BMAC Services Co., Inc. dated November 16, 2000.

3.32**** By-laws of BMAC Services Co., Inc.


4.1* Indenture, dated as of October 1, 1999, among the Better Minerals & Aggregates Company, the subsidiary guarantors named therein and The Bank of New York, as trustee (including the forms of the Better Minerals & Aggregates Company's 13% Senior Subordinated Notes due 2009 attached thereto as exhibits).


4.2*** Supplemental Indenture, dated as of December 1, 2000, among Better Minerals & Aggregates Company, BMAC Services Co., Inc. and the other subsidiary guarantors named therein and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.2 of the Better Minerals & Aggregates Company Annual Report on Form 10-K/A for the year ended December 31, 2000).


5.1**** Opinion of Pillsbury Winthrop LLP regarding the legality of the securities.


10.1* The Stockholders Agreement, dated as of February 9, 1996, among USS Holdings, Inc. and the stockholders of the USS Holdings, Inc.

10.1.1* Amendment No. 1 to Stockholders Agreement dated as of October 15, 1996.

10.1.2* Amendment No. 2 to Stockholders Agreement dated as of October 6, 1998.


10.2*** Second Amended and Restated Management Services Agreement, dated as of March 28, 2001, among Better Minerals & Aggregates Company, USS Holdings, Inc., U.S. Silica Company and D. George Harris &

Associates, LLC (incorporated by reference to Exhibit 10.1 of the Better Minerals & Aggregates Company Quarterly Report on Form 10-Q filed on August 9,
2001).


10.2.1* Assignment and Assumption Agreement dated as of September 30, 1999.


10.3* Amended and Restated Tax Sharing Agreement, dated as of October 1, 1999, among Better Minerals & Aggregates Company, its domestic subsidiaries, and USS Holdings, Inc.


10.4* Credit Agreement, dated as of September 30, 1999, among Better Minerals & Aggregates Company, BMAC Holdings, Inc., George F. Pettinos (Canada) Limited, Banque Nationale de Paris, and the financial institutions and other institutional lenders named therein.

10.4.1*** Amendment and Waiver No. 1 to the Credit Agreement and Security Agreement, dated as of December 31, 1999, among BMAC Holdings, Inc., Better Minerals & Aggregates Company, George F. Pettinos (Canada) Limited, the banks, financial institutions and other institutional lenders parties to the Credit Agreement dated as of September 30, 1999, and Banque Nationale de Paris (incorporated by reference to Exhibit 10.1 of the Better Minerals & Aggregates Company Quarterly Report on Form 10-Q for the quarter ended June 30, 2000).

10.4.2*** Amendment No. 2 to the Credit Agreement, dated as of March 15, 2000, among BMAC Holdings, Inc., Better Minerals & Aggregates Company, the banks, financial institutions and other institutional lenders parties to the Credit Agreement dated as of September 30, 1999, and Banque Nationale de Paris (incorporated by reference to Exhibit 10.2 of the Better Minerals & Aggregates Company Quarterly Report on Form 10-Q for the quarter ended June 30, 2000).

10.4.3*** Amendment No. 3 to the Credit Agreement, dated as of December 31, 2000, among BMAC Holdings, Inc., Better Minerals & Aggregates Company, the banks, financial institutions and other institutional lenders parties to the Credit Agreement dated as of September 30, 1999, and Banque Nationale de Paris (incorporated by reference to Exhibit 10.1 of the Better Minerals & Aggregates Company Current Report on Form 8-K filed on March 5, 2001).


10.4.4*** Amendment No. 4 to the Credit Agreement, dated as of January 31, 2002, among BMAC Holdings, Inc., Better Minerals & Aggregates Company, the banks, financial institutions and other institutional lenders parties to the Credit Agreement dated as of September 30, 1999, and Banque Nationale de Paris (incorporated by reference to Exhibit 10.4.4 of the Better Minerals & Aggregates Company Annual Report on Form 10-K for the year ended December 31, 2001).


10.5* Security Agreement, dated September 30, 1999, among Better Minerals & Aggregates Company, the subsidiary guarantors named therein and Banque Nationale de Paris.

10.6* Intellectual Property Security Agreement, dated September 30, 1999, among Better Minerals & Aggregates Company, the subsidiary guarantors named therein and Banque Nationale de Paris.

10.7* Parent Guarantor Security Agreement, dated September 30, 1999, between BMAC Holdings, Inc. and Banque Nationale de Paris.

10.9* Parent Guaranty, dated September 30, 1999, between BMAC Holdings, Inc. and Banque Nationale de Paris.

10.10* Subsidiary Guaranty, dated September 30, 1999, between each of the subsidiary guarantors named therein and Banque Nationale de Paris.

10.11*** Employment Agreement, dated December 14, 1998, between Better Materials Corporation and Craig S. Cinalli (incorporated by reference to Exhibit 10.1 of the Better Minerals & Aggregates Company Quarterly Report on Form 10-Q for the quarter ended March 31, 2000).

10.12*** Amendment No. 1, dated March 15, 2001, to Employment Agreement dated December 14, 1998 between Better Materials Corporation and Craig S. Cinalli (incorporated by reference to Exhibit 10.11 of the Better Minerals & Aggregates Company Annual Report on Form 10-K/A for the year ended December 31, 2000).

10.13*** Severance Agreement, dated August 15, 2000, between U.S. Silica Company and Richard Shearer (incorporated by reference to Exhibit 10.12 of the Better Minerals & Aggregates Company Annual Report on Form 10-K/A for the year ended December 31, 2000).

10.14*** Employment Agreement, dated April 19, 2000, between
Better Minerals & Aggregates Company and Roy Reeves (incorporated by reference to Exhibit 10.13 of the Better Minerals & Aggregates Company Annual Report on Form 10-K/A for the year ended December 31, 2000).

10.15*** Employment Agreement, dated April 19, 2000, between USS Holdings, Inc. and Roy Reeves (incorporated by reference to Exhibit 10.14 of the Better Minerals & Aggregates Company Annual Report on Form 10-K/A for the year ended December 31, 2000).

10.16*** Employment, Consulting and Non-Competition
Agreement, dated December 31, 2000, between USS Holdings, BMAC Holdings, Inc., U.S. Silica Company and Better Minerals & Aggregates Company and Richard Goodell (incorporated by reference to Exhibit 10.15 of the Better Minerals & Aggregates Company Annual Report on Form 10-K/A for the year ended December 31, 2000).


10.17*** Amendment Number One to Employment, Consulting and Non-Competition Agreement, dated February 26, 2002, between USS Holdings, Inc., BMAC Services Co., Inc., BMAC Holdings, Inc., U.S. Silica Company, and Better Minerals & Aggregates Company and Richard Goodell (incorporated by reference to Exhibit
10.16 of the Better Minerals & Aggregates Company Annual Report on Form 10-K for the year ended December 31, 2001).

12.1*** Statement regarding ratio of earnings to fixed charges (incorporated by reference to Exhibit 12.1 of the Better Minerals & Aggregates Company Annual Report on Form 10-K for the year ended December 31, 2001).

21.1*** Subsidiaries of Better Minerals & Aggregates Company (incorporated by reference to Exhibit 21.1 of the Better Minerals & Aggregates Company Annual Report on Form 10-K for the year ended December 31, 2001).

23.1**** Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1 to this registration statement).


23.2** Consent of PricewaterhouseCoopers LLP.

24.1**** Powers of Attorney.

25.1**** Statement of Eligibility and Qualification on Form T-1 of The Bank of New York, as Trustee under the Indenture.

* Incorporated by reference herein to the same exhibit number contained in Registration Statement on Form S-4, File Nos. 333-32518 and 333-32518-01 through 333-32518-14

** Filed herewith

*** Incorporated by reference herein as indicated


**** Filed previously as an exhibit to this Registration Statement